Exhibit 10.12

Execution copy

SENIOR FACILITIES AGREEMENT

Dated 14 January 2020

CANDELA MIDCO LLC

as the Parent

CANDELA MEDICAL HOLDINGS LLC

as Holdco

CARLYLE GLOBAL CREDIT INVESTMENT MANAGEMENT LLC

as Arranger

LUCID AGENCY SERVICES LIMITED

as Facility Agent

LUCID TRUSTEE SERVICES LIMITED

as Security Agent

SIMPSON THACHER & BARTLETT LLP

LONDON

i

THIS AGREEMENT is dated 14 January 2020 and made between:

(1)	CANDELA MIDCO LLC, a company organised under the laws of the State of Delaware (the “Parent”);

(2)	CANDELA MEDICAL HOLDINGS LLC, a company organised under the laws of the State of Delaware (“Holdco”);

(3)	CARLYLE GLOBAL CREDIT INVESTMENT MANAGEMENT LLC as mandated lead arranger (the “Arranger”);

(4)	THE INSTITUTIONS listed in Schedule 1 (The Original Lenders) as lenders (the “Original Lenders”);

(5)

LUCID AGENCY SERVICES LIMITED, a company incorporated under the laws of England and Wales and with registration number 10987833 with its registered office at 6th Floor, No 1 Building 1-5 London Wall Buildings, London Wall, London, United Kingdom, EC2M 5PG as Facility Agent of the other Finance Parties (the “Facility Agent”); and

(6)

LUCID TRUSTEE SERVICES LIMITED, a company incorporated under the laws of England and Wales and with registration number 10992576 with its registered office at 6th Floor, No 1 Building 1-5 London Wall Buildings, London Wall, London, United Kingdom, EC2M 5PG as Security Agent of the other Finance Parties (the “Security Agent”).

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Agreement:

“Acceleration Date” means the date (if any) on which the Facility Agent:

(a)	gives a notice under and in accordance with paragraph (a)(ii) of Clause 21.12 (Acceleration); or

(b)	having placed the Facility on demand pursuant to paragraph (a)(iii) of Clause 21.12 (Acceleration), makes a demand under and in accordance with paragraph (a)(iii) as aforesaid; or

(c)

following the occurrence of an Event of Default under paragraph (b) of Clause 21.6 (Insolvency proceedings) which is then continuing in relation to the Parent (but only for so long as any amount due and payable pursuant to paragraph (b) of Clause 21.12 (Acceleration) remains unpaid), the Facility Agent (acting on the instructions of the Majority Lenders) notifies the Parent in writing that an Acceleration Date has occurred.

“Acceptable Bank” means:

(a)

a bank or financial institution duly authorised under applicable laws to carry on the business of banking (including, without limitation, the business of taking deposits) which is rated at least BBB by S&P or Fitch or at least Baa2 by Moody’s;

(b)	any Finance Party or any Affiliate of a Finance Party (other than the Facility Agent or the Security Agent);

(c)

any other bank or financial institution included in the list of banks provided by the Parent to the Facility Agent in the Agreed Form and, if relevant, the defined banking arrangements stated in that list; or

(d)	any other bank or financial institution approved by the Facility Agent (acting reasonably).

“Accounting Principles” means, in respect of the Parent, Opco Parent or the relevant Holding Company of the Parent, generally accepted accounting principles in the jurisdiction of incorporation of the Parent, Opco Parent or that Holding Company or IFRS, in each case to the extent applicable to the relevant financial statements and as applied by the Parent, Opco Parent or that Holding Company from time to time.

“Acquisition Consideration” has the meaning given to that term in the definition of “Consideration” in this Clause 1.1.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange” means the Facility Agent’s spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market with the Base Currency as of 11.00 a.m. on a particular day (or such other rate as may be agreed by the Facility Agent and the Parent).

“Agreed Form” means, in relation to a document, that it is in a form agreed and/or approved by or on behalf of the Parent and the Facility Agent (each acting reasonably).

“Alternative Market Disruption Event” has the meaning given to that term in Clause 10.2 (Market disruption).

“Alternative Reference Bank Rate” has the meaning given to that term in Clause 10.3 (Alternative Reference Bank Rate).

“Alternative Reference Banks” means the principal London offices of Commerzbank AG, Citibank N.A. and UBS AG or such other banks as may be appointed by the Facility Agent and the Parent from time to time.

“Annual Financial Statements” means the annual audited consolidated financial statements of the Parent (or, as the case may be, a Holding Company of the Parent) delivered to the Facility Agent pursuant to paragraph (a) of Clause 18.1 (Financial Statements).

“Anti-Corruption Laws” means any anti-bribery, anti-corruption or anti-money laundering laws and regulations, including but not limited to, the United Kingdom Bribery Act 2010 (UK Bribery Act) and the US Foreign Corrupt Practices Act of 1977 (FCPA), in each case, to the extent applicable to the Group.

“Apax” means Apax Partners LLP, any Affiliate of Apax Partners LLP and any funds, partnerships or other special purpose entities managed, advised or controlled (directly or indirectly) by Apax Partners LLP or an Affiliate thereof.

“Approved Lender” has the meaning given to that term in Clause 22.2 (Conditions of assignment or transfer).

“Assignment Date” means the date on which an assignment of rights or benefits under the Finance Documents by an Existing Lender to a New Lender in accordance with terms and conditions of Clause 22 (Changes to the Lenders) becomes effective.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration, in each case, required by law or regulation.

“Availability Period” means the period from and including the date of this Agreement to and including the date falling 18 Months after the Closing Date.

“Available Commitment” means, in relation to the Facility, a Lender’s Commitment under the Facility minus:

(a)	the amount of its participation in any outstanding Loan; and

(b)	in relation to any proposed Loan, the amount of its participation in any other Loans that are due to be made on or before the proposed Utilisation Date.

“Available Facility” means, in relation to the Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of the Facility.

“Available Shareholder Amounts” means, at any time, any amounts held by the Group which may, at that time, be paid to one or more of the Equity Investors in accordance with the terms of this Agreement.

“Bank Levy” means any amount payable by any Finance Party or any of its Affiliates on the basis of or in relation to its balance sheet or capital base or any part of that person or its liabilities or minimum regulatory capital or any combination thereof (including, without limitation, the UK bank levy as set out in the Finance Act 2011, the French taxe bancaire de risque systémique levied pursuant to Article 235 ter ZE of the French tax code (Code général des impôts), the French taxe pour le financement du fonds de soutien aux collectivités territoriales levied pursuant to Article 235 ter ZE bis of the French tax code (Code général des impôts) and the German bank levy as set out in the German Restructuring Fund Act 2010 (in each case as amended or reacted) and any tax in any jurisdiction levied on a similar basis or for a similar purpose or any financial activities taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011).

“Base Currency” means US Dollars.

“Base Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Base Reference Banks:

(a)	in relation to LIBOR, as the rate at which the relevant Base Reference Bank could borrow funds in the London interbank market; and

(b)

in relation to EURIBOR, as the rate at which the relevant Base Reference Bank could borrow funds in the European interbank market, in the relevant currency and for the relevant period, were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that period.

“Base Reference Banks” means the principal London offices of Barclays Bank PLC, Credit Suisse International and HSBC Bank plc or such other banks as may be appointed by the Facility Agent and the Parent from time to time.

“Blocking Law” means:

(a)	any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom);

(b)	section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung); and

(c)	any other blocking law or anti-boycott law, and (in each case) any rule, law or regulation giving effect to any of the legislation and/or regulation referred in paragraphs (a) or (b) above.

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding the portion reflecting the applicable Margin, PIK Margin and ignoring the effect of any base rate floor) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period, exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Budget” means any budget delivered by the Parent to the Facility Agent pursuant to Clause 18.4 (Budget).

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in London, New York and:

(a)	(if on that day a payment in or a purchase of a currency (other than Euro) is to be made) the principal financial centre of the country of that currency; or

(b)	(if on that day a payment in or a purchase of Euro is to be made) which is also a TARGET Day.

“Business Plan” means the financial model relating to the Group delivered or to be delivered to the Facility Agent pursuant to Clause 4.1 (Initial conditions precedent).

“Capital Expenditure” has the meaning given to that term in Clause 19.1 (Financial definitions).

“Capitalised Lease Obligations” means, with respect to any person, any rental obligation under any agreement (including any hire purchase payment agreement) which agreement, under the Original Accounting Principles, would be required to be treated as a finance lease or capital lease, but only to the extent of that treatment.

“Cash” means, at any time (without double counting):

(a)	cash in hand (including cash in tills and safes and cash in transit);

(b)

receivables due from a recognised credit or debit card provider or financial institution arising out of the use of a credit or debit card issued by such provider or financial institution (or any equivalent or similar receivables);

(c)	cash amounts placed on deposit; and

(d)	any credit balance on an account in the name of one or more member of the Group and to which one or more member of the Group is alone beneficially entitled.

“Cash Equivalent Investments” means:

(a)

debt securities or other investments in marketable obligations issued by, or unconditionally guaranteed by, the government of the United States of America, the United Kingdom, Spain, Switzerland, Japan, any member state of the European Economic Area, any Participating Member State or Australia or by any agency of any of them having an equivalent credit rating which are not convertible into any other form of security, which are rated at least A-1 or higher by S&P or Fitch or at least P-1 by Moody’s (or, in each case, an equivalent long term rating) and having not more than one year to final maturity;

(b)

open market commercial paper or other debt securities for which a recognised trading market exists which are not convertible, at the option of the issuer, into any other form of security and having not more than one year to final maturity, which are rated at least P-1 by Moody’s or A- 1 by S&P or Fitch (or, in each case, an equivalent long term rating) and which are not issued or guaranteed by any member of the Group;

(c)	certificates of deposit issued by, and acceptances by, banking institutions rated at least P-1 by Moody’s or A-1 by S&P or Fitch (or, in each case, an equivalent long term rating);

(d)

bills of exchange issued in the United States of America, the United Kingdom, Spain, Switzerland, Japan, any member state of the European Economic Area, any Participating Member State or Australia eligible for rediscount at the relevant central bank and accepted by an Acceptable Bank (or any dematerialised equivalent);

(e)

investments in money market funds or enhanced yield funds at all times rated at least P-1 by Moody’s or A-1 by S&P or Fitch (or, in each case, an equivalent long term rating) which invest substantially all their assets in securities of the type described in paragraphs (a) to (c) above; and

(f)	other securities (if any) approved in writing by the Facility Agent.

“Certain Funds Default” means an Event of Default arising under:

(a)	Clause 21.1 (Non-payment);

(b)	Clause 21.2 (Other obligations), but only to the extent it consists of a breach of the undertakings contained in:

(i)	Clause 20.4 (Merger);

(ii)	Clause 20.5 (Acquisitions);

(iii)	Clause 20.6 (Joint Ventures);

(iv)	Clause 20.8 (Negative pledge);

(v)	Clause 20.9 (Disposals);

(vi)	Clause 20.11 (Loans or Credit);

(vii)	Clause 20.12 (No guarantees or indemnities);

(viii)	Clause 20.13 (Dividends and other restricted payments); or

(ix)	Clause 20.15 (Financial Indebtedness);

(c)	Clause 21.3 (Misrepresentation), but only to the extent it consists of a breach of the representations and warranties contained in:

(i)	Clause 17.1 (Status);

(ii)	Clause 17.2 (Binding obligations);

(iii)	Clause 17.3 (Non-conflict with other obligations);

(iv)	Clause 17.4 (Power and authority); or

(v)	Clause 17.20 (The Parent);

(d)	Clause 21.5 (Insolvency) or Clause 21.6 (Insolvency proceedings); or

(e)	Clause 21.8 (Unlawfulness, invalidity, rescission and repudiation),

in each case as it relates to the Parent only (and excluding any procurement obligations on the part of the Parent).

“Certain Funds Period” means the period from and including the date of this Agreement to and including 11.59 p.m. on the Closing Date.

“Change of Control” has the meaning given to that term in Clause 7.7 (Exit).

“Charged Property” means all of the assets which from time to time are the subject of Transaction Security.

“Closing Date” means the date on which the first Loan is made under this Agreement. “Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Commitment” in Schedule 1 (The Original Lenders) and the amount of any other Commitment transferred to it or assumed by it under and in accordance with this Agreement; and

(b)	in relation to any other Lender, the amount of any Commitment assumed by or transferred to it under this Agreement,

to the extent:

(i)	not cancelled, reduced or transferred by it under this Agreement; and

(ii)	not deemed to be zero pursuant to Clause 23 (Debt Purchase Transactions) or increased under Clause 2.3 (Increase – General) or Clause 2.6 (Increase – Opco Funding).

“Commitment Time” has the meaning given to that term in the definition of “Consideration” in this Clause 1.1.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate) or in any other form agreed by the Facility Agent and the Parent.

“Confidential Information” means all information relating to the Parent, the Group, the Finance Documents, the Transaction Documents, the Transaction or the Facility of which a Finance Party is or becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:

(a)	any member of the Group or any of their respective advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party from any member of the Group or any of their respective advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:

(i)	is or becomes public information other than as a result of any breach by that Finance Party or any of its Affiliates of Clause 37 (Confidentiality); or

(ii)	is expressly identified in writing at the time of delivery as non-confidential by any member of the Group or any of their respective advisers; or

(iii)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is unconnected with the Group and which, in either case, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

“Confidentiality Undertaking” has the meaning given to that term in Clause 37.2 (Disclosure of Confidential Information).

“Connected Person” means:

(a) any Investor;

(b)	any person through which the Investors hold their ownership interest in the Group; and

(c)	an Affiliate of an Investor or a person referred to in paragraph (b) above,

in each case in its capacity as the holder of a direct or indirect ownership interest in the Parent (and not as an officer, director, employee, trading counterparty, provider of banking or other services, Finance Party or otherwise) and excluding any member of the Group, any Dedicated Entity and, for the avoidance of doubt, any portfolio company, business or other investment (other than any entity which is solely an ultimate shareholder holding vehicle for such an investment) in which any of the persons listed in paragraphs (a) to (c) above has an interest.

“Consideration” means (without double counting) the aggregate of:

(a)

the cash consideration payable in respect of the Proposed Target to persons which are not a member of the Group (the “Acquisition Consideration”) (including any deferred consideration that the Parent (acting reasonably) projects at the time the member of the Group contractually commits to making the proposed acquisition (the “Commitment Time”) will become payable by the Group, but excluding any adjustments relating to working capital); and

(b)

any Financial Indebtedness remaining in the Proposed Target immediately following its acquisition (excluding any working capital related indebtedness and any Financial Indebtedness that is permitted to remain outstanding under Clause 20.15 (Financial Indebtedness) (other than pursuant to paragraph (b)(x) of that Clause) and less any Cash and Cash Equivalent Investments held by the Proposed Target at that time (and on the basis that the Proposed Target is a member of the Group or owned by a member of the Group)), provided that if the acquisition does not relate to all ownership interests in the relevant person or, as the case may be, the whole of the relevant business or undertaking, the amount taken into account pursuant to this paragraph (b) shall be the percentage amount equal to the percentage of the person, business or undertaking the subject of the acquisition.

“Consolidated EBITDA” has the meaning given to that term in Clause 19.1 (Financial definitions).

“Consolidated Net Debt” has the meaning given to that term in Clause 19.1 (Financial definitions).

“Debt Cover” has the meaning given to that term in Clause 19.1 (Financial definitions).

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub-participation in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to an assignment, transfer or sub-participation in respect of,

any Commitment or amount outstanding under this Agreement.

“Dedicated Entity” means a person established primarily for the purpose of making, purchasing or investing in loans or debt securities and which is managed or controlled independently from funds or partnerships managed or controlled by Apax Partners LLP (or any Affiliate of Apax Partners LLP which has an ownership interest in the Group).

“Default” means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default, provided that any such event or circumstance which requires the satisfaction of a condition as to materiality before it becomes an Event of Default shall not be a Default unless that condition is satisfied.

“Defaulting Lender” means any Lender:

(a)

which has failed to make its participation in a Loan available or has notified the Facility Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ participation);

(b)	which has otherwise rescinded or repudiated a Finance Document; or

(c)	with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent in accordance with the terms of the Finance Documents.

“Discharge Date” means the first date on which all amounts owing under the Finance Documents by the Parent have been fully and finally discharged, whether or not as a result of enforcement, and the Lenders are under no further obligation to provide financial accommodation to the Parent under the Finance Documents.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Effective Yield” means, as of any date of determination, the sum of (without double counting):

(a)	the higher of:

(i)	the applicable IBOR rate on such date for a deposit in the applicable currency with a maturity of one month; and

(ii)	the applicable IBOR floor, if any, with respect to the relevant Financial Indebtedness as of such date;

(b)	the relevant interest rate margin as of such date; and

(c)

the amount of any applicable original issue discount and similar upfront fees paid by the Group on the relevant Financial Indebtedness (converted to yield assuming a three-year average life and without any present value discount) to the relevant lenders or other providers of such Financial Indebtedness generally (excluding, for the avoidance of doubt, any arrangement, upfront, commitment, structuring, underwriting, amendment or other similar fees payable in connection with the relevant Financial Indebtedness to the extent such amounts are not shared generally with lenders pursuant to and as part of primary syndication of the relevant Financial Indebtedness).

“Employee Support Amount” has the meaning given to that term in Clause 20.11 (Loans or Credit).

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the environment;

(b)	harm to or the protection of human health; or

(c)	the health of animals or plants.

“Equity Investor” has the meaning given to that term in Clause 7.7 (Exit).

“EURIBOR” means, in relation to any Loan or overdue amount in Euro:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Interest Period of that Loan or overdue amount) the Interpolated Screen Rate for that Loan or overdue amount; or

(c)	if:

(i)	no Screen Rate is available for the Interest Period of that Loan or overdue amount; and

(ii)	it is not possible to calculate an Interpolated Screen Rate for that Loan or overdue amount,

the Base Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Rate Fixing Day for the offering of deposits in Euro for a period equal in length to the Interest Period of the relevant Loan or overdue amount (and, if that rate is less than zero, EURIBOR shall be deemed to be zero). Notwithstanding anything to the contrary, the Facility Agent may (with the prior written consent of the Parent) specify another page, service or method for determining EURIBOR for any currency for the purposes of the Finance Documents (including, for the avoidance of doubt, any alternative benchmark, base rate or reference rate which may be available in relation to that currency at the relevant time).

“Event of Default” means any event or circumstance specified as such in Clause 21 (Events of Default).

“Excluded Event” means:

(a)	any withdrawal of any participating member state of the European Union from the single currency of the participating member states of the European Union;

(b)	any redenomination of the Euro into any other currency by the government of any current or former participating member state of the European Union;

(c)	any withdrawal (or any vote or referendum electing to withdraw or notice to withdraw) of any member state from the European Union;

(d)	the implementation of the Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting;

(e)	any anti-tax avoidance directive or legislation; and

(f)	any other similar or equivalent event, step, matter or action (whether in relation to any currency, country, state, agency of state, organisation, legislation or otherwise).

“Facility” means the term loan facility made available under this Agreement as described in Clause 2 (The Facility).

“Facility Change” has the meaning given to that term in Clause 35.2 (Exceptions).

“Facility Office” means the office or offices notified by a Lender to the Facility Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“FATCA” means any Tax imposed under or required by:

(a)	Sections 1471 through 1474 of the US Internal Revenue Code or any associated regulations or other official guidance;

(b)

any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or

(c)	any agreement pursuant to the implementation of paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

“Fee Letter” means any letter or letters entered into by reference to this Agreement between any one or more of the Finance Parties and the Parent setting out any of the fees payable in relation to the Facility, including those fees referred to in Clause 11 (Fees).

“Finance Document” means each of:

(a)	this Agreement;

(b)	any Fee Letter;

(c)	any Transaction Security Document; (d) any Utilisation Request;

(e)	any Compliance Certificate; and

(f)	any other document or agreement designated as such by the Facility Agent and the Parent.

“Finance Party” means the Facility Agent, the Arrangers, the Security Agent or a Lender.

“Financial Indebtedness” means (without double counting) any indebtedness for or in respect of:

(a)	monies borrowed;

(b)

any amount raised by acceptance under any acceptance credit facility or by a bill discounting or factoring credit facility or dematerialised equivalents thereof (other than to the extent the same is discounted or factored on a non-recourse basis);

(c)

any amount raised pursuant to any note purchase facility or the issue of bonds (other than any performance or advance payment bond or other similar instrument), notes, debentures, loan stock or any similar instrument;

(d)	the amount of any Capitalised Lease Obligation;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

(f)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price and, when calculating the amount of any derivative transaction, only the marked to market value shall be taken into account (provided that for the purposes of Clause 21.4 (Cross default) only the net amount not paid or which is payable by the relevant member of the Group shall be included);

(g)

a deferred payment in respect of the acquisition cost of any asset where the deferred payment is arranged primarily as a method of raising finance and is treated as a borrowing in accordance with the Original Accounting Principles and in circumstances where the deferred payment remains due more than 180 days after the expiry of the period customarily allowed by the relevant supplier for payment (save where the payment deferral results from the delayed or non-satisfaction of contract terms by the supplier, from a dispute carried out in good faith or from contract terms establishing payment schedules tied to total or partial contract completion and/or to the results of operational testing procedures and, for the avoidance of doubt, excluding earn outs and other contingent consideration arrangements);

(h)

any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument (each an “instrument”), in each case only to the extent issued by a bank or financial institution and provided that the underlying obligation in respect of which the instrument was issued would, under one or more of the other paragraphs of this definition, be treated as being Financial Indebtedness;

(i)	any shares which are expressed to be redeemable at the option of the owner (legal or beneficial) of such shares prior to the date six Months after the Termination Date;

(j)

any amount raised under any other transaction (including any forward sale or purchase agreement) not of a type contemplated by the other paragraphs of this definition having the commercial effect of a borrowing and which is treated as such under the Original Accounting Principles; and

(k)	the amount of any liability in respect of any guarantee or indemnity or similar assurance against financial loss for any of the items referred to in the preceding paragraphs of this definition,

but excluding for the avoidance of doubt all pension-related liabilities, indebtedness in respect of any lease, concession or license treated as an operating lease under the Original Accounting Principles, obligations in respect of any license, permit or other approval arising in the ordinary course of business, liabilities in respect of asset retirement obligations and any accrued expenses and trade payables and so that, where the amount of Financial Indebtedness falls to be calculated or where the existence (or otherwise) of any Financial Indebtedness is to be established:

(i)	Financial Indebtedness owed by one member of the Group to another member of the Group shall not be taken into account; and

(ii)	no amount due or outstanding in respect of any Permitted Subordinated Debt shall be taken into account.

“Financial Quarter” has the meaning given to that term in Clause 19.1 (Financial definitions).

“Financial Statements” means Annual Financial Statements, Quarterly Financial Statements or

Monthly Financial Statements, as applicable.

“Fitch” means Fitch Ratings Ltd. or any successor to its ratings business.

“Funds Flow Memorandum” has the meaning given to that term in Clause 4.1 (Initial conditions precedent).

“Group” means the Parent and its Subsidiaries for the time being.

“Group Structure Chart” means the structure chart of the Group delivered to the Facility Agent pursuant to Clause 4.1 (Initial conditions precedent).

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“IBOR” means EURIBOR or LIBOR, as appropriate.

“IFRS” means International Financial Reporting Standards (formerly International Accounting Standards) endorsed from time to time by the European Union or any variation thereof with which the Parent or its Subsidiaries are, or may be, required to comply (to the extent applicable to the relevant financial statements).

“Impaired Agent” means the Facility Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	it otherwise rescinds or repudiates a Finance Document;

(c)

(if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender” and in the case of events or circumstances referred to in paragraph (a) none of the exceptions apply to that paragraph; or

(d)	an Insolvency Event has occurred and is continuing with respect to it;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)	administrative or technical error; or

(B)	a Disruption Event; and

payment is made within three Business Days of its due date; or

(ii)	the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Commitment Effective Date” has the meaning given to that term in Clause 2.6 (Increase – Opco Funding).

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 10 (Form of Increase Confirmation) or in any other form agreed by the Facility Agent and the Parent.

“Increase Lender” has the meaning given to that term in Clause 2.3 (Increase – General).

“Increase Opco Lender” has the meaning given to that term in Clause 2.6 (Increase – Opco Funding).

“Increase Opco Loan” has the meaning given to that term in Clause 2.6 (Increase – Opco Funding).

“Increase Opco Loan PIK Interest” has the meaning given to that term in Clause 8.5 (PIK Interest).

“Increase Opco Majority Lenders” means, at any time, subject to Clause 23 (Debt Purchase Transactions) and Clause 35 (Amendments and Waivers), a Lender or Lenders whose Commitments aggregate at least 90 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated at least 90 per cent. of the Total Commitments immediately prior to that reduction).

“Increased Costs Lender” has the meaning given to that term in Clause 35.3 (Replacement of

Lenders).

“Insolvency Event” means, in relation to a Finance Party, that the Finance Party:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)

has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)

has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for its winding-up, official management, examinership or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)

seeks or becomes subject to the appointment of an administrator, examiner, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets;

(i)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Insurance” means any contract of insurance taken out by or on behalf of a member of the Group or under which it has a right to claim.

“Intellectual Property” means:

(a)

any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, know-how, data base rights, domain names, logos, and other intellectual property rights and interests, whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Group.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9.1 (Selection of Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

“Interpolated Screen Rate” means, in relation to IBOR for any Loan or overdue amount, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan or overdue amount; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan or overdue amount,

each as of the Specified Time on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount.

“Investor Documents” means:

(a)	the constitutional documents of the Parent; and

(b)	any Permitted Subordinated Debt Document.

“Investors” means Apax, in each case to the extent it holds and continues to hold a direct or indirect ownership interest in the Parent and in its capacity as such a holder (and not as an officer, director, employee, trading counterparty, provider of banking or other services, Finance Party (other than for the purpose of, and without prejudice to the provisions of, Clause 23 (Debt Purchase Transactions)) or otherwise) and excluding any member of the Group, any Dedicated Entity and, for the avoidance of doubt, any portfolio company, business or other investment (other than any entity which is solely an ultimate shareholder holding vehicle for such an investment) in which Apax or any such person has an interest.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity, which in any such case is an entity:

(a)	in which a member of the Group directly or indirectly holds shares or an equivalent equity ownership interest; and

(b)	in which the Group does not beneficially own, directly or indirectly, more than half the issued voting share capital or equivalent voting equity ownership interests.

“Joint Venture Investment” has the meaning given to that term in Clause 20.6 (Joint Ventures).

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, bankruptcy, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;

(b)

the time barring of claims under applicable limitation laws (including the Limitation Acts), the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction;

(c)

any general principles, reservations or qualifications, in each case as to matters of law as set out in any legal opinion delivered to the Facility Agent pursuant to Clause 4.1 (Initial conditions precedent) or delivered under any other provision of or otherwise in connection with any Finance Document;

(d)	the principle that any additional interest imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e)

the principle that in certain circumstances security granted by way of fixed charge may be characterised as a floating charge or that security purported to be constituted by way of an assignment may be recharacterised as a charge;

(f)	the principle that an English court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(g)

the principle that the creation or purported creation of Security over any contract or agreement which is subject to a prohibition against transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach entitling the contracting party to terminate or take any other action in relation to such contract or agreement; and

(h)	similar principles, rights and defences under the laws of any jurisdiction to the extent that they are relevant and applicable.

“Lender” means:

(a)	any Original Lender; and

(b)	any bank, financial institution, trust, fund or other entity which has become a Lender in accordance with Clause 2.3 (Increase - General) or Clause 22 (Changes to the Lenders),

which in each case has not ceased to be a Lender in accordance with the terms of this Agreement.

“LIBOR” means, in relation to any Loan or overdue amount denominated in any currency other than Euro:

(a)	the applicable Screen Rate; or

(b)	(if no Screen Rate is available for the Interest Period of that Loan or overdue amount) the Interpolated Screen Rate for that Loan or overdue amount; or

(c)	if:

(i)	no Screen Rate is available for the currency of that Loan or overdue amount; and

(ii)	it is not possible to calculate an Interpolated Screen Rate for that Loan or overdue amount,

the Base Reference Bank Rate,

as of, in the case of paragraphs (a) and (c) above, the Specified Time on the Rate Fixing Day for the offering of deposits in the currency of that Loan or overdue amount for a period equal in length to the Interest Period of that Loan or overdue amount (and, if that rate is less than zero, LIBOR shall be deemed to be zero). Notwithstanding anything to the contrary, the Facility Agent may (with the prior written consent of the Parent) specify another page, service or method for determining LIBOR for any currency for the purposes of the Finance Documents (including, for the avoidance of doubt, any alternative benchmark, base rate or reference rate which may be available in relation to that currency at the relevant time).

“Limitation Acts” mean the Limitation Act 1980 and the Foreign Limitation Periods Act 1984.

“Listing” means a listing of all or any part of the share capital of any member of the Group or any

Holding Company of the Parent on any recognised investment exchange or any other sale or issue by way of flotation or public offering in relation to any member of the Group or any Holding Company of the Parent.

“Loan” means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan.

“LTM EBITDA” means, on any day:

(a)	Consolidated EBITDA as stated in the most recently delivered Compliance Certificate; or

(b)

if no Compliance Certificate has yet been delivered under this Agreement, Consolidated EBITDA as determined by the Parent for the most recently ended Relevant Period for which the Parent has sufficient available information so as to be able to determine Consolidated EBITDA, in each case as may be adjusted in accordance with Clause 19.2 (Financial Testing) and provided that in the event any indebtedness, loan, investment, disposal, guarantee, payment, non-payment or other transaction is committed, incurred or made (or, as the case may be, not made) by any member of the Group based on the amount of the LTM EBITDA as at any particular date, that indebtedness, loan, investment, disposal, guarantee, payment, non-payment or other transaction shall not constitute, or be deemed to constitute, or result in, a breach of any provision of the Finance Documents if there is a subsequent change in the amount of the LTM EBITDA.

“Majority Lenders” means, at any time, subject to Clause 23 (Debt Purchase Transactions) and Clause 35 (Amendments and Waivers), a Lender or Lenders whose Commitments aggregate at least 66.66 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated at least 66.66 per cent. of the Total Commitments immediately prior to that reduction).

“Margin” means 6.50 per cent. per annum.

“Market Disruption Event” has the meaning given to that term in Clause 10.2 (Market disruption).

“Material Adverse Effect” means any event or circumstance which, taking into account all relevant circumstances, has a material adverse effect on:

(a)	the business, assets or financial condition of the Group taken as a whole; or

(b)	the ability of the Group taken as a whole to perform its payment obligations under the Finance Documents.

“Material Company” means, at any time:

(a)	the Parent;

(b)

a member of the Group which has earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA) representing 5 per cent. or more of Consolidated EBITDA, in each case calculated on an unconsolidated basis and excluding intra-group items;

(c)	each Holding Company (provided that it is a member of the Group) of any company that is a Material Company pursuant to paragraph (b) above; and

(d)

a Subsidiary of the Parent (the “Transferee Subsidiary”) to which it has been transferred (whether in a single transaction or a series of transactions, whether related or not) the whole or substantially the whole of the assets of a Subsidiary which immediately prior to such transaction(s) was a Material Company (provided that the Transferee Subsidiary shall cease to be a Material Company if on any future determination of the conditions set out in this definition the Transferee Subsidiary does not fall within paragraphs (a) to (c) above).

For the purposes of this definition if a Subsidiary becomes a Material Company under paragraph (d) above, the Material Company by which the relevant transfer was made (the “Transferring Subsidiary”) shall cease to be a Material Company (without prejudice to the operation of paragraphs (a) to (c) above in relation to the Transferring Subsidiary on the next determination of the conditions set out in this definition).

Compliance with the conditions set out in paragraph (c) above shall be determined on an annual basis by reference to:

(i)	the Annual Financial Statements most recently delivered to the Facility Agent (and/or the Compliance Certificate supplied by the Parent with such Annual Financial Statements); and/or

(ii)

the annual financial statements of the relevant Subsidiary for the relevant financial year (unconsolidated in the case of a Subsidiary which itself has Subsidiaries and excluding all intra-group items), or, if such financial statements are not available or required by law, such other accounts as are available, provided that, prior to delivery of any Annual Financial Statements pursuant to Clause 18 (Information Undertakings), any relevant calculation shall be as determined by the Parent (acting reasonably and based on such information as is available to it).

A certificate from the Parent as to the identity of the Material Companies shall be prima facie evidence thereof.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last month of any period. Monthly shall be construed accordingly.

“Monthly Financial Statements” means the monthly consolidated financial statements of the Parent (or, as the case may be, the Opco Parent or a Holding Company of the Parent) delivered to the Facility Agent pursuant to paragraph (c) of Clause 18.1 (Financial Statements).

“Moody’s” means Moody’s Investors Service Limited or any successor to its ratings business.

“ New Equity” means:

(a)	a subscription for shares in, and any capital contributions to, the Parent; and

(b)	any other form of equity contribution to the Parent previously agreed to by the Facility Agent (acting reasonably) in writing.

“New Lender” has the meaning given to that term in Clause 22.1 (Assignments and transfers by the

Lenders).

“New Lender Certificate” means a Transfer Certificate and/or any other assignment or transfer document entered into in accordance with the terms and conditions of this Agreement pursuant to which a person becomes party to this Agreement as a Lender, in each case as the context requires.

“Non-Consenting Lender” has the meaning given to that term in Clause 35.3 (Replacement of Lenders).

“Non-Funding Lender” has the meaning given to that term in Clause 35.3 (Replacement of Lenders).

“Opco Alternative Financing” means:

(a)	in the case of the Opco Revolving Facility, any replacement revolving financing; and

(b)	any other revolving facility, asset backed lending facility and/or similar or equivalent facility or financial accommodation,

in each case, incurred or otherwise outstanding under paragraph (b)(viii) of Clause 20.15 (Financial Indebtedness).

“Opco Event of Default” means:

(a)	in the case of the Opco Revolving Facility, an Event of Default (as defined in the Opco Revolving Facility Agreement) that has occurred and is continuing under any of:

(i)	section 8.01(a) (Non Payment);

(ii)	section 8.01(b)(ii) (Specific Covenants); and/or

(iii)	section 8.01(f) (Insolvency Provisions),

of the Opco Revolving Facility Agreement; and

(b)

in the case of an Opco Alternative Financing, a payment, financial covenant and/or insolvency event of default (howsover described) that has occurred and is continuing under the relevant financing agreement for such Opco Alternative Financing.

“Opco Group” means the Opco Parent and its Subsidiaries for the time being.

“Opco Parent” means Candela Holdings LLC.

“Opco Revolving Facility” means the revolving facility made available under the Opco Revolving Facility Agreement.

“Opco Revolving Facility Agreement” means the revolving facility agreement dated as of 20 September 2017 between, amongst others, Syneron, Inc. and Syneron Medical Ltd. as Borrowers and ING Capital LLC as Administrative Agent and Collateral Agent.

“Original Accounting Principles” means the accounting principles and accounting practices consistent with US GAAP as applied in the Original Financial Statements (as determined by the Parent in good faith).

“Original Financial Statements” means:

(a)	the annual audited consolidated financial statements of the Opco Parent for the financial year ending 31 December 2018 (as delivered to the Arranger prior to the date of this Agreement); and

(b)	the quarterly consolidated financial statements of the Opco Parent for the Financial Quarter ending 30 September 2019 (as delivered to the Arranger prior to the date of this Agreement).

“Original Lender” means a Lender listed in Schedule 1 (The Original Lenders) as having a Commitment.

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Perfection Requirements” means the making or the procuring of the necessary or appropriate delivery of deliverables under, or registrations, filings, endorsements, notarisations, stampings and/or notifications of, the Finance Documents and/or the Transaction Security created thereunder (including any such action contemplated by any legal opinion delivered under or in connection with any Finance Document).

“Permitted Acquisition” means an acquisition satisfying the requirements of paragraph (b)(viii), (b)(ix), (b)(x), (b)(xi) or (b)(xii) of Clause 20.5 (Acquisitions).

“Permitted Funding” means New Equity, Permitted Subordinated Debt, Available Shareholder Amounts, Permitted Financial Indebtedness, Retained Net Proceeds and/or any amounts received from any person which is not a member of the Group for the purpose of, or with the intention that such amounts would be used for, the relevant expenditure (including prepayments under any relevant contractual arrangements, investment grants and capital contributions received from landlords in relation to real property).

“Permitted Payments” means, by the Parent:

(a)	the payment (directly or indirectly, including via a Holding Company or any other person):

(i)	of any amount payable in respect of Transaction Costs;

(ii)	of reasonable third party costs and expenses incurred by Apax, any Connected Person and/or any Holding Company of the Parent in connection with the Transaction Documents;

(iii)

of financial arrangement and/or other one-off fees to Apax and/or any other Connected Person not exceeding US$2,500,000 (or its equivalent in other currencies) during the life of the Facility (provided that no Event of Default is continuing or would occur as a direct result of the payment being made);

(iv)

of annual investor advisory fees not exceeding US$500,000 (or its equivalent in other currencies) or, if higher, 2% of LTM EBITDA in any financial year of the Parent (provided that no Event of Default is continuing or would occur as a direct result of the payment being made);

(v)

of any amount not exceeding US$5,000,000 (or its equivalent in other currencies) during the life of the Facility to Apax, any of the Connected Persons and/or any Holding Company of the Parent or any of their respective professional advisers in connection with corporate finance, M&A, consulting or transaction advice and/or services actually provided to the Group on bona fide arm’s length or better commercial terms;

(vi)	of amounts in order, and to the extent necessary, to:

(A)

enable the Holding Companies of the Parent to pay their operating costs and any audit fees, legal fees, directors’ endowments, directors’ insurance and any other fees, costs, expenses or other amounts arising by operation of law or in the ordinary course of being a holding company of the Group (including costs and expenses incurred in establishing and maintaining any management equity plan, incentive plan or other similar scheme) or otherwise attributable to the business of the Group or required to register and maintain their corporate existence;

(B)

directly or indirectly acquire shares or other ownership interests held by current, past or future employees or members of management (or any trust or other entity in respect of any management equity plan, incentive plan or other similar scheme) and/or to purchase or repay any related loans and other amounts and/or to make compensation payments to management or employee leavers;

(C)

pay all Taxes for which any Holding Companies of the Parent are liable to the extent that those Taxes are attributable to the business of the Group or acting as a holding company of the Group and to the extent that the Taxes do not arise as a result of activities that are in breach of this Agreement, provided that no member of the Group may make any payment pursuant to this sub-paragraph (C) in respect of Taxes to any Holding Company of the Parent unless the amount so paid is to be used by the ultimate recipient in order to make a payment to the relevant tax authorities within ninety days of such payment being made or to reimburse it in respect of such a payment made to the relevant tax authorities;

(D)	meet substance requirements for Tax purposes; and

(E)

to pay for any reasonable remuneration due under any employment contracts for employees of the Parent or its Holding Companies or service contracts for directors of any Holding Companies of the Parent to the extent that such service contracts are attributable to it being a holding company of the Group;

(b)

any payment (whether by way of dividend, repayment or prepayment of any amount payable under the Permitted Subordinated Debt Documents, loan or otherwise) provided that the Debt Cover ratio as at the end of the most recent completed Relevant Period in respect of which a Compliance Certificate has been delivered was less than or equal to 1.0:1 (adjusted on a pro forma basis to take account of the relevant payment, and any other payments made after the end of that Relevant Period pursuant to this sub-paragraph (b), as if those payments had been made on the last day of that Relevant Period);

(c)	any payments that are contemplated to be made under or pursuant to any of the steps set out in the Structure Memorandum;

(d)	any payment or transaction made under or pursuant to, or otherwise expressly contemplated by the terms of, any Finance Document;

(e)

any payment, step, action or matter arising in connection with any actual, proposed or future payment of Tax (including as a consequence of any ‘group contributions’ or similar or equivalent arrangements) relating to the activities of the Group or arising as a result of a person being a Holding Company of a member of the Group; and

(f)

any payments provided that the maximum aggregate amount paid by members of the Group pursuant to this paragraph (f) does not exceed US$1,000,000 (or its equivalent in other currencies) in any financial year of the Parent.

For the avoidance of doubt, any “payment” referred to in paragraphs (a) to (f) above as a Permitted Payment may be paid in any manner whatsoever (including, without limitation, by way of dividend, reduction of capital, loan, fee, charge, repayment, prepayment, redemption, set-off, acquisition of liabilities or other discharge). In addition, to the extent that any member of the Group is permitted to make any payment to a person as a Permitted Payment (other than any such payment permitted to be made under paragraph (a)(iii), (a)(iv), (b) or (f) above), that member of the Group shall be permitted to issue a guarantee in respect of any obligations of that person (or otherwise for the benefit of that person) up to the amount of, and in place of, making all or any part of that payment (with any such guarantee being a Permitted Payment).

“Permitted Reorganisation” means:

(a)	an acquisition by way of merger (not involving the Parent) provided that the acquisition is a Permitted Acquisition;

(b)

an amalgamation, demerger, merger, consolidation, re-organisation, corporate reconstruction or similar or equivalent transaction of a member of the Group (not involving as its subject the Parent, unless following the relevant transaction the Parent will continue to own all the shares or other equivalent ownership interests in a person which acts as the common holding company for all operating entities in the Group) whether in relation to the business or assets or shares of that member of the Group or otherwise, where all of the business and assets of that member remain within the Group and the percentage of any minority interest in any member of the Group held by any person which is not a member of the Group is not increased (in each case to the extent still in existence and unless constituting a disposal not prohibited by Clause 20.9 (Disposals) (or the relevant business, assets and/or shares could have otherwise been disposed of in accordance with Clause 20.9 (Disposals)), excluding for this purpose paragraph (b)(ix) of that Clause);

(c)	any other amalgamation, demerger, merger, consolidation or corporate reconstruction to which the Majority Lenders have given their consent;

(d)	any step or other matter set out in or contemplated by the Structure Memorandum;

(e)	any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security given, or other transaction arising, under the Finance Documents; and

(f)	any step or other matter arising as a consequence of an undertaking or other obligation in this Agreement.

“Permitted Subordinated Debt” means any loan made to the Parent or other indebtedness incurred by the Parent which would, save for paragraph (ii) of the definition of Financial Indebtedness, constitute Financial Indebtedness:

(a)	which:

(i)	does not provide for any cash pay interest on or before the date falling 6 Months after the Termination Date (in each case unless permitted by this Agreement);

(ii)	has a maturity date later than the date falling 6 Months after the Termination Date;

(iii)	does not receive any credit support from any member of the Group other than the Parent as borrower on an unsecured basis;

(iv)	is owed to Holdco and is subject to Transaction Security; and

(v)	is subordinated on terms acceptable to the Facility Agent (acting reasonably); or

(b)	which, if it does not fall within paragraph (a) above, is otherwise on terms acceptable to, and approved by, the Majority Lenders (acting reasonably).

“Permitted Subordinated Debt Document” means each document evidencing Permitted Subordinated Debt.

“PIK Interest” has the meaning given to that term in paragraph (a) of Clause 8.5 (PIK Interest).

“PIK Margin” means 5.00 per cent. per annum.

“Pro Forma Adjustment” has the meaning given to that term in Clause 19.2 (Financial Testing).

“Pro Rata Share” means the proportion which a Lender’s Available Commitment under the Facility bears to the Available Facility.

“Quarterly Financial Statements” means the quarterly consolidated financial statements of the Parent (or, as the case may be, the Opco Parent or a Holding Company of the Parent) delivered to the Facility Agent pursuant to paragraph (b) of Clause 18.1 (Financial Statements).

“Rate Fixing Day” means:

(a)	the first day of an Interest Period for a Loan denominated in Sterling;

(b)	the second Business Day before the first day of an Interest Period for a Loan denominated in any other currency (other than Euro); or

(c)	the second TARGET Day before the first day of an Interest Period for a Loan denominated in Euro,

or such other day as the Facility Agent determines is generally treated as the rate fixing day in the relevant currency by market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one date, the Rate Fixing Day will be the last of those days).

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reconciliation Statement” has the meaning given to that term in Clause 18.3 (Requirements as to Financial Statements).

“Recovering Finance Party” has the meaning given to that term in Clause 27.1 (Payments to Finance Parties).

“Related Fund” means, in relation to a trust, fund or other entity, another trust, fund or other entity or account which:

(a)	is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets; and

(b)

has the same fund manager or asset manager or, if managed by different fund managers or asset managers, the fund managers or asset managers are Affiliates, or is owned by the same person as the first trust, fund or other entity or account.

“Relevant Interbank Market” means:

(a)	in relation to Euro, the European interbank market; and

(b)	in relation to any other currency, the London interbank market.

“Relevant Period” has the meaning given to that term in Clause 19.1 (Financial definitions).

“Repeating Representations” means the representations and warranties in Clause 17.1 (Status), Clause 17.2 (Binding obligations), Clause 17.3 (Non-conflict with other obligations), Clause 17.4 (Power and authority), Clause 17.5 (Authorisations) and paragraph (a) of Clause 17.8 (No default).

“Restricted Party” means a person that is:

(a)	listed on, or owned or controlled by a person listed on, one or more Sanctions Lists;

(b)

located in, ordinarily resident in, operating in or organised under the laws of, or owned or controlled by, or acting on behalf of, a person located in, organised under the laws of, a country or territory that is the subject of country or territory-wide Sanctions (including, but not limited to, at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria) which apply directly to that person; or

(c)	otherwise a subject of Sanctions.

“Retained Net Proceeds” means any proceeds of any disposal, claim or Listing not required to be applied in mandatory prepayment of Financial Indebtedness of the Opco Group (including amounts available for reinvestment).

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or any successor to its ratings business.

“Sale” has the meaning given to that term in Clause 7.7 (Exit).

“Sanctions” means, for so long as they remain in force, any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by a Sanctions Authority.

“Sanctions Authority” means:

(a)	the United Nations;

(b)	the United States of America;

(c)	the European Union;

(d)	any member state of the European Union;

(e)	the United Kingdom; and

(f)	the respective governmental institutions and agencies of any of paragraphs (a) to (e) above, including, without limitation, OFAC, the US Department of State and Her Majesty’s Treasury.

“Sanctions List” means:

(a)	the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List and the Sectoral Sanctions Identifications List, each maintained by OFAC;

(b)	the US Denied Persons List, the US Entity List and the US Unverified List, each maintained by the US Department of Commerce;

(c)	the consolidated list of Persons, Groups and Entities subject to European Union Financial Sanctions as implemented by the European Union Common Foreign and Security Policy; and

(d)	the Consolidated List of Financial Sanctions Targets and the Investment Ban List, each maintained by Her Majesty’s Treasury,

or any similar list maintained by a Sanctions Authority.

“Screen Rate” means:

(a)

in relation to LIBOR, the London interbank offered rate administered by the ICE Benchmark Administration Limited (or any other person which takes over administration of that rate) for the relevant currency and Interest Period displayed on pages LIBOR01 or LIBOR02 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate); and

(b)

in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over administration of that rate) for the relevant Interest Period displayed on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters, provided that if the agreed page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Parent.

“Secured Obligations” means all present and future liabilities and obligations at any time due, owing or incurred by the Parent to any Secured Party under the Finance Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

“Secured Parties” means each Finance Party from time to time party to this Agreement.

“Security” means a mortgage, charge, pledge, lien or other security interest having a similar effect.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests)

or in any other form agreed by the Facility Agent and the Parent.

“Senior Management” means each of the chairman, chief executive officer, chief operating officer and chief financial officer of the Group (or, in each case, the person performing the relevant functions associated with such role on behalf of the Group).

“Sharing Payment” has the meaning given to that term in Clause 27.1 (Payments to Finance Parties).

“Specified Time” means a time determined in accordance with Schedule 6 (Timetable) (or such later time as the Facility Agent may agree).

“Structure Memorandum” means the structure report prepared by Ernst & Young.

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation; or

(b)	more than half the issued voting share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body or similarly directs its affairs, provided that, notwithstanding anything to the contrary:

(i)	no person shall be deemed to be a Subsidiary of a member of the Group unless another member of the Group holds shares or an equivalent equity ownership interest in that person;

(ii)	no person shall be treated as having ceased to be a member of the Group as a result of its shares being registered in the name of:

(A)	another person (or its nominee) by way of Security or otherwise directly or indirectly in connection with the taking of any Security; or

(B)	its nominee; and

(iii)	no Joint Venture shall be deemed to be a Subsidiary of a member of the Group.

“Super Majority Lenders” means, at any time, subject to Clause 23 (Debt Purchase Transactions) and Clause 35 (Amendments and Waivers), a Lender or Lenders whose Commitments aggregate at least 80 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated at least 80 per cent. of the Total Commitments immediately prior to that reduction).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same), in each case imposed or levied by any government or other taxing authority.

“Tax Deduction” has the meaning given to that term in Clause 12.1 (Tax definitions).

“Termination Date” means the date falling 60 Months after the Closing Date.

“Total Commitments” means the aggregate of the Commitments, being US$106,500,000 at the date of this Agreement.

“Transaction” means the transactions contemplated by the Transaction Documents (in each case including the financing thereof).

“Transaction Costs” means all non-periodic fees, costs and expenses (including stamp, registration and other Taxes and advisory or financing fees) incurred by any member of the Group (or any Holding Company of the Parent) in connection with the Transaction Documents and/or the Transaction (in each case including the refinancing of existing indebtedness).

“Transaction Documents” means:

(a)	the Finance Documents; and

(b)	the Investor Documents.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent and/or the other Finance Parties (or any of them) pursuant to the Transaction Security Documents.

“Transaction Security Documents” means any document entered into by Holdco and/or the Parent creating or expressed to create any Security over all or any part of its assets in respect of any of the obligations of the Parent under any of the Finance Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or in any other form agreed by the Facility Agent and the Parent.

“Transfer Date” means, in relation to a transfer, the later of:

(a)	the proposed Transfer Date specified in the Transfer Certificate; and

(b)	the date on which the Facility Agent executes the Transfer Certificate.

“Transfer White List” has the meaning given to that term in Clause 22.2 (Conditions of assignment or Transfer).

“Treasury Transaction” means any derivative transaction entered into in connection with protection against or to benefit from fluctuations in any rate, price, index or credit rating.

“UK” means the United Kingdom of Great Britain and Northern Ireland.

“Unpaid Sum” means any sum due and payable but unpaid by the Parent under the Finance Documents.

“US” and “United States” means the United States of America, its territories and possessions.

“US Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy” as amended from time to time.

“US Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended.

“US Material Company” means a Material Company created or organised in or under the laws of the US, any state or territory thereof, or the District of Columbia.

“US Person” means a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code and includes an entity disregarded as being an entity separate from its owner for US federal income tax purposes if such owner is a “United States Person”.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 of the United States.

“Utilisation Date” means each date on which the Facility is utilised by the drawing of a Loan.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 3 (Requests) or any other form agreed by the Facility Agent and the Parent.

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 or any tax imposed in compliance with the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112) and/or any other tax of a similar nature in any applicable jurisdiction.

1.2	Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)

the “Arrangers”, the “Facility Agent”, any “Finance Party”, any “Lender”, any “Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees (including the surviving entity of any merger involving that person) and, in the case of the Security Agent, any person for the time being appointed as security agent or security agents in accordance with this Agreement;

(ii)

an “agency” of a state includes any local or other authority, self-regulating or other recognised body or agency, central or federal bank, department, government, legislature, minister, ministry, self-regulating organisation, official or public or statutory person (whether autonomous or not) of, or of the government of, that state or any political sub-division in or of that state;

(iii)	an “agreement” includes any legally binding arrangement, contract, deed or instrument (in each case whether oral, written or entered into by way of a written offer and implicit acceptance);

(iv)	an “amendment” includes any amendment, supplement, variation, novation, modification, replacement or restatement (however fundamental) and “amend” and “amended” shall be construed accordingly;

(v)	“assets” includes businesses, undertakings, securities, properties, revenues or rights of every description and whether present or future, actual or contingent;

(vi)	a “company” includes a company, a corporation or a limited partnership;

(vii)	a “consent” includes an authorisation, permit, approval, consent, exemption, licence, order, filing, registration, recording, notarisation, permission or waiver;

(viii)	a “disposal” includes any sale, transfer, grant, lease, licence or other disposal, whether voluntary or involuntary and “dispose” will be construed accordingly;

(ix)	the “European interbank market” means the interbank market for Euro;

(x)

the “equivalent” in any currency (the “first currency”) of any amount in another currency (the “second currency”) shall be construed as a reference to the amount in the first currency which could be purchased with that amount in the second currency at the Agent’s Spot Rate of Exchange for the purchase of the first currency with the second currency in the London foreign exchange market at or about 11:00 a.m. on a particular day (or at or about such time and on such date as the Parent and the Facility Agent may from time to time reasonably determine to be appropriate in the circumstances), provided that if the Agent’s Spot Rate of Exchange is not publicly available at the relevant time such amount shall be calculated by reference to the prevailing rate of exchange as otherwise determined by the Parent (acting reasonably);

(xi)	a “guarantee” includes:

(A)	indemnity, counter-indemnity, guarantee or assurance against loss in respect of any indebtedness of any other person; and

(B)	any other obligation of any person, whether actual or contingent:

(i)

to pay, purchase, provide funds (whether by the advance of money to, the purchase of or subscription for shares or other investments in any person, the purchase of assets or services, the making of payments under an agreement or otherwise) for the payment of, to indemnify against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person; or

(ii)	to be responsible for the performance of any obligations by or the solvency of any other person,

and “guaranteed” and “guarantor” shall be construed accordingly;

(xii)	“including” means including without limitation and “includes” and “included” shall be construed accordingly;

(xiii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(xiv)	a “participation” of a Lender in a Loan means the amount of such Loan which such Lender has made or is to make available and thereafter that part of the Loan which is owed to such Lender;

(xv)

a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

(xvi)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law being one with which it is the practice of the relevant person to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(xvii)	“shares” includes shares or limited partnership interests and share capital includes partnership capital;

(xviii)

a Finance Document, a Transaction Document or any other agreement or instrument is a reference to that Finance Document, Transaction Document or other agreement or instrument as amended or novated (however fundamentally) and includes any increase in, addition to or extension of or other change to any facility made available under any such agreement or instrument;

(xix)	any matter or circumstance being permitted is to be construed as a reference to any matter or circumstance which is not expressly prohibited;

(xx)	a provision of law is a reference to that provision as amended or re-enacted;

(xxi)	a time of day is a reference to London time; and

(xxii)	the singular includes the plural (and vice versa).

(b)	Section, Clause and Schedule headings are for ease of reference only.

(c)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)

A Default or an Event of Default is continuing if it has not been remedied or waived. The Acceleration Date is continuing unless the relevant payment has been made or the relevant demand or notice has been revoked in accordance with paragraph (h) of Clause 35.2 (Exceptions).

(e)	Any accounting or financial term shall, unless otherwise indicated, be construed in accordance with the Accounting Principles.

(f)

No personal liability shall attach to any director, officer, authorised signatory or employee of any member of the Group for any representation or statement made by that member of the Group in a certificate signed by a director, officer, authorised signatory or employee save in the case of fraud in which case liability (if any) will be determined in accordance with applicable law.

(g)

In the event that any amount or transaction meets the criteria of more than one of the baskets or exceptions set out in this Agreement, the Parent, in its sole discretion, may classify (and may from time to time reclassify) that amount or transaction to a particular basket or exception and will only be required to include that amount or transaction in one of those baskets or exceptions (and, for the avoidance of doubt, an amount or transaction may at the option of the Parent be split between different baskets or exceptions).

(h)

None of the steps set out in, or reorganisations expressly contemplated by, the Structure Memorandum (or the actions necessary to implement any of them) shall constitute a breach of any representation, warranty or general undertaking (or other non-financial covenant) in the Finance Documents or result in the occurrence of a Default or an Event of Default (and provided further that any intermediate steps in any such reorganisation which are not specified in the Structure Memorandum shall not be prohibited) (each such step, reorganisation or action being a “Structure Memorandum Step”).

(i)

For the avoidance of doubt, in the context of Clause 17 (Representations), Clause 20 (General Undertakings) or Clause 21 (Events of Default) a reference to an amount (or its equivalent in another currency or currencies) shall be determined by reference to the rate of exchange (determined in accordance with the definition of equivalent pursuant to paragraph (a)(x) above) on the date of commitment, incurrence or making of a particular disposal, acquisition, investment, lease, loan, debt or guarantee or taking any other relevant action and any subsequent exchange rate fluctuation shall not cause an Event of Default or the breach of any provision of Clause 20 (General Undertakings) or misrepresentation in respect of any provision of Clause 17 (Representations).

(j)

Notwithstanding anything to the contrary in any Finance Document, nothing in the Finance Documents shall prohibit a non-cash contribution of any asset (including any participation, claim, commitment, rights, benefits and/or obligations in respect of the Facility and/or any other indebtedness borrowed or issued by any member of the Group from time to time) to the Parent (and subsequently any other members of the Group), provided that in the case of any such contribution which constitutes an acquisition by the Parent of a business, undertaking or equity ownership interest being a Proposed Target for the purposes of paragraph (b)(viii) of Clause 20.5 (Acquisitions), such acquisition must satisfy the requirements of at least one of the sub-paragraphs set out in paragraph (b) of Clause 20.5 (Acquisitions) (for this purpose ignoring any requirements or conditions relating to the Consideration for the relevant acquisition).

(k)

Notwithstanding anything to the contrary in any Finance Document, nothing in the Finance Documents shall prohibit any step, action or matter arising in connection with any actual, proposed or future payment of Tax relating to the activities of the Group (including as a consequence of any ‘group contributions’ or similar or equivalent arrangements).

(l)

Any reference to the Lenders, the Majority Lenders or any other class of Lenders or Finance Parties being required to act reasonably (or similar language) shall mean that each relevant Lender or Finance Party is required to act reasonably.

(m)

For the purpose of calculating compliance with any basket, exception or other provision of this Agreement, the value of any non-cash consideration shall be as determined by the Parent (acting reasonably).

(n)

For the avoidance of doubt, if any receivable (or any part thereof) has been sold or discounted on a basis which it means it would be treated as off balance sheet or derecognised under the Original Accounting Principles (as determined by the Parent in good faith), that receivable shall be considered to have been sold or discounted on a non-recourse basis.

(o)	For the avoidance of doubt:

(i)

in the event that any person ceases to be a Joint Venture, any amounts which would prior to such cessation have fallen within (and consequently reduced the amount available to the Group under) any basket set out in this Agreement as a result of such person being a Joint Venture shall be ignored for the purpose of calculating the amount available under the relevant basket; and

(ii)

when establishing whether any action, transaction and/or incurrence of a liability (in each case including any replacement, renewal or extension thereof) is, was and/or remains permitted under the terms of the Finance Documents, the Group shall be entitled to rely on the fact that such action, transaction and/or incurrence was permitted at the time that action, transaction and/or incurrence was originally taken, committed to or incurred (as the case may be).

(p)

If in any financial year of the Parent the aggregate amount of any annual basket set out in Clause 20 (General Undertakings) (including any annual basket contained in any definition used in Clause 20 (General Undertakings) but, for the avoidance of doubt, excluding any “at any time” baskets) (each a “Permitted Basket”) which is utilised by the Group is less than the basket originally available for that financial year (the difference being referred to as the “Available Amount”), then the maximum amount of that Permitted Basket for the immediately following year (for the purposes of this paragraph (p) only, the “Carry Forward Year”) shall be increased by an amount equal to the relevant Available Amount. In any Carry Forward Year, the original amount of a Permitted Basket shall be treated as having been applied after any Available Amount carried forward into such Carried Forward Year. Any Permitted Basket for the next financial year may be carried back to the current financial year with a corresponding reduction in that Permitted Basket for the next following financial year.

(q)

For the avoidance of doubt, in the case of any reference to calculating a financial ratio on a pro forma basis, the Parent shall be permitted make to that calculation (including any adjustment) in accordance with the terms of this Agreement (including, without limitation, by making any adjustment described in Clause 19.2 (Financial Testing)).

1.3	Currency Symbols and Definitions

(a)	“€” and “Euro” mean the single currency unit of the Participating Member States.

(b)	“£”, “GBP” and “Sterling” means the lawful currency for the time being of the UK.

(c)	“US$” and “US Dollars” mean the lawful currency for the time being of the US.

1.4	Third party rights

(a)

Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to amend, rescind or vary this Agreement or any Finance Document at any time.

1.5	Finance Documents

Notwithstanding anything to the contrary in any Finance Document, the terms of this Agreement will prevail if there is a conflict between the terms of this Agreement and the terms of any other Finance Document and, for the avoidance of doubt, the terms of the Transaction Security Documents shall not operate or be construed so as to prohibit or restrict any transaction, matter or other step not prohibited by this Agreement.

2.	THE FACILITY

2.1	The Facility

(a)	Subject to the terms of this Agreement, the Lenders make available a term loan facility in an aggregate amount equal to the Total Commitments.

(b)	The Facility will be available to the Parent.

2.2	Finance Parties’ rights and obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Finance Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Parent shall be a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by the Parent which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by the Parent.

(c)	A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

2.3	Increase – General

(a)	The Parent may by giving prior notice to the Facility Agent after the effective date of a cancellation of all or any part of:

(i)	any Commitments of a Defaulting Lender in accordance with Clause 7.6 (Right of cancellation in relation to a Defaulting Lender);

(ii)	any Commitments of a Lender in accordance with Clause 7.1 (Illegality of a Lender); or

(iii)	any Commitments of a Lender in accordance with Clause 35.3 (Replacement of Lenders),

request that the Total Commitments be increased (and the Total Commitments shall be so increased) in an aggregate amount in the relevant currency of up to the amount of the Commitments so cancelled as follows:

(i)

the increased Commitments will be assumed by one or more Lenders or other persons (each an “Increase Lender”) selected by the Parent (including, without limitation, any Investor) and each of which confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender;

(ii)

each of the Parent and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Parent and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iii)

each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender;

(iv)	the Commitments of the other Lenders shall continue in full force and effect; and

(v)

any increase in the Total Commitments shall take effect on the date specified by the Parent in the notice referred to above or any later date on which the conditions set out in paragraph (b) below are satisfied.

(b)	An increase in the Total Commitments pursuant to this Clause 2.3 will only be effective on:

(i)

the execution by the Facility Agent of an Increase Confirmation from the relevant Increase Lender (provided that the Facility Agent shall execute any Increase Confirmation which on its face appears duly completed promptly on receipt); and

(ii)

in relation to an Increase Lender which is not a Lender immediately prior to the relevant increase, the performance by the Facility Agent of all necessary “know your customer” or other similar identification checks under applicable laws in relation to the assumption of the increased Commitments by that Increase Lender, the completion of which the Facility Agent shall promptly notify to the Parent and the Increase Lender.

(c)

Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective.

(d)

Any member of the Group may pay to the Increase Lender a fee in the amount and at the times agreed between that member of the Group and the relevant Increase Lender and shall also pay to the Facility Agent any transfer fee pursuant to this Agreement unless payment of such fee is waived by the Facility Agent.

(e)

Clause 22.4 (Limitation of responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause 22.4 (Limitation of responsibility of Existing Lenders) to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re-transfer” and “re-assignment” were references to respectively a “transfer” and “assignment”.

(f)	The Facility Agent shall as soon as reasonably practicable send to the Parent a copy of each executed Increase Confirmation.

(g)

The Finance Parties shall be required to enter into any amendment to the Finance Documents (including in relation to any changes to or the taking of Transaction Security) required by the Parent in order to facilitate or reflect any of the matters contemplated by this Clause 2.3. The Facility Agent and the Security Agent are each irrevocably authorised and instructed by each Finance Party to execute any such amended or replacement Finance Documents (and shall do so on the request of and at the cost of the Parent).

2.4	Facility Offices

(a)	Subject as provided in Clause 2.5 (Lending Affiliates), each Lender will participate in each Loan through its Facility Office.

(b)

Subject to the provisions of paragraph (d) of Clause 2.5 (Lending Affiliates), any Lender may nominate a different Facility Office for the purposes of making a particular Loan or a particular type of Loan to the Parent in which event such Facility Office shall be for all purposes of this Agreement its Facility Office for that Loan or that type of Loan (but not otherwise).

2.5	Lending Affiliates

(a)	A Lender may nominate a branch or Affiliate to discharge its obligations to participate in one or more Loan:

(i)	in this Agreement;

(ii)	in the New Lender Certificate pursuant to which such Lender becomes a Party; or

(iii)

in a written notice from such Lender (in form and substance satisfactory to the Facility Agent and the Parent, each acting reasonably) delivered to the Facility Agent and the Parent not less than 5 Business Days prior to the Utilisation Date for that Loan.

(b)	Any branch or Affiliate nominated by a Lender to participate in a Loan shall:

(i)	participate therein in compliance with the terms of this Agreement; and

(ii)

be entitled, to the extent of its participation, to all the rights and benefits of a Lender under the Finance Documents provided that such rights and benefits shall be exercised on its behalf by its nominating Lender save where law or regulation requires the branch or Affiliate to do so.

(c)

Each Lender shall remain liable and responsible for the performance of all obligations assumed by a branch or Affiliate on its behalf and non-performance of a Lender’s obligations by its branch or Affiliate shall not relieve such Lender from the applicable obligations under this Agreement, provided that this paragraph (c) shall not apply to the extent that:

(i)	such Lender would be in breach of law or regulation applicable to it if it were to participate in the relevant Loan; and

(ii)

such Lender would also be in breach of law or regulation applicable to it if it were to remain liable and responsible for the performance of the applicable obligations assumed by the relevant branch or Affiliate on its behalf.

Each Lender shall in good faith take all reasonable steps to avoid any circumstances which would result in this paragraph (c) not applying.

(d)

The Parent shall not be liable to pay any amount otherwise required to be paid by the Parent under Clause 12 (Tax Gross-Up and Indemnities) or Clause 13 (Increased Costs) (arising as a result of laws or regulations in force or known to be coming into force on the date the relevant branch or Affiliate was nominated) in excess of the amount it would have been obliged to pay if that Lender had not nominated its branch or Affiliate to participate in the Facility or, to the extent that such Lender nominated such branch or Affiliate for particular Loans in the New Lender Certificate pursuant to which such Lender became a Party, in excess of the amount which it would have been obliged to pay had that Lender continued to make only those particular Loans through that branch or Affiliate. Each Lender shall promptly notify the Facility Agent and the Parent of the Tax jurisdiction from which its branch or Affiliate will participate in the relevant Loans and such other information regarding that branch or Affiliate as the Parent may reasonably request.

(e)	Any notice or communication to be made to a branch or an Affiliate of a Lender pursuant to Clause 31 (Notices):

(i)

may be served directly upon the branch or Affiliate, at the address supplied to the Facility Agent by the nominating Lender pursuant to its nomination of such branch or Affiliate, where the Lender or the relevant branch or Affiliate requests this in order to mitigate any legal obligation to deduct withholding Tax from any payment to such branch or Affiliate or any payment obligation which might otherwise arise pursuant to Clause 13 (Increased Costs); or

(ii)	in any other circumstance, may be delivered to the Facility Office of the Lender.

(f)	If a Lender nominates an Affiliate, that Lender and that Affiliate:

(i)

will be treated as having a single Commitment (being the Commitment of that Lender) but for all other purposes (other than those referred to in paragraphs (c) and (e)(ii) above and paragraph (ii) below) will be treated as separate Lenders; and

(ii)	will be regarded as a single Lender for the purpose of:

(A)	voting in relation to any matter in connection with a Finance Document; and

(B)	compliance with Clause 22.1 (Assignments and transfers by the Lenders).

2.6	Increase – Opco Funding

(a)

The Facility Agent may (acting on the instructions of the Increase Opco Majority Lenders) by giving prior notice to the Parent after the occurrence of an Opco Event of Default that is continuing request that the Total Commitments be increased (and the Total Commitments shall be so increased) in an aggregate amount in US Dollars of up to the amount specified in such notice (such amount, the “Increased Commitments”) as follows:

(i)

the Increased Commitments will be provided by each Lender that has notified the Facility Agent in writing prior to the date of the notice referred to in paragraph (a) above that it wishes to participate in such increase (each an “Increase Opco Lender”) in an amount in US Dollars equal to the amount agreed between that Increase Opco Lender and the other Lenders participating in the Increased Commitments and each Increase Opco Lender confirms its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the Increased Commitments which it is to assume, as if it had been an Original Lender;

(ii)

each of the Parent and any Increase Opco Lender shall assume obligations towards one another and/or acquire rights against one another as the Parent and the Increase Opco Lender would have assumed and/or acquired had the Increase Opco Lender been an Original Lender;

(iii)	the total aggregate amount of Increased Commitments shall not exceed the total aggregate amount required to cure the relevant Opco Event of Default; and

(iv)

any increase in the Total Commitments shall take effect on the date specified by the Facility Agent in the notice referred to in paragraph (a) above or any later date on which the conditions set out in paragraph (b) below are satisfied (such date, the “Increase Commitment Effective Date”).

(b)

No increase in the Total Commitments shall be effected under this Clause 2.6 unless the Parent (acting reasonably and in good faith) has confirmed in writing to the Facility Agent (such confirmation not to be unreasonably withheld or delayed) that:

(i)

the increase in the Total Commitments will not result in any breach of corporate benefit restrictions or the fiduciary or statutory duties of the relevant officers or directors of the Parent or Opco Parent and to do so would not give rise to a material risk of personal liability for such officers or directors; and

(ii)

the utilisation of the increase in the Total Commitments and the contribution of such proceeds by the Parent directly or indirectly to the Opco Group by way of new equity, shareholder debt or otherwise in order to give effect to the provisions of paragraph (d) below would not result in a material tax liability for the Group, provided that, to the extent that the Parent is unable to give the confirmation:

(A)	referred to in paragraph (i) above, it shall provide the Facility Agent with a copy of advice from external counsel which supports such position; and/or

(B)	referred to in paragraph (ii) above, it shall provide the Facility Agent with commentary from a third party accounting firm or other third party industry specialist which supports such position,

in each case, subject to the Facility Agent signing any required confidentiality, hold harmless letters or similar letters.

(c)	No fee shall be payable by the Group to any of the Finance Parties in respect of the increase in the Total Commitments contemplated by this Clause 2.6.

(d)	Notwithstanding anything to the contrary in this Agreement, on the Increase Commitment Effective Date:

(i)

the Availability Period for the Facility will be deemed extended up to and including the Increase Commitment Effective Date to enable utilisation of the Increased Commitments on the Increase Commitment Effective Date;

(ii)

the Parent will be deemed to have made a Utilisation Request for a Loan (such Loan, an “Increase Opco Loan”) in an amount equal to the total aggregate amount of the Increased Commitments and the provisions of Clause 5.2 (Completion of a Utilisation Request) and Clause 5.3 (Currency and Amount) shall not apply in respect of such Increase Opco Loan;

(iii)	the Lenders shall comply with their obligations under Clause 5.4 (Lender’s Participation) in respect of such Increase Opco Loan;

(iv)	the proceeds of such Increase Opco Loan shall be applied by the Parent to enable the Opco Group to remedy the Opco Event of Default following receipt of such proceeds; and

(v)

such Increase Opco Loan shall accrue interest in accordance with Clause 8.5 (PIK Interest) only and the provisions of Clause 8.1 (Calculation of Interest) and Clause 8.2 (Payment of Interest) shall not apply to such Increase Opco Loan.

(e)

The Finance Parties shall be required to enter into any amendment to the Finance Documents required by the Parent in order to facilitate or reflect any of the matters contemplated by this Clause 2.6. The Facility Agent and the Security Agent are each irrevocably authorised and instructed by each Finance Party to execute any such amended or replacement Finance Documents (and shall do so on the request of and at the cost of the Parent).

3.	PURPOSE

3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facility towards:

(a)	directly or indirectly enabling the Opco Group to repay or prepay loans that are outstanding under the Opco Revolving Facility on the Closing Date, in full;

(b)

funding one or more bank accounts subject to Transaction Security in an amount not less than the total aggregate amount of cash interest projected by the Parent to become due and payable under Clause 8 (Interest) during the period from the Closing Date to the date falling 12 Months after the Closing Date; and

(c)

without prejudice to the requirement to fulfill the purposes set out in paragraphs (a) and (b) above, directly or indirectly financing or refinancing the working capital requirements and/or general corporate purposes of the Group.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	CONDITIONS OF UTILISATION

4.1	Initial conditions precedent

The Lenders shall only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to any Loan if on or before the Utilisation Date for that Loan the Facility Agent has received (or waived the requirement to receive):

(a)

all of the documents and other evidence set out in Schedule 2 (Conditions Precedent), in each case (unless otherwise specified in Schedule 2 (Conditions Precedent)) in all material respects in the Agreed Form or otherwise in form and substance satisfactory to the Facility Agent (acting reasonably)); and

(b)

payment instructions incorporating a pro forma Closing Date funds flow memorandum (“Funds Flow Memorandum”) demonstrating the funds flow steps occurring on the Closing Date (which payment instructions shall be provided to the Arrangers only on a confidential basis for the purposes of executing the Closing Date transaction steps and shall not be made available to the other Finance Parties).

The Facility Agent shall promptly confirm in writing to the Parent (and notify the Lenders promptly) the satisfaction of the relevant documents and other evidence referred to above as and when they are satisfied.

4.2	Further conditions precedent – all Utilisations

Subject to Clause 4.3 (Certain funds) and Clause 21.13 (Clean-up Period), the Lenders will only be obliged to participate in any Loan if:

(a)

on the date of the Utilisation Request and on the proposed Utilisation Date, the Repeating Representations are true in all material respects and no Event of Default is continuing or would result from the proposed Loan; and

(b)

in the case of any proposed Loan to be made after the Closing Date, on or before the proposed Utilisation Date, the Facility Agent has received (or waived the requirement to receive) a certificate from the Parent confirming that as at the proposed Utilisation Date:

(i)

if the proposed Utilisation Date for that Loan is on a date falling after the Closing Date but on or prior to the date falling 12 Months after the Closing Date, Consolidated EBITDA is equal to or greater than US$29,000,000; and

(ii)

if the proposed Utilisation Date for that Loan is on a date falling after the date that is 12 Months after the Closing Date but on or prior to the date falling 18 Months after the Closing Date, Consolidated EBITDA is equal to or greater than US$35,000,000, in each case, as determined by reference to the Monthly Financial Statements most recently delivered prior to the proposed Utilisation Date on a pro forma basis and:

(A)

for the purpose of calculating Consolidated EBITDA, references to the “Relevant Period” shall be construed as references to the period of approximately 12 Months ending on or about the last day of the Month to which such Monthly Financial Statements relate;

(B)

Consolidated EBITDA shall be calculated in a manner consistent with that used in calculating “Management Adjusted EBITDA” in the report prepared by Ernst & Young entitled “Project Candle” dated 21 November 2019; and

(C)

for the purpose of calculating pro forma compliance with the above, the Parent shall be permitted to take into account any adjustments which may be made pursuant to Clause 19.2 (Financial Testing), other than any adjustment under any of paragraphs (b)(i)(B), (b)(ii)(B) and (b)(iii) of Clause 19.2.

4.3	Certain funds

(a)

Except as provided in paragraph (b) below and notwithstanding any other term of this Agreement or any other Finance Document, unless a Certain Funds Default is continuing on the Closing Date, during the Certain Funds Period no Finance Party (nor any of them) is permitted or entitled to:

(i)	refuse or fail to make available or participate in any Loan;

(ii)	cancel any Commitment;

(iii)

exercise any right of rescission, termination, cancellation or similar right or remedy (whether under this Agreement or under any applicable law) or any other right of enforcement which it may have in relation to any Loan or any Commitment;

(iv)	accelerate, make demand or cause or require repayment or prepayment of any Loan or take any other step under Clause 21.12 (Acceleration) or enforce any Transaction Security;

(v)	invoke any condition set out in Clause 4.2 (Further conditions precedent – all Utilisations) as a ground for refusing to make an Loan;

(vi)	exercise any right of set-off or counterclaim in respect of any Loan or the proceeds thereof; or

(vii)

take any other action or make or enforce any claim to the extent that such action, claim or enforcement would directly or indirectly prevent or limit the making of any Loan or which would restrict any Loan being made which is or would otherwise be permitted during the Certain Funds Period.

(b)	Paragraph (a) above does not apply if the entitlement arises because:

(i)

the Parent has not delivered on or before the Utilisation Date all of the documents and evidence required under Clause 4.1 (Initial conditions precedent) (unless the delivery of any condition precedent has been waived in accordance with this Agreement);

(ii)	a Change of Control has occurred; or

(iii)

in respect of an individual Lender (and that Lender only), if due to a change in law after the date that Lender becomes a Lender under this Agreement it becomes and remains unlawful in any relevant jurisdiction for that Lender to perform any applicable obligations as contemplated by this Agreement or to fund or maintain its participation in the relevant Loan (provided that, for the avoidance of doubt, paragraph (a) above shall continue to apply to all other Finance Parties).

(c)

Subject to Clause 21.13 (Clean-up period), nothing in this Clause 4.3 will affect the rights, remedies and entitlements of any Finance Party in respect of any continuing Default upon expiry of the Certain Funds Period irrespective of whether that Default occurred during the Certain Funds Period or not and all those rights, remedies and entitlements shall be available even if they have not been exercised or available during the Certain Funds Period.

4.4	Maximum number of Utilisations

The Parent may not deliver a Utilisation Request if as a result of the proposed Loan more than 2 Loans would be outstanding.

5.	UTILISATION – LOANS

5.1	Delivery of a Utilisation Request

The Parent may utilise the Facility by delivery to the Facility Agent of a duly completed Utilisation Request not later than the Specified Time (or such later time as the Facility Agent may agree).

5.2	Completion of a Utilisation Request

(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

(i)	the proposed Utilisation Date is a Business Day within the Availability Period;

(ii)	the currency and amount of the Loan comply with Clause 5.3 (Currency and amount);

(iii)	the proposed Interest Period complies with Clause 9 (Interest Periods); and

(iv)	it specifies the bank account to which the proceeds of the Loan are to be credited (or provides other relevant directions with regard to the application of such proceeds).

(b)

Save in respect of Utilisation Requests where the proposed Utilisation Date is the Closing Date or as otherwise agreed by the Facility Agent, only one Loan may be requested in each Utilisation Request.

5.3	Currency and amount

(a)	The currency specified in a Utilisation Request must be the Base Currency.

(b)	In the case of the Loan to be made on the Closing Date, the amount of the proposed Loan shall be US$85,000,000.

(c)	The amount of the proposed Loan must be a minimum of US$1,000,000 or, if less, the Available Facility.

5.4	Lenders’ participation

(a)	The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its share in that Loan.

(b)	The amount of each Lender’s share of the Loan will be its Pro Rata Share on the proposed Utilisation Date.

(c)	No Lender is obliged to participate in a Loan if as a result:

(i)	its share in the Loans would exceed its Commitment; or

(ii)	the Loans would exceed the Total Commitments.

(d)

If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available to the Facility Agent for the account of the Parent by the Utilisation Date through its Facility Office.

5.5	Cancellation of Commitments

The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period.

6.	REPAYMENT

(a)	The Parent shall repay, or shall procure the repayment of, the aggregate outstanding principal amount of the Loans made to it on the Termination Date.

(b)	The Parent may not re-borrow any part of the Facility which is repaid.

7.	PREPAYMENT AND CANCELLATION

7.1	Illegality of a Lender

If at any time after a Lender becomes a party to this Agreement it becomes unlawful in any applicable jurisdiction for such Lender to perform any of its obligations as contemplated by this Agreement or to make, fund, issue or maintain its participation in any Loan:

(a)

that Lender shall promptly notify the Facility Agent upon becoming aware of that event (an “Illegality Notice”) and upon the Facility Agent notifying the Parent the Commitments of that Lender shall immediately be reduced to zero and cancelled (or, if applicable, reduced to the extent of such unlawfulness and cancelled accordingly, with the extent of any such unlawfulness to be confirmed by the relevant Lender when delivering an Illegality Notice) or, if required by the Parent, the affected Commitments (or parts thereof) shall as soon as reasonably practicable be transferred to another person nominated by the Parent willing to accept that transfer; and

(b)

the Parent shall, on such date as the Facility Agent shall have specified (being no earlier than the last day permitted by law) repay that Lender’s participation in the Loans (together with accrued interest on and all other amounts owing to that Lender under the Finance Documents) to the extent of such unlawfulness or, if required by the Parent, that Lender’s participations (or, if applicable, the affected participations) shall on such date be transferred at par to another person nominated by the Parent willing to accept that transfer (to the extent it is lawful for such Lender to undertake that transfer).

7.2	Voluntary cancellation

The Parent may, if it gives the Facility Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part of the Available Facility being, in the case of a cancellation in part, a minimum amount of US$500,000 (or its equivalent in other currencies). Subject to any provision of the Finance Documents which provides otherwise, any cancellation made pursuant to this Clause 7.2 shall reduce rateably the Commitments of the Lenders under the Facility.

7.3	Mandatory cancellation

If the Closing Date has not occurred by 5.00 p.m. (London time) on the date falling 20 Business Days after the date of this Agreement, the Majority Lenders may require that all of the Facility shall be cancelled in full.

7.4	Voluntary prepayment

(a)

Subject to paragraph (b) below, the Parent may, if it gives the Facility Agent not less than three Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any of the Loans (but, if in part, being an amount that reduces the amount of the relevant Loan by a minimum amount of US$1,000,000). Subject to any provision of the Finance Documents which provides otherwise, any prepayment made pursuant to this Clause 7.4 in respect of a Loan shall be applied pro rata to the participations of all Lenders participating in that Loan.

(b)	The Parent may elect to apply a prepayment made under this Clause 7.4 against any or all of the Loans in such proportions as it selects.

7.5	Right of repayment and cancellation in relation to a single Lender

(a)	If:

(i)	any sum payable to any Finance Party by the Parent is required to be increased under paragraph (d) of Clause 12.3 (Tax gross-up);

(ii)	any Finance Party claims indemnification from the Parent under Clause 12.4 (Tax indemnity) or Clause 13 (Increased Costs);

(iii)	any Lender invokes Clause 10.2 (Market disruption),

then, subject to paragraph (c) below, if the circumstance relates to a Lender, the Parent may:

(A)

require the transfer or assignment in accordance with this Agreement of all or any part (but at par only) of that Lender’s Commitments and participations in the Loans to a person nominated by the Parent willing to accept that transfer or assignment; or

(B)

give the Facility Agent notice of cancellation of all or any part of that Lender’s Commitments and the Parent’s intention to procure the repayment of all or any part of that Lender’s participations in the Loans, whereupon the relevant part of the Commitments of that Lender shall immediately be reduced to zero.

(b)

On the last day of each Interest Period which ends after the Parent has given notice under paragraph (a)(B) above (or, if earlier, the date specified by the Parent in that notice), the Parent shall repay that Lender’s participation in that Loan (or, in each case, if applicable, the relevant part thereof).

(c)	The Parent may only exercise its rights under paragraph (a) above if:

(i)

in the case of paragraphs (a)(i) and (a)(ii) above, the circumstance giving rise to the requirement or indemnification continues or, in the case of paragraph (a)(iii) above, no more than 180 days have elapsed since the relevant invoking of Clause 10.2 (Market disruption); and

(ii)	it gives the Facility Agent and the relevant Lender not less than five Business Days’ prior notice.

(d)	The replacement of a Lender pursuant to paragraph (a)(A) above shall be subject to the following conditions:

(i)	no Finance Party shall have any obligation to find a replacement Lender;

(ii)	any replaced Lender shall not be required to refund, or to pay or surrender to any other Lender, any of the fees or other amounts received by that replaced Lender under any Finance Document; and

(iii)	any replacement of a Lender which is the Facility Agent shall not affect its role as the Facility Agent.

7.6	Right of cancellation in relation to a Defaulting Lender

(a)

If any Lender becomes a Defaulting Lender, the Parent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Facility Agent three Business Days’ notice of cancellation of all or any part of any Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, the relevant Commitment

(or part thereof) of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Facility Agent may after receipt of a notice referred to in paragraph (a) above notify all the Lenders.

7.7	Exit

(a)	For the purpose of this Agreement:

“Change of Control” means:

(i)	Holdco ceasing to directly own all of the issued share capital in the Parent;

(ii)	the Parent ceasing to directly own all of the issued share capital in the Opco Parent;

(iii)	prior to a Listing:

(A)	Equity Investors ceasing to directly or indirectly beneficially own more than 50 per cent. of the issued voting share capital of Holdco; or

(B)	Equity Investors ceasing to directly or indirectly have the right to determine the composition of a majority of the board of directors (or equivalent management body) of Holdco; and

(iv)	after a Listing:

(A)	Equity Investors ceasing to directly or indirectly beneficially own at least 30 per cent. of the issued voting share capital of Holdco; or

(B)

any other person or group of persons acting in concert (excluding all Equity Investors and any person directly or indirectly controlled by any of them) obtaining beneficial ownership of more of the issued voting share capital of Holdco than the Equity Investors taken together.

provided that, for the avoidance of doubt, for the purpose of paragraphs (iii) and (iv) above any relevant percentage shall be calculated after excluding any share capital which carries no right to participate beyond a specified amount in a distribution of either profit or capital.

“Equity Investors” means:

(i)	Apax and/or any other Investors;

(ii)

any members of management and/or employees of any member of the Group (for this purpose including any person who was a member of management or an employee when acquiring an interest) having a direct or indirect interest in the Group (whether pursuant to an incentive scheme or otherwise), together with any other persons having a direct or indirect interest in the Group pursuant to an incentive or similar scheme or arrangement; and/or

(iii)	any other persons approved by the Majority Lenders (acting reasonably).

“acting in concert” means a group of persons (excluding, for the purposes of this definition, the management of any relevant entity, other than in their capacity as shareholders) who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, either directly or indirectly (provided that, for the avoidance of doubt, persons voting in the same or a consistent manner at any general meeting of the relevant entity will not be considered to be acting in concert solely as a consequence of exercising their votes in such a manner).

“Sale” means the sale of the whole or substantially the whole of the business and assets of the Group to persons who are not members of the Group (whether in a single transaction or in a series of related transactions).

(b)	Upon the occurrence of:

(i)	a Sale; or

(ii)	a Change of Control,

the Parent shall promptly notify the Facility Agent in writing upon becoming aware of that occurrence and each Lender shall be entitled to require, by written notice (a “Lender Prepayment Notice”) to the Parent received not later than the date 30 days after the date on which the Facility Agent was notified that such event has occurred or will occur, that (A) all amounts payable under the Finance Documents by the Parent to that Lender will become due and payable on the first Business Day falling at least 30 days after the date of receipt by the Parent of the relevant Lender Prepayment Notice (or on such earlier date or dates as is specified by the Parent) (the Business Day falling on or after the last day of such 30 day period being the “Lender Prepayment Date”) and the Parent will on or prior to the Lender Prepayment Date prepay or procure the prepayment of all Loans provided by that Lender and

(B) the undrawn Commitments of that Lender will be cancelled on or prior to the Lender Prepayment Date (on such date or dates as is specified by the Parent) and such Lender shall have no obligation to participate in further Loans requested under this Agreement after the date of cancellation.

7.8	Restrictions

(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 shall, unless a contrary indication appears in this Agreement, specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. In the event that the Parent delivers a conditional or revocable notice of cancellation and/or prepayment under this Agreement, the Parent shall be liable for any Break Costs in the event it does not make any relevant prepayment on the date specified.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid.

(c)	The Parent may not reborrow any part of a Loan which is prepaid.

(d)	The Parent shall not repay or prepay all or any part of the Loans or cancel all or any part of the

Commitments except at the times and in the manner expressly provided for in this Agreement.

(e)	Subject to Clause 2.3 (Increase – General), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f)	If the Facility Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Parent or the affected Lenders, as appropriate.

7.9	Lenders’ waiver

(a)

In relation to any prepayment to be made under this Agreement, the Parent may by giving not less than three Business Days’ (or such shorter period as the Facility Agent may agree) notice to the Facility Agent prior to the date of the relevant prepayment, provide one or more Lenders with participations in the Loan(s) the subject of that prepayment with the option to waive its right to prepayment (if specified by the Parent, in whole or in part) in respect of any such participations (other than in relation to a prepayment arising pursuant to Clause 7.1 (Illegality of a Lender) or Clause 7.5 (Right of repayment and cancellation in relation to a single Lender)). The relevant Lender or Lenders are not obliged to accept such a request.

(b)

If any Lender receives any notice under paragraph (a) above, the amount in respect of which that Lender agrees to waive its right to prepayment shall be, in whole or in part, at the option of the Parent:

(i)	applied in or towards prepayment of any of the Loans (or parts thereof) and/or any other indebtedness; and/or

(ii)	retained by the Group (and be available for use by the Group for any purpose not prohibited by this Agreement),

in each case as specified (and in the amounts specified) by the Parent.

(c)	For the avoidance of doubt:

(i)	no provision of any Finance Document shall be construed to prohibit any application made in accordance with this Clause 7.9;

(ii)

notwithstanding anything to the contrary, in the event that any amount is retained by the Group (including where used by the Group for any purpose not prohibited by this Agreement) in accordance with this Clause 7.9, that retention shall reduce the amount required to be applied in prepayment of the Facility pursuant to any relevant term of this Agreement giving rise to the relevant prepayment obligation; and

(iii)	this Clause 7.9 is without prejudice to the ability of the Parent to agree any waiver pursuant to or in accordance with any other provision of any Finance Document.

8.	INTEREST

8.1	Calculation of interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	LIBOR.

8.2	Payment of interest

Other than as provided for in Clause 8.5 (PIK Interest), the Parent shall pay accrued interest on that Loan on the last day of each Interest Period for such Loan (and, if any Interest Period is longer than 3 Months, on the dates falling at 3 Monthly intervals after the first day of that Interest Period).

8.3	Default interest

(a)

If the Parent fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1 per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Facility Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Parent on demand by the Facility Agent.

(b)	If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be 1 per cent. higher than the rate which would have applied (excluding, for the avoidance of doubt, PIK Margin) if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4	Notification of rates of interest

The Facility Agent shall promptly notify the Lenders and the Parent of the determination of a rate of interest under this Agreement.

8.5	PIK Interest

(a)

Other than in the case of any Increase Opco Loan, in addition to any cash pay interest payable pursuant to Clause 8.1 (Calculation of Interest), interest shall accrue on each Loan from the first day of each Interest Period at a percentage rate per annum equal to the applicable PIK Margin (the “PIK Interest”) and such PIK Interest (if any) shall, on the last day of each

Interest Period (and, if the Interest Period is longer than 3 Months, on the dates falling at 3 Monthly intervals after the first day of the Interest Period), be automatically capitalised and shall be added to the outstanding amount of that Loan.

(b)	Interest shall accrue on each Increase Opco Loan from the first day of each Interest Period at a percentage rate per annum which is the aggregate of:

(i)	the Margin and LIBOR; and

(ii)	PIK Margin,

(the “Increase Opco Loan PIK Interest”),

and such Increase Opco Loan PIK Interest shall, on the last day of each Interest Period (and, if the Interest Period is longer than 3 Months, on the dates falling at 3 Monthly intervals after the first day of the Interest Period), be automatically capitalised and shall be added to the outstanding amount of that Increase Opco Loan.

(c)

Any accrued PIK Interest under paragraph (a) above and accrued Increase Opco Loan PIK Interest under paragraph (b) above shall, after being capitalised, be treated as part of the principal amount of that Loan or, as the case may be, Increase Opco Loan, shall bear interest in accordance with this Clause 8 and shall be payable in accordance with the repayment or prepayment provisions of this Agreement.

9.	INTEREST PERIODS

9.1	Selection of Interest Periods

(a)	The Parent may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan has already been made) in a Selection Notice.

(b)	Each Selection Notice is irrevocable and must be delivered to the Facility Agent by the Parent not later than the Specified Time.

(c)	If the Parent fails to deliver a Selection Notice to the Facility Agent in accordance with paragraph (b) above, the relevant Interest Period will be three Months.

(d)

Subject to this Clause 9, an Interest Period shall be of three Months or any other period as agreed between the Parent and the Facility Agent (acting on the instructions of all Lenders participating in the relevant Loan), provided that the first Interest Period selected for any Loan drawn after the Closing Date may be of any duration that would align it to the end of the Interest Period then applicable to the Loan drawn on the Closing Date.

(e)	An Interest Period for a Loan shall not extend beyond the Termination Date.

(f)	Each Interest Period for a Loan shall start on the Utilisation Date or (if a Loan has already been made) on the last day of its preceding Interest Period.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar Month (if there is one) or the preceding Business Day (if there is not).

9.3	Other Adjustments

Notwithstanding anything to the contrary but without prejudice to the rights of any member of the Group under any other provision of the Finance Documents (including Clause 9.1 (Selection of Interest Periods)), the Facility Agent and the Parent may agree any alternative and/or additional arrangements regarding the adjustment of Interest Periods, the consolidation and/or splitting of Loans and/or the administration and operation of the Facility (subject to the requirement for the Facility Agent to act on the instructions of all Lenders participating in the relevant Loan in the case of any extension of an Interest Period such that it exceeds six Months). If there is a conflict between the terms of any Finance Documents and any such alternative or additional arrangements, the terms of those alternative or additional arrangements will prevail.

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Absence of quotations

Subject to Clause 10.2 (Market disruption):

(a)

if IBOR is to be determined by reference to the Base Reference Banks but a Base Reference Bank does not supply a quotation by the Specified Time on the Rate Fixing Day, the applicable IBOR shall be determined on the basis of the quotations of the remaining Base Reference Banks; or

(b)

if Clause 10.3 (Alternative Reference Bank Rate) applies but an Alternative Reference Bank does not supply a quotation before close of business in London on the date falling one Business Day after the Rate Fixing Day for that Loan, the applicable Alternative Reference Bank Rate shall be determined on the basis of the quotations of the remaining Alternative Reference Banks.

10.2	Market disruption

(a)

If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

(i)	the Margin; and

(ii)

the Alternative Reference Bank Rate or (if an Alternative Market Disruption Event has occurred with respect to that Loan for the relevant Interest Period of that Loan) the rate notified to the Facility Agent by that Lender as soon as practicable and in any event by close of business on the date falling three Business Days after the Rate Fixing Day (or, if earlier, on the date falling three Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)	In this Agreement:

(i)	“Alternative Market Disruption Event” means:

(A)

before close of business in London on the date falling one Business Day after the Rate Fixing Day for the relevant Interest Period of the Loan, none or only two or fewer of the Alternative Reference Banks supplies a rate to the Facility Agent to determine the Alternative Reference Bank Rate for the relevant Interest Period of the Loan; or

(B)

before close of business in London on the date falling three Business Days after the Rate Fixing Day for the relevant Interest Period of the Loan, the Facility Agent receives notifications from a Lender or Lenders (whose participations in that Loan exceed 75 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of the Alternative Reference Bank Rate; and

(ii)	“Market Disruption Event” means:

(A)	at or about noon on the Rate Fixing Day for the relevant Interest Period:

(i)	the Screen Rate not being available;

(ii)	it not being possible to calculate an Interpolated Screen Rate for that Interest Period; and

(iii)	none or only one of the Base Reference Banks supplying a rate to the Facility Agent to determine IBOR for the relevant currency and Interest Period; or

(B)

before close of business in London on the Rate Fixing Day for the relevant Interest Period, the Facility Agent receiving notifications from a Lender or Lenders (whose participations in a Loan exceed 40 per cent. of that Loan) that by reason of circumstances affecting the Relevant Interbank Market generally the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of IBOR.

10.3	Alternative Reference Bank Rate

(a)

If a Market Disruption Event occurs, the Facility Agent shall as soon as is practicable request each of the Alternative Reference Banks to supply to it the rate at which that Alternative Reference Bank could have borrowed funds in the relevant currency and for the relevant period in the Relevant Interbank Market at or about 11:00 a.m. on the Rate Fixing Day (or, in each case, such other time as the Parent and the Facility Agent (acting reasonably) may agree) for the Interest Period of that Loan, were it to have done so by asking for and then accepting interbank offers for deposits in reasonable market size in the currency of that Loan and for a period comparable to the Interest Period of that Loan.

(b)

As soon as is practicable after receipt of the rates supplied by the Alternative Reference Banks, the Facility Agent will notify the Parent and the Lenders of the arithmetic mean of the rates supplied to it in accordance with paragraph (a) above (rounded upwards to four decimal places) (the “Alternative Reference Bank Rate”).

10.4	Alternative basis of interest or funding

(a)

If an Alternative Market Disruption Event occurs and the Facility Agent or the Parent so requires, the Facility Agent and the Parent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest in respect of any affected Loan.

(b)

Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders (such consent not to be unreasonably withheld or delayed) and the Parent, be binding on all Parties, provided that:

(i)	any alternative basis agreed pursuant to paragraph (a) above shall automatically be binding on a Defaulting Lender;

(ii)

any alternative basis agreed pursuant to paragraph (a) above shall automatically be binding on any Lender which does not accept or reject a request for any such consent before 5.00 p.m. London time on the date falling fifteen Business Days’ from the date of that request being made (or such other time and date as the Parent may specify, with the consent of the Facility Agent if less than fifteen Business Days from the date of such request being made); and

(iii)	any Lender which rejects a request for any such consent shall be deemed to be a Non-Consenting Lender for the purposes of this Agreement.

10.5	Break Costs

(a)

The Parent shall, within five Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Parent on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.	FEES

11.1	Upfront fee

The Parent shall pay or procure there is paid to the Lenders (for their own account) an upfront fee in the amount and at the times agreed in a Fee Letter, provided that such fee shall not be payable if the Closing Date does not occur.

11.2	Agency fee

The Parent shall pay or procure there is paid to the Facility Agent (for its own account) a facility agency fee and to the Security Agent (for its own account) a security agency fee, in each case, in the amount and at the times agreed in a Fee Letter, provided that such fee shall not be payable if the Closing Date does not occur.

11.3	Prepayment fee

(a)

Subject to paragraph (b) below, if all or any part of a Loan is prepaid prior to the Termination Date pursuant to Clause 7.4 (Voluntary prepayment) or Clause 7.7 (Exit), or is prepaid or repaid pursuant an acceleration of the Facility in accordance with Clause 21.12 (Acceleration) following the occurrence of an Acceleration Date which is continuing, the Parent shall, or shall procure that another member of the Group will, pay to the Facility Agent on the date of prepayment or repayment (the “Prepayment Date”) for the account of the Lenders under such Loan, pro rata to their participations in the Loan immediately prior to the relevant Prepayment Date, the applicable Prepayment Fee.

(b)

No Prepayment Fee shall be payable under paragraph (a) above to or for the account of any Lender in respect of any prepayment made as a result of that Lender being an Increased Costs Lender, a Non-Consenting Lender or a Non-Funding Lender.

(c)	For the purposes of this Clause 11.3:

“Interest Received” means, as at a Prepayment Date, the proportionate share of Total Interest Received prior to that Prepayment Date that is allocable to the Prepayment Amount.

“Prepayment Amount” means the principal amount of the Facility to be prepaid or repaid on the Prepayment Date.

“Prepayment Fee” means an amount equal to (x) the Prepayment Amount divided by the Total Facility Drawings multiplied by (y) the Total Return Cap less the sum of (a) Interest Received and (b) the Upfront Fees, provided that:

(i)	if this calculation results in an amount which is less than zero, the fee shall be deemed to be zero; and

(ii)	such amount, when aggregated with the total aggregate amount of Total Interest Received and Prepayment Fees paid prior to the relevant Prepayment Date, shall not exceed the Total Return Cap.

“Total Facility Drawings” means the aggregate principal amount drawn under the Facility from the Closing Date up to and including the Prepayment Date (ignoring for this purpose any repayments, prepayments or capitalised PIK interest).

“Total Interest Received” means the total aggregate amount of interest paid in cash, accrued PIK interest paid in cash and PIK interest capitalised in respect of the Facility prior to the relevant Prepayment Date.

“Total Return Cap” means, at any time, an amount equal to (x) the Total Facility Drawings divided by the Total Commitments multiplied by (y) US$32,500,000.

“Total Upfront Fees” means a total aggregate amount equal to (x) three per cent. of the Total Commitments plus (y) the total aggregate amount of any other fees paid to the Arrangers and/or Lenders pursuant to a Fee Letter.

“Upfront Fees” means, as at a Prepayment Date, the proportionate share of Total Upfront Fees paid prior to that Prepayment Date that is allocable to the Prepayment Amount.

11.4	Completion

No fees, costs or expenses are payable by the Parent or any other member of the Group under any of the Finance Documents unless the Closing Date occurs, other than legal costs and expenses (subject to the agreed cap) incurred by the Finance Parties in negotiating the Finance Documents to the extent agreed separately in writing between the Arrangers and the Parent.

11.5	Defaulting Lenders

Unless otherwise agreed in writing by the Parent and notwithstanding anything to the contrary in the Finance Documents, no other fees, costs or expenses shall be payable to a Defaulting Lender (and the fees payable under the Finance Documents shall be reduced accordingly). The Facility Agent shall treat any reduction in any fees, costs or expenses pursuant to this Clause 11.5 as reducing the amount payable to the relevant Defaulting Lender.

12.	TAX GROSS-UP AND INDEMNITIES

12.1	Tax definitions

In this Agreement:

“Qualifying Lender” means, in relation to the Parent, a Lender which is:

(a)	created or organised under the laws of the United States of America or of any state thereof (including the District of Columbia) and is a US Person;

(b)	a Treaty Lender; or

(c)

entitled (lending through the Facility Office which is lending) to receive payments of interest under the Finance Documents without deduction or withholding of any United States of America federal income Taxes, provided that, in each case, such Lender has completed and complied (and continues to comply) with any procedural requirements required to be taken by that Lender in order to obtain the full benefit of all applicable Taxation treaties and legislation or otherwise to establish its status as a Qualifying Lender.

“Tax Credit” means a credit against, relief from, or rebate of, or repayment or remission of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

“Tax Payment” means an increased payment made by the Parent to a Finance Party under Clause 12.3 (Tax gross-up) or a payment made under Clause 12.4 (Tax indemnity).

“Treaty Lender” means, in relation to the Parent, a Lender in respect of a Loan which is resident (for the purposes of the applicable treaty) in a jurisdiction and that is entitled under the provisions of a treaty between the United States of America and that jurisdiction to receive payments of interest under the Finance Documents from a person resident in the United States without a Tax Deduction.

12.2	Payments to be Free and Clear

The Parent must make all payments to be made by it under the Finance Documents without any Tax Deduction, in each case unless a Tax Deduction is required by law.

12.3	Tax gross-up

(a)

If the Parent or a Lender becomes aware that the Parent is required by law to make a Tax Deduction (or that there is a change in the rate or the basis of any Tax Deduction) it shall as soon as is reasonably practicable notify the Facility Agent of such requirement or change. If the Facility Agent receives such notification from a Lender or the Parent it shall promptly notify the affected Parties.

(b)

If a Lender becomes aware that it is not, or ceases to be, a Qualifying Lender it shall as soon as is reasonably practicable notify the Facility Agent. If the Facility Agent receives such notification from a Lender it shall as soon as is reasonably practicable notify the Parent. Without prejudice to the foregoing, each Lender shall as soon as reasonably practicable provide to the Facility Agent and the Parent (if requested by the Facility Agent or the Parent):

(i)

a written confirmation that it is or, as the case may be, is not a Qualifying Lender (provided that if a Lender delivers such a written confirmation on the date on which it becomes a Lender, the Parent and Facility Agent shall only request a further confirmation from that Lender to the extent they consider (acting reasonably) they have reasonable grounds for doing so, including as a result of any change in law or practice of any relevant tax authority); and

(ii)

such documents and other evidence as the Facility Agent and/or the Parent may specifically request and the Lender acting in good faith can reasonably provide to support any confirmation given pursuant to sub-paragraph (i) above.

Until such time as a Lender has complied with any request made under sub-paragraph (i) or (ii) above the Facility Agent and the Parent shall be entitled to treat such Lender as not being a Qualifying Lender for all purposes under the Finance Documents.

(c)

If the Parent is required by law to make a Tax Deduction it shall make that Tax Deduction in the minimum amount required by law and shall make any payment required in connection with any Tax Deduction within the time period and in the amount required by law.

(d)

If a Tax Deduction is required by law to be made by the Parent the amount of the payment due from the Parent shall be increased to an amount which ensures that, after the making of that Tax Deduction, each relevant Party receives on the due date (free from any liability in respect of such Tax Deduction) a net sum equal to the amount of the payment which it would have received had no such Tax Deduction been required.

(e)

Within thirty days after making any Tax Deduction or a payment which it is required to make in connection with any Tax Deduction, the Parent shall, if requested by the relevant Party, deliver to the Facility Agent for the relevant Party, an original receipt or certified copy thereof, or, if unavailable, evidence satisfactory to that Party (acting reasonably) that the Tax Deduction has been made and that any payment which is required in connection with any Tax Deduction has been made to the relevant Tax authority or other person.

(f)	The Parent is not required to make any increased payment to a Lender under paragraph (d) above if at the time that Tax Deduction is made:

(i)

that Lender is not, or has ceased to be, a Qualifying Lender in respect of that payment, unless that Lender has ceased to be a Qualifying Lender in respect of that payment as a result of a change in any law or double Taxation agreement or any published practice or published concession of any relevant Tax authority binding on such Lender, in each case after the date on which it became a Lender under this Agreement;

(ii)	that Lender has not complied with its obligations under Clause 12.8 (Filings) or Clause 12.9 (Lender confirmations); or

(iii)	such deduction or withholding is for or on account of FATCA.

(g)	The Parent will not be obliged to make any payment or increased payment pursuant to this Clause 12:

(i)

in respect of a Tax Deduction where the Tax Deduction is required to be made, pursuant to European Council Directive 2003/48/EC (including, for the avoidance of doubt, any national legislation implementing that Directive or any predecessor or supplement to it), from a payment made or received by the Facility Agent;

(ii)	in respect of Tax imposed on payments made or to be made to a Lender as a consequence of such payments having the benefit of Security relating to German or Austrian real estate;

(iii)	in respect of any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy);

(iv)	in respect of FATCA (or any payment attributable to, or liability arising as a consequence of, FATCA);

(v)	to the extent arising as a consequence of any breach of any provision of Clause 22 (Changes to the Lenders) by a Finance Party; or

(vi)	in respect of any Excluded Event (or any payment attributable to, or liability arising as a consequence of, an Excluded Event).

12.4	Tax indemnity

(a)

Except as provided by paragraph (b) below, the Parent shall, or shall procure that another member of the Group will, within ten Business Days of demand by the Facility Agent, indemnify a Finance Party against any loss or liability which that Finance Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Finance Party in relation to a payment received or receivable from the Parent under a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party under the laws of the jurisdiction in which:

(A)	that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for Tax purposes; or

(B)	that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income or gross receipts received or receivable (but not any sum deemed to be received or receivable such as a Tax Deduction); or

(ii)	if and to the extent that any such loss, liability or cost:

(A)

is compensated for by an increased payment pursuant to paragraph (d) of Clause 12.3 (Tax gross-up) or would have been so compensated but was not so compensated because one of the exclusions in paragraph (f) or (g) of Clause 12.3 (Tax gross-up) applied;

(B)

is suffered or incurred by a Lender and would not have been suffered or incurred if such Lender had been a Qualifying Lender in relation to the Parent at the relevant time, unless that Lender was not a Qualifying Lender at the relevant time as a result of a change in any law or double Taxation agreement or any published practice or published concession of any relevant Tax authority of a jurisdiction with which such Lender has a connection, in each case after the date on which it became a Lender under this Agreement;

(C)	is suffered or incurred by a Lender as a result of such Lender’s failure to comply with its obligations under Clause 12.8 (Filings) or Clause 12.9 (Lender confirmations);

(D)

is suffered or incurred in respect of any Tax imposed on payments made or to be made to a Lender as a consequence of such payments having the benefit of Security relating to German or Austrian real estate;

(E)	is suffered or incurred in respect of any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy);

(F)	is suffered or incurred in respect of any Excluded Event (or any payment attributable to, or liability arising as a consequence of, an Excluded Event);

(G)	is suffered or incurred in respect of FATCA (or any payment attributable to, or liability arising as a consequence of, FATCA); or

(H)	arises as a consequence of any breach of any provision of Clause 22 (Changes to the Lenders) by a Finance Party.

(c)

A Finance Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Facility Agent of the event which will give, or has given, rise to the claim, following which the Facility Agent will notify the Parent.

(d)	A Finance Party shall, on receiving a payment from the Parent under paragraph (a) above, notify the Facility Agent.

12.5	Tax Credit

(a)

If the Parent makes a Tax Payment and the relevant Finance Party determines, acting reasonably and in good faith, that it has obtained and utilised on an affiliated group basis a Tax Credit or other similar Tax benefit which is attributable to that Tax Payment, an increased payment of which that Tax Payment forms part or to a Tax Deduction in consequence of which that Tax Payment was required, that Finance Party shall pay to the Parent such amount as that Finance Party determines, acting reasonably and in good faith, will leave that Finance Party (after that payment) in the same after-Tax position as it would have been in if the Tax Payment had not been made by the Parent.

(b)

If a Lender is not, or ceases to be, a Qualifying Lender, in the event that such Lender fails to provide prompt notification of that fact in accordance with paragraph (b) of Clause 12.3 (Tax gross-up) (including by way of providing an incorrect or misleading notification), if the Parent makes any Tax Payment to such Lender prior to the date on which it is notified that such Lender is not, or has ceased to be, a Qualifying Lender (each a “Relevant Tax Payment”), that Lender shall immediately pay to the Parent such amount as the Parent determines, acting reasonably and in good faith, will leave the Parent in the same position as it would have been in if all Relevant Tax Payments (other than any Relevant Tax Payment which the Parent was required by the terms of this Agreement to pay to such Lender notwithstanding that it was not a Qualifying Lender) had not been made by the Parent. Any member of the Group shall be entitled to set-off any amount or payment due from a Lender pursuant to this paragraph (b) against any amount or payment owed by a member of the Group (and, in the event of any such set-off by a member of the Group, for the purposes of the Finance Documents, the Facility Agent or, as the case may be, the Security Agent shall treat such set-off as reducing only amounts due to the relevant Lender).

(c)	The provisions of paragraphs (a) and (b) above shall remain binding on each person which has received a Tax Payment notwithstanding that such person may have ceased to be a party to this Agreement.

(d)	Without prejudice to paragraphs (a), (b) and (c) above and subject to Clause 12.8 (Filings), Clause 12.9 (Lender confirmations) and Clause 15.1 (Mitigation), no provision of this Agreement will:

(i)	interfere with the right of any Finance Party to arrange its tax affairs in whatever manner it thinks fit;

(ii)

oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it in respect of Tax or impose any obligation regarding the extent, order and manner of any claim made by it in respect of Tax; or

(iii)	oblige any Finance Party to disclose any information relating to its Tax affairs or any computations in respect of Tax.

12.6	Stamp Taxes

The Parent shall, or shall procure that another member of the Group will, within ten Business Days of demand by the Facility Agent, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to any stamp duty, registration or other similar Tax payable in connection with any Finance Document, except for any such Tax payable in connection with any New Lender Certificate or other document relating to the assignment or transfer by any Finance Party of any of its rights and/or obligations under any Finance Document.

12.7	Value Added Tax

(a)

All amounts set out or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall (unless otherwise agreed) be deemed to be exclusive of any VAT which is chargeable on such supply or supplies. Subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under or in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT and such Finance Party shall promptly provide an appropriate VAT invoice to such Party.

(b)

If VAT is or becomes chargeable on any performance (supply or service) rendered by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such performance to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT (unless a reverse-charge rule is applicable in which case VAT shall be paid according to such rule). The

Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment obtained by the Recipient from the relevant tax authority which the Recipient reasonably determines is in respect of such VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall also at the same time reimburse or indemnify (as the case may be) such Finance Party for the full amount of such costs or expenses, including such part thereof as represents VAT, save to the extent that the Finance Party determines (acting reasonably) that it is entitled to credit or repayment from the relevant tax authority in respect of such VAT.

(d)

Any reference in this Clause 12.7 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the representative member (the term “representative member” shall (i) have the same meaning as in the Value Added Tax Act 1994 with regard to the UK or (ii) where applicable, with regard to another jurisdiction refer to an equivalent entity under the relevant laws of such jurisdiction to that referred to in (i)).

12.8	Filings

(a)

Each Lender shall promptly after becoming a Lender under this Agreement and from time to time thereafter submit such forms and documents, complete such other procedural formalities and provide such information as may be necessary (at any time) for the Parent to obtain and maintain authorisation (at all times) to make payment under this Agreement without having to make a Tax Deduction (or, where it is not legally possible to obtain authorisation to make payment without a Tax Deduction, with the smallest Tax Deduction permitted by law).

(b)

Each Lender must satisfy all applicable legal and regulatory requirements for lending to the Parent, other than as a result of a change in law or regulation occurring after the date on which it becomes a Lender under this Agreement.

(c)

Each Lender which will become a Qualifying Lender only on completion of certain procedural requirements (whether to obtain the benefit of applicable Taxation treaties and legislation or otherwise) shall notify the Facility Agent and the Parent promptly on completion of all such formalities.

(d)	Without limiting the generality of the foregoing:

(i)

Each Lender (or assignee or transferee) that is not a US Person (a “Non-US Lender”) shall deliver to the Parent and the Facility Agent two copies of either US Internal Revenue Service Form W-8BEN, Form W-8BEN-E, Form W-8ECI or Form W-8IMY, or, in the case of a Non-US Lender claiming exemption from US federal withholding tax under Section 871(h) or 881(c) of the US Internal Revenue Code with respect to payments of “portfolio interest”, a statement substantially in the form of Schedule 11 (Form of Non-Bank Tax Certificates) and the applicable US Internal Revenue Service Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-US Lender claiming complete exemption from, or a reduced rate of, US federal withholding tax on all payments of United States source interest under this Agreement and any other Finance Document. Such forms shall be delivered by each Non-US Lender on or before the date it becomes a party to this Agreement. In addition, each Non-US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-US Lender. Each Non-US Lender shall promptly notify the Parent at any time it determines that it is no longer legally in a position to provide any previously delivered certificate to the Parent (or any other form of certification adopted by the US taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-US Lender shall not be required to deliver any form pursuant to this paragraph that such Non-US Lender is not legally able to deliver.

(ii)

Each Lender (or assignee or transferee) that is a US Person (a “US Lender”) shall deliver to the Parent and the Facility Agent two copies of US Internal Revenue Service Form W-9 certifying that such Lender is exempt from US Federal backup withholding tax. Such form shall be delivered by each US Lender on or before the date it becomes a party to this Agreement. In addition, each US Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such US Lender. Each US Lender shall promptly notify the Parent at any time it determines that it is no longer legally in a position to provide any previously delivered certificate to the Parent (or any other form of certification adopted by the US taxing authorities for such purpose).

(iii)

If a payment made to a Finance Party under any Finance Document would be subject to US federal withholding Tax imposed under FATCA if such Finance Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the US Internal Revenue Code, as applicable), such Finance Party shall deliver to the Parent and the Facility Agent at the time or times prescribed by law and at such time or times reasonably requested by the Parent or the Facility Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the US Internal Revenue Code) and such additional documentation reasonably requested by the Parent or the Facility Agent as may be necessary for the Parent and the Facility Agent to comply with their obligations under FATCA and to determine that such Finance Party has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment. If a Finance Party becomes aware that it is not entitled to receive any payment made under the Finance Documents free from any deduction or withholding imposed under FATCA it shall promptly notify the Facility Agent and the Parent (together with the amount of any applicable deduction or withholding). Without prejudice to the foregoing, each Finance Party shall promptly provide to the Facility Agent and the Parent (if requested by the Facility Agent or the Parent) (A) a written confirmation that so far as it is aware it is or, as the case may be, is not entitled to receive payments made under the Finance Documents free from any deduction or withholding imposed under FATCA and (B) such documents and other evidence as the Facility Agent and/or the Parent may reasonably require to (1) support any confirmation given pursuant to (A) and/or (2) as applicable, calculate the amount of any deduction or withholding to be made on account of FATCA on any payment made under the Finance Documents to that Finance Party. If a Finance Party fails to comply with its obligations under this paragraph (d), until such time as that Finance Party has complied with its obligations the Facility Agent and the Parent shall be entitled to treat such Finance Party as not being entitled to receive all or any part of any payment made under the Finance Documents free from any deduction or withholding imposed under FATCA.

12.9	Lender confirmations

(a)

On becoming a Lender under this Agreement, each Lender shall provide to the Facility Agent and to the Parent (if so requested by the Facility Agent or by the Parent in writing) a certificate of Tax residence (or equivalent document according to the implementing provisions of any applicable double Taxation treaty) issued by the competent Tax authorities demonstrating the Tax residence of the relevant Lender, and thereafter shall provide, at the written request of the Parent, an annual update. The Parent shall be entitled to submit such certificate to the authorities where it is, in its opinion, necessary or desirable to do so.

(b)

Each person which becomes a party to this Agreement as a Lender after the date of this Agreement shall indicate and confirm in the relevant New Lender Certificate or, as the case may be, Increase Confirmation pursuant to which it becomes a Lender which of the following categories it falls into:

(i)	it is not a Qualifying Lender;

(ii)	it is a Qualifying Lender (other than a Treaty Lender);

(iii)	it is a Treaty Lender; and/or

(iv)	it will become a Qualifying Lender on completion of certain procedural formalities.

(c)

If a person becoming a Lender fails to indicate its status in accordance with paragraph (b) above, until such time as that Lender has provided the relevant notifications to the Facility Agent and the Parent (if not in a New Lender Certificate or an Increase Confirmation, in form and substance satisfactory to the Facility Agent and the Parent), the Facility Agent and the Parent shall be entitled to treat such Lender as not being a Qualifying Lender for all purposes under the Finance Documents.

13.	INCREASED COSTS

13.1	Increased Costs

(a)

Subject to Clause 13.3 (Exceptions) the Parent shall, within three Business Days of a demand by the Facility Agent, pay or procure there is paid for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date it became a party to this Agreement or (ii) compliance with any law or regulation made after the date it became a party to this Agreement.

(b)	In this Agreement “Increased Costs” means:

(i)	a reduction in the rate of return from the Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitments or funding or performing its obligations under any Finance Document.

13.2	Increased Cost claims

(a)

A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased Costs) shall as soon as reasonably practical notify the Facility Agent of the event giving rise to the claim and whether it intends to make a claim, following which the Facility Agent shall promptly notify the Parent.

(b)

Each Finance Party shall, as soon as practicable after a demand by the Facility Agent, provide a certificate (giving reasonable details of the circumstances giving rise to such claim and of the calculation of the Increased Cost) confirming the amount of its Increased Costs.

13.3	Exceptions

(a)	Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by the Parent;

(ii)

compensated for by or under any other Clause, including, without limitation, Clause 12 (Tax Gross-Up and Indemnities) (or would have been compensated for by or under any other Clause but was not so compensated solely because any of the exclusions in that Clause applied);

(iii)	attributable to the breach by the relevant Finance Party or its Affiliates of:

(A)	any law or regulation; or

(B)	the terms of any Finance Document;

(iv)

attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (“Basel II”) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates) but excluding any Increased Cost attributable to the implementation or application of or compliance with “Basel III: A global regulatory framework for more resilient banks and banking systems” and “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010 in the form existing on the date of this Agreement (“Basel III”) or any other law or regulation which implements Basel III (in each case unless a Finance Party was or reasonably should have been aware of that Increased Cost on the date on which it became a Finance Party under this Agreement);

(v)	attributable to any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy);

(vi)	attributable to any Excluded Event (or any payment attributable to, or liability arising as a consequence of, an Excluded Event);

(vii)	attributable to FATCA (or any payment attributable to, or liability arising as a consequence of, FATCA); or

(viii)	attributable to any breach of any provision of Clause 22 (Changes to the Lenders) by a Finance Party.

(b)	In this Clause 13.3 reference to a Tax Deduction has the same meaning given to that term in Clause 12.1 (Tax definitions).

14.	OTHER INDEMNITIES

14.1	Currency indemnity

(a)

If any sum due from the Parent under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Parent; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings against the Parent,

then:

(A)

the Parent shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum; provided that

(B)

if the amount produced or payable as a result of the conversion is greater than the relevant Sum due, the relevant Finance Party will, unless the Acceleration Date has occurred and is continuing, refund any such excess amount to the Parent.

(b)	The Parent waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2	Other indemnities

The Parent shall, within three Business Days of demand (which demand must be accompanied by reasonable calculations or details of the amount demanded), indemnify each Finance Party against any cost, loss or liability (but excluding any loss of Margin and PIK Margin) incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by the Parent to pay any amount due under a Finance Document on its due date, including, without limitation, any cost, loss or liability arising as a result of Clause 27 (Sharing among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Loan requested by the Parent in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(d)	a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Parent or as required by this Agreement.

14.3	Indemnity to the Facility Agent

The Parent shall promptly upon, and in any event within five Business Days of, demand (which demand must be accompanied by reasonable calculations or details of the amount demanded) indemnify the Facility Agent against any reasonable third party cost, loss or liability incurred by the Facility Agent (acting reasonably) as a result of:

(a)

the Facility Agent or its representatives investigating any event or matter which the Facility Agent reasonably believes is a Default, provided that if after doing so it is established that the event or matter is not a Default or an Event of Default, such cost, loss or liability of investigation shall be for the account of the Lenders; or

(b)

acting or relying on any notice, request or instruction from the Parent, an Affiliate of the Parent, an Investor, an Affiliate of an Investor or from the management of any member of the Group which it reasonably believes to be genuine, correct and appropriately authorised.

14.4	Indemnity to the Security Agent

The Parent shall within five Business Days of written demand (such demand to be accompanied by reasonable calculations and details of the amount so demanded) indemnify the Security Agent and every Receiver and Delegate against any third party cost, loss or liability (together with any applicable VAT) reasonably incurred by any of them (but excluding any cost, loss or liability (and any applicable VAT) arising as a result of the Security Agent’s or such Receiver or Delegate’s negligence, wilful misconduct or wilful default):

(a)	in relation to or as a result of:

(i)	any failure by the Parent to comply with obligations under Clause 16 (Costs and Expenses);

(ii)	the taking, holding, protection or enforcement of the Transaction Security in accordance with the terms of each of the Transaction Security Documents;

(iii)	the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent, each Receiver and each Delegate by the Finance Documents or by law; or

(iv)	any default by the Parent in the performance of any of the obligations expressed to be assumed by it in the Finance Documents; or

(b)	which otherwise relates to any of the Charged Property or the performance of the terms of this Agreement (otherwise than as a result of its negligence, wilful misconduct or wilful default).

15.	MITIGATION BY THE LENDERS

15.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or being cancelled pursuant to, any of Clause 7.1 (Illegality of a Lender), Clause 12 (Tax Gross-up and Indemnities) or Clause 13 (Increased Costs), in each case, including (but not limited to) transferring its rights and obligations under the Finance Documents to an Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Parent under the Finance Documents.

15.2	Limitation of liability

(a)

The Parent shall within five Business Days of demand indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b)

A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it in any material respect.

16.	COSTS AND EXPENSES

16.1	Transaction expenses

The Parent shall promptly on demand pay the Facility Agent, the Security Agent and the Arrangers the amount of all reasonable third party costs and expenses (including legal fees and notarial costs) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and perfection of:

(a)	the Facility, this Agreement and any other Finance Document executed on or prior to the date of this Agreement; and

(b)	any other Finance Documents executed after the date of this Agreement,

subject in each case to the Closing Date having occurred (other than in respect of legal fees up to the cap agreed by the Parent) and on a basis and up to an amount as agreed by the Parent in writing from time to time.

16.2	Amendment costs

If:

(a)	the Parent requests in writing an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 28.10 (Change of currency),

the Parent shall, within ten Business Days of demand, reimburse (or procure reimbursement of) each of the Facility Agent and the Security Agent for the amount of all reasonable third party costs and expenses (including legal fees and notarial costs) reasonably incurred by the Facility Agent or the Security Agent in responding to, evaluating, negotiating or complying with that request or requirement.

16.3	Enforcement and preservation costs

The Parent shall, within five Business Days of demand, pay (or procure payment) to each Finance Party the amount of all costs and expenses (including legal fees and notarial costs) incurred by the Facility Agent or the Security Agent on behalf of that Finance Party in connection with the enforcement of or the preservation of any rights, powers and remedies under any Finance Document and the Transaction Security.

16.4	Transfer costs and expenses

Notwithstanding any other term of the Finance Documents, if a Finance Party assigns or transfers any of its rights, benefits or obligations under the Finance Documents no member of the Group shall be required to pay any fees, costs, expenses or other amounts relating to or arising in connection with that assignment or transfer (including, without limitation, any Taxes and any amounts relating to the perfection or amendment of the Transaction Security).

16.5	Cost Details

Notwithstanding any other term of the Finance Documents, no member of the Group shall be required to pay any fees, costs, expenses or other amounts (other than principal and interest) unless:

(a)

it has first been provided with reasonable details of the circumstances giving rise to such payment and of the calculation of the relevant amount (including, where applicable, details of hours worked, rates and individuals involved); and

(b)

in the case of costs and expenses, it has received satisfactory evidence that such costs and expenses have been properly incurred (including that all security costs relate only to Transaction Security Documents entered into, or related actions taken, in accordance with the terms of the Transaction Security Documents and approved in advance by the Parent).

17.	REPRESENTATIONS

The Parent makes the following representations and warranties and Holdco makes the representations and warranties set out at Clause 17.1 (Status) to Clause 17.6 (Governing law and enforcement) only to each Finance Party at the times specified in Clause 17.25 (Times on which representations are made).

17.1	Status

(a)	It is duly incorporated, organised or established and validly existing under the law of its jurisdiction of incorporation, organisation or establishment.

(b)	It and each of its Subsidiaries which is a Material Company has the power to own its assets and carry on its business in all material respects as it is being conducted.

17.2	Binding obligations

Subject to the Legal Reservations and the Perfection Requirements, the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations.

17.3	Non-conflict with other obligations

The entry into and delivery by it of, and the performance by it of its obligations under, the Finance Documents to which it is a party do not:

(a)	conflict with any law or regulation applicable to it to an extent which has, or would reasonably be expected to have, a Material Adverse Effect;

(b)	conflict in any material respect with its constitutional documents;

(c)	breach the Opco Revolving Facility Agreement; or

(d)

breach any other agreement or instrument binding upon it or any of its Subsidiaries which is a Material Company or any of its assets or the assets of any of its Subsidiaries which is a Material Company, in each case to an extent which has, or would reasonably be expected to have, a Material Adverse Effect.

17.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary corporate action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party.

17.5	Authorisations

(a)

Subject to the Legal Reservations and Perfection Requirements, all material Authorisations required to enable it lawfully to enter into and comply with its material obligations under the Finance Documents to which it is a party have been (or will by the required date be) obtained or effected and are (or will by the required date be) in full force and effect.

(b)

All Authorisations necessary for the conduct of the business of the Group in the ordinary course have been obtained or effected and are in full force and effect, in each case to the extent that failure to do so has, or would reasonably be expected to have, a Material Adverse Effect.

17.6	Governing law and enforcement

(a)

Subject to the Legal Reservations and Perfection Requirements, the choice of English or the applicable other law (in each case as stated in the relevant Finance Documents) as the governing law of the Finance Documents to which it is a party will be recognised and enforced in its jurisdiction of incorporation.

(b)	Subject to the Legal Reservations and Perfection Requirements, any judgment obtained:

(i)	in England in relation to a Finance Document governed by English law to which it is a party, will be recognised and enforced in its jurisdiction of incorporation; and

(ii)	in relation to a Finance Document governed by a law other than English law to which it is a party, will be recognised and enforced in the jurisdiction of the governing law of that Finance Document.

17.7	Insolvency

(a)	None of the circumstances described in Clause 21.5 (Insolvency) exists in relation to any Material Company (subject to the thresholds and exceptions set out in that Clause).

(b)	No:

(i)

corporate action, legal proceeding or other formal procedure or step described in paragraph (a) or (b) of Clause 21.6 (Insolvency proceedings) (subject to the thresholds and exceptions set out in that Clause); or

(ii)	creditors’ process described in Clause 21.7 (Creditors’ process) (subject to the thresholds and exceptions set out in that Clause),

is continuing in relation to any Material Company (for the avoidance of doubt, excluding any such actions, proceedings, procedures, steps or processes which have been discharged or revoked or have otherwise lapsed).

17.8	No default

(a)	No Event of Default is continuing or would reasonably be expected to result from the making of any Loan or the entry into or performance of any Finance Document.

(b)

No other event or circumstance is outstanding which constitutes (or which would, with the lapse of time, the giving of notice under the relevant document or any combination of the foregoing, constitute) a default or termination event (howsoever described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its or its Subsidiaries’ assets are subject, in each case which has, or would reasonably be expected to have, a Material Adverse Effect.

17.9	No breach of law

It and each of its Subsidiaries is in compliance with all laws and regulations (including all Environmental Laws) applicable to it in its jurisdiction of incorporation or in the jurisdiction in which it operates, in each case where non-compliance has, or would reasonably be expected to have, a Material Adverse Effect (provided that no member of the Group shall be in breach of this representation if non-compliance directly or indirectly arises as a consequence of any breach of any provision of Clause 22 (Changes to the Lenders) by a Finance Party).

17.10	Financial Statements

(a)

The Original Financial Statements were prepared in all material respects in accordance with generally accepted accounting principles in the jurisdiction of incorporation of Opco Parent consistently applied (in each case to the extent applicable to the relevant financial statements and as applied by Opco Parent) unless otherwise referred to in such Original Financial Statements (or the notes thereto) or as expressly disclosed to the Facility Agent in writing prior to the date of this Agreement.

(b)

The Original Financial Statements fairly present in all material respects the consolidated financial position of those members of the Opco Group to which they are expressed to relate in respect of, and as at the end of, the period with respect to which they were prepared.

(c)	The Financial Statements most recently delivered pursuant to Clause 18.1 (Financial Statements):

(i)

were prepared on a basis consistent in all material respects in accordance with the applicable Accounting Principles (without prejudice to Clause 18.3 (Requirements as to Financial Statements)) unless otherwise referred to in such Financial Statements (or the notes thereto) and, in the case of Quarterly Financial Statements and Monthly Financial Statements, having regard to the fact they were prepared for management purposes and to the extent appropriate in the context of financial statements not subject to audit procedures, in each case save as disclosed to the Facility Agent in writing on or prior to the date of delivery of those Financial Statements; and

(ii)

fairly present in all material respects the consolidated financial position of the Group (or, as the case may be, the Opco Parent and its Subsidiaries or the relevant Holding Company of the Parent and its Subsidiaries) in respect of, and as at the end of, the period with respect to which those Financial Statements were drawn up subject, in the case of Quarterly Financial Statements and Monthly Financial Statements, to year-end adjustments.

(d)

The financial projections and forecasts contained in the Budget most recently delivered to the Facility Agent pursuant to Clause 18.4 (Budget) were prepared on the basis of assumptions which the Parent carefully considered and considered to be reasonable at the time of being made (provided that each Finance Party acknowledges that any projections and forecasts contained in the Budget are subject to significant uncertainties and contingencies and that no assurance can be given that such projections or forecasts will be realised).

17.11	Accuracy of Information

(a)

All material information in relation to the Group made available to the Original Lenders by the Parent or any of its representatives or by members of management of the Opco Group prior to the date of this Agreement in connection with the transactions contemplated by the Finance Documents, including information provided during the telephone call between, among others, (i) representatives of the Original Lender and certain members of management of the Opco Group on 19 December 2019 and (ii) representatives of the Original Lender, representatives of Ernst & Young as tax advisors to the Parent and certain members of management of the Opco Group on 20 December 2019 (as such information has been supplemented and corrected by the Parent and/or its representatives from time to time up to the date of this Agreement) (the “Information Package”), in each case taken as a whole, was true and accurate in all material respects, no material information was omitted from the Information Package the omission of which resulted in the material information contained in the Information Package taken as a whole being untrue or misleading in any material respect as at the date of the relevant information that was supplied or, if earlier, the date attributed to such information in the Information Package, and, so far as the Parent is aware and unless otherwise disclosed prior to the date of this Agreement, no event or circumstance has occurred or arisen which would result in the Information Package taken as a whole being untrue or misleading in any material respect as at the date of this Agreement.

(b)

The financial projections and forecasts contained in the Business Plan were prepared on the basis of assumptions which the Parent carefully considered and considered to be reasonable at the time of being made (provided that each Finance Party acknowledges that any projections and forecasts contained in the Business Plan are subject to significant uncertainties and contingencies and that no assurance can be given that such projections or forecasts will be realised).

17.12	Pari passu ranking

Its payment obligations under the Finance Documents rank at least pari passu with all its other present and future unsecured unsubordinated payment obligations, except for obligations mandatorily preferred by laws of general application.

17.13	No proceedings pending or threatened

(a)

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which are reasonably likely to be determined adversely to it and which, if so adversely determined, would have, or would reasonably be expected to have, a Material Adverse Effect have been started or (so far as the Parent is aware) threatened against it or any of its Subsidiaries.

(b)

No labour disputes which are reasonably likely to be determined adversely to it and which, if so adversely determined, would have, or would reasonably be expected to have, a Material Adverse Effect have been started or (so far as the Parent is aware) threatened in writing against it or any of its Subsidiaries.

17.14	Environmental

So far as the Parent is aware, no Environmental Claim has been commenced or (to the best of the Parent’s knowledge and belief) is threatened against any member of the Group which is likely to be determined adversely to such member of the Group and which, if so determined against that member of the Group, would have, or would reasonably be expected to have, a Material Adverse Effect.

17.15	Taxation

Each member of the Group has paid all Taxes required to be paid by it within the time period allowed for payment without incurring any penalties for non-payment other than any Taxes:

(a)	being contested by it in good faith and in accordance with the relevant procedures;

(b)	for which adequate reserves are being maintained in accordance with the Accounting Principles (if applicable); and

(c)

where payment can be lawfully withheld and will not result in the imposition of any penalty or in any Security ranking in priority to the claims of any Finance Party under any Finance Document or to any Security created under any Transaction Security Document (other than any Security permitted to subsist under Clause 20.8 (Negative pledge)), and in each case to the extent that failure to do so has, or would reasonably be expected to have, a

Material Adverse Effect.

17.16	Security, Financial Indebtedness and guarantees

(a)	No Security exists over all or any of the present or future assets of any member of the Group other than as permitted by Clause 20.8 (Negative pledge).

(b)

No member of the Group has any Financial Indebtedness outstanding or any guarantees of Financial Indebtedness outstanding other than as permitted by Clause 20.15 (Financial Indebtedness) or Clause 20.12 (No guarantees or indemnities).

17.17	Good title to assets

Members of the Group have a good title to, or valid leases or licences of, or are otherwise entitled to use, the assets necessary to carry on the business of the Group as presently conducted, in each case to the extent that failure to do so has, or would reasonably be expected to have, a Material Adverse Effect.

17.18	Intellectual Property

(a)

Members of the Group are the sole legal and beneficial owners of or have licensed to them or are otherwise entitled to use all Intellectual Property required to carry on the business of the Group as presently conducted, in each case where failure to do so has, or would reasonably be expected to have, a Material Adverse Effect.

(b)

There are no adverse circumstances relating to the validity, subsistence or use of any of its or its Subsidiaries’ Intellectual Property which have, or would reasonably be expected to have, a Material Adverse Effect.

(c)

No member of the Group has infringed any Intellectual Property of any third party in any material respect where such infringement has, or would reasonably be expected to have, a Material Adverse Effect.

(d)

There has been no material infringement or (so far as the Parent is aware) threatened or suspected infringement of or challenge to the validity of any material Intellectual Property owned by or licensed to any member of the Group, in each case where such infringement or challenge has, or would reasonably be expected to have, a Material Adverse Effect.

17.19	Group structure

(a)

The Group Structure Chart delivered pursuant to Clause 4.1 (Initial conditions precedent) shows each member of the Group, its jurisdiction and, if not wholly owned, its percentage ownership by the Group (in each case as the Group will be immediately after the Closing Date).

(b)

As at the date of this Agreement, no Connected Person holds any equity interest in, or is a creditor in respect of Financial Indebtedness owed by, a member of the Group, other than any equity interests held by Holdco in the Parent.

17.20	The Parent

The Parent has not traded or carried on business and it does not have any material assets or any material liabilities or commitments (actual or contingent, present or future), in each case other than:

(a)	as may arise by entering into or under the Transaction Documents or otherwise in connection with the Transaction Documents and the transactions contemplated therein;

(b)	any liabilities for Tax and other customary liabilities for a holding company (in its capacity as a holding company of the Group);

(c)	ownership of shares or other interests in any member of the Group;

(d)	establishment and administration costs;

(e)	pursuant to any steps and/or matters set out in or contemplated by the Structure Memorandum; and

(f)	any matter contemplated or permitted by Clause 20.20 (The Parent).

17.21	Regulations T, U and X

Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulations T, U or X.

17.22	Investment Company Act

The Parent is not an “investment company” within the meaning of the United States Company Act of 1940, as amended.

17.23	Sanctions

To the best of its knowledge after due and careful enquiry (at the time the relevant transaction was entered into in the case of paragraph (b) below), neither it nor any of its Subsidiaries nor any of their directors, officers or employees:

(a)	is a Restricted Party; or

(b)	has engaged in any transaction or other activity which would result in it being in breach of any Sanctions applicable to it.

17.24	Anti-Corruption Laws

To the best of its knowledge after due and careful enquiry, neither the Parent nor any of its Subsidiaries nor any of their respective directors, officers or employees has taken any action that would result in a violation in any material respect by the Parent of Anti-Corruption Laws and the Group has conducted its businesses in compliance in all material respects with the Anti-Corruption Laws and has instituted and maintains policies and procedures designed to ensure, compliance with the Anti-Corruption Laws.

17.25	Times on which representations are made

(a)

All the representations and warranties in this Clause 17 are made to each Finance Party on the date of this Agreement and on the Closing Date in each case except for the representations and warranties set out in paragraph (c) of Clause 17.10 (Financial Statements) which are deemed to be made by the Parent once only in respect of each set of Financial Statements delivered and shall be made on the date of delivery of the relevant Financial Statements.

(b)	The Repeating Representations are deemed to be made by the Parent to each Finance Party on the date of each Utilisation Request and on the first day of each Interest Period.

(c)

Each representation or warranty deemed to be made after the date of this Agreement shall be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

18.	INFORMATION UNDERTAKINGS

The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1	Financial Statements

The Parent shall supply to the Facility Agent (if requested by the Facility Agent, in sufficient copies for all the Lenders):

(a)

within 120 days after the end of each of its financial years ending after the Closing Date, its audited consolidated financial statements for that financial year (or, at the option of the Parent, the audited consolidated financial statements of the Opco Parent or a Holding Company of the Parent for that financial year), including a balance sheet, profit and loss account, cash flow statement and directors’ statement (if any) thereon;

(b)

within 60 days after the end of each Financial Quarter (commencing with the first complete Financial Quarter starting after the Closing Date), its consolidated management accounts or interim financial statements for that Financial Quarter (or, at the option of the Parent, the consolidated management accounts or interim financial statements of the Opco Parent or a Holding Company of the Parent for that Financial Quarter); and

(c)

within 45 days (commencing with the third complete Month starting after the Closing Date and excluding the last Month in any Financial Quarter), its monthly management accounts for that Month (or, at the option of the Parent, the monthly management accounts of the Opco Parent or a Holding Company of the Parent for that Month), provided that:

(i)

delivery of management accounts and/or financial statements as customarily prepared by the Opco Parent prior to the Closing Date as regards the form of and contents of such management accounts and financial statements and any accompany informations, statements and management commentary shall satisfy the requirements of paragraphs (a), (b) and (c) of Clause 18.1 and paragraph (a)(iii) of Clause 18.3 (Requirements as to Financial Statements);

(ii)

in the event any member of the Group makes an acquisition of any person after the Closing Date (each such person, together with its Subsidiaries, being an “Acquired Entity”), for accounting periods any part of which fall on or prior to the date six Months from the date of completion of such acquisition:

(A)

to the extent management accounts and/or financial statements are required to be delivered in relation to any such accounting period, separate management accounts or, as the case may be, financial statements may be delivered in respect of the Acquired Entity for that period (and in the event separate accounts or statements are delivered pursuant to this paragraph (ii), any representation, statement or requirement in this Clause 18 referring to management accounts and/or financial statements of, or the consolidated financial position of, the Group (or similar language) shall be construed as to be a reference to the Group excluding the Acquired Entity);

(B)

any management accounts and financial statements delivered pursuant to paragraph (A) above may be in a form as customarily prepared by the Acquired Entity prior to the date of completion of such acquisition (and management accounts and financial statements delivered in such form shall satisfy the requirements of this Clause 18); and

(C)

for the purpose of calculating any financial ratio or other amount under this Agreement any management accounts and financial statements delivered pursuant to paragraph (A) above may be aggregated with the Monthly Financial Statements, the Quarterly Financial Statements or, as the case may be, the Annual Financial Statements for the relevant period (and appropriate adjustments made for any intra-group transactions); and

(iii)

in the event that any period specified in the Finance Documents for the Group to deliver any financial statements, documents or other information expires on a day which is not a Business Day, that period shall be extended so as to expire on the next Business Day.

18.2	Compliance Certificate

(a)

The Parent shall supply a Compliance Certificate to the Facility Agent with each set of Annual Financial Statements and each set of Quarterly Financial Statements (starting with the Annual Financial Statements or Quarterly Financial Statements to be delivered in respect of the first Relevant Period ending on or after the date falling 6 Months after the Closing Date).

(b)	Each Compliance Certificate delivered under paragraph (a) above shall:

(i)	contain the information and computations required by the form of Compliance Certificate set out in Schedule 5 (Form of Compliance Certificate);

(ii)

in the event that the Parent delivers any Financial Statements for the applicable Relevant Period pursuant to Clause 18.1 (Financial Statements) and those Financial Statements are consolidated at the level of a Holding Company of the Parent, set out or attach details of any material adjustments made for that Relevant Period to exclude the results, assets and liabilities of each person which is consolidated in such financial statements but is not a member of the Group;

(iii)

in the event that the Parent delivers any Financial Statements for the applicable Relevant Period pursuant to Clause 18.1 (Financial Statements) and those Financial Statements are consolidated at the level of the Opco Parent, set out or attach details of any material adjustments made for that Relevant Period to include the results, assets and liabilities of the Parent; and

(iv)	confirm that, so far as the Parent is aware, no Default is continuing or, if a Default is continuing, what Default has is continuing and the steps being taken to remedy that Default.

(c)	Each Compliance Certificate shall be signed by two directors of the Parent (or a member of Senior Management).

18.3	Requirements as to Financial Statements

(a)	Subject to paragraph (d) below, each set of Financial Statements delivered pursuant to Clause 18.1 (Financial Statements):

(i)

shall be deemed to constitute a confirmation by the relevant entity (qualified by the actual knowledge and awareness of that entity) that such Financial Statements fairly present in all material respects its financial condition and operations as at the date as at which, and for the period in relation to which, those Financial Statements were drawn up (subject, in the case of Quarterly Financial Statements and Monthly Financial Statements, to year-end adjustments);

(ii)

in the case of Annual Financial Statements and Quarterly Financial Statements, shall be accompanied by a statement of the Parent or a member of Senior Management commenting (qualified by the actual knowledge and awareness of the Parent) on the performance of the Group for the period to which the Financial Statements relate; and

(iii)

shall be prepared in all material respects in accordance with the applicable Accounting Principles consistently applied (unless otherwise referred to in such Financial Statements, or the notes thereto, and, in the case of Quarterly Financial Statements and Monthly Financial Statements, to the extent appropriate in the context of Quarterly Financial Statements and Monthly Financial Statements, and in each case save as disclosed to the Facility Agent in writing on or prior to the date of delivery of those Financial Statements), provided that, in relation to any such Financial Statements, if there has been any change as regards the accounting principles or accounting practices applied by the Parent when compared to the Original Accounting Principles and that change is material (as determined by the Parent in good faith), the Parent shall notify the Facility Agent accordingly (unless the Facility Agent has been notified of the relevant change in relation to a previous set of Financial Statements) and, if requested by the Facility Agent, the Parent shall deliver to the Facility Agent a statement (the “Reconciliation Statement”) containing a description of any change necessary for those Financial Statements to reflect in all material respects the Original Accounting Principles.

(b)

If the Parent notifies the Facility Agent of a change in accordance with paragraph (a)(iii) above, then, at the request of the Parent or the Facility Agent, the Parent and Facility Agent shall enter into negotiations in good faith with a view to agreeing:

(i)	whether or not the change might result in any alteration in the commercial effect of any of the terms of this Agreement; and

(ii)

any amendments to this Agreement which may be necessary to ensure that the adoption by the Group of such different accounting basis does not result in any material alteration in the commercial effect of the rights and/or obligations of the Parent in the Finance Documents (including more onerous information reporting requirements), and if any amendments satisfactory to the Facility Agent and the Parent are agreed (each acting reasonably) they shall take effect and be binding on each of the Parties in accordance with their terms.

(c)

If no agreement is reached under paragraph (b) above on the required amendments to this Agreement within thirty days of the relevant notification by the Parent (and it is not agreed that no such amendments are required), the Parent shall:

(i)

(if a Reconciliation Statement is required by the Facility Agent under paragraph (a)(iii) above) ensure that each set of Financial Statements is accompanied by a Reconciliation Statement or, at the option of the Parent, provide financial statements prepared on the basis most recently agreed in accordance with this Agreement; or

(ii)

instruct the auditors of the Parent (or any other accounting firm referred to in paragraph (d) below selected by the Parent) (the “Designated Accountants”) to determine any amendment to the terms of this Agreement which the Designated Accountants (acting as experts and not as arbitrators) consider appropriate to ensure the change does not result in either the Finance Parties or the Parent being in a worse position than if the change had not been made. Those amendments shall take effect when so determined by the Designated Accountants. The cost and expense of the Designated Accountants shall be for the account of the Parent.

(d)

The Parent shall procure that each set of Annual Financial Statements shall be audited by a firm of independent auditors licensed to practice in the jurisdiction of incorporation of the Parent (or, as the case may be, the relevant Holding Company of the Parent).

18.4	Budget

(a)

The Parent shall supply to the Facility Agent not more than thirty days after the start of each of its financial years (commencing with the financial year starting 1 January 2021) an annual Budget for that financial year.

(b)	The Parent shall ensure that the Budget:

(i)	includes a projected consolidated profit and loss account (or income statement), balance sheet and cashflow statement for the Opco Group;

(ii)

is prepared in all material respects in accordance with the Accounting Principles and the applicable accounting practices in each case applied to the Financial Statements under Clause 18.1 (Financial Statements) (in each case unless otherwise referred to in such Budget and to the extent appropriate in the context of a management produced Budget); and

(iii)	has been approved by the board of directors of the Parent (or a member of Senior Management).

(c)

The Parent shall, if the board of directors (or equivalent management body) of the Parent formally adopts a revised Budget which materially changes any projections in the original Budget, supply to the Facility Agent the revised projections with a written description of the material changes.

18.5	Management Presentation

If requested by the Facility Agent, once in every Financial Quarter of the Parent (commencing with the Financial Quarter starting on 1 April, 2020) one or more representatives from the senior management of the Group shall give a single presentation to the Finance Parties, at a time and a venue to be agreed by the Parent and the Facility Agent (acting reasonably), about the financial performance of the Group. For the avoidance of doubt, any such presentation may be made by way of a telephone call to which Lenders are invited.

18.6	Information: miscellaneous

The Parent shall, or shall procure that another member of the Group will, supply to the Facility Agent:

(a)

a copy of all documents of a general nature dispatched by the Parent to its creditors generally (other than in the ordinary course of business) or dispatched by the Parent to any class of creditors in the context of a financial restructuring of the Group;

(b)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings, Environmental Claim or labour dispute which are current, threatened or pending against any member of the Group, which are reasonably likely to be adversely determined against that member of the Group and which would, if so adversely determined, have, or reasonably be expected to have, a Material Adverse Effect;

(c)

promptly, such financial information relating to the financial condition, assets or performance of the Group as the Facility Agent (acting on the instructions of the Majority Lenders) may reasonably request; and

(d)	promptly, such information about the Charged Property as the Facility Agent or the Security Agent (acting on the instructions of the Majority Lenders) may reasonably request.

18.7	Notification of default

(a)	The Parent shall notify the Facility Agent of any Default that is continuing (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b)

Promptly upon a request by the Facility Agent (if the Facility Agent has reasonable grounds for believing there is a continuing Default), the Parent shall supply to the Facility Agent a certificate signed by two authorised signatories (or a member of Senior Management) on its behalf certifying that, so far as it is aware, no Default is continuing (or, if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.8	Use of websites

(a)

The Parent may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication (and for the avoidance of doubt each Lender shall be deemed to accept this method of communication unless it has expressly notified the Facility Agent and the Parent in writing to the contrary) by posting (either directly or by way of another Finance Party posting) this information onto an electronic website designated by the Parent and the Facility Agent (the “Designated Website”) if:

(i)	the Facility Agent expressly agrees that it will accept communication of the information by this method;

(ii)	both the Parent and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and

(iii)	the information is in a format previously agreed between the Parent and the Facility Agent.

For the avoidance of doubt and notwithstanding anything to the contrary, services such as intralinks and debt domain shall be deemed to satisfy the requirements set out in this Clause 18.8 in relation to any Designated Website. If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the Facility Agent shall notify the Parent accordingly and the Parent shall supply the information to the Facility Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event, if requested by the Facility Agent, the Parent shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.

(b)

The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the Facility Agent.

(c)

The Parent (or any Finance Party operating the Designated Website) shall promptly upon becoming aware of its occurrence notify the Facility Agent (unless the Facility Agent is operating the Designated Website) if:

(i)	the Designated Website cannot be accessed due to technical failure;

(ii)	the password specifications for the Designated Website change;

(iii)	any new information which is required to be provided under this Agreement is posted onto the Designated Website;

(iv)	any existing information which has been provided under this Agreement and posted onto the Designated Website is amended on the Designated Website; or

(v)	the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Parent notifies the Facility Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Parent under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent is satisfied that the circumstances giving rise to the notification are no longer continuing.

(d)

Any Website Lender may request, through the Facility Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Parent shall comply with any such request within 40 Business Days of receiving written details thereof from the Facility Agent.

18.9	“Know your customer” checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date on which it became a Finance Party under this Agreement;

(ii)	any change in the status of the Parent or the composition of any of the legal or beneficial shareholders of the Parent after the date on which it became a Finance Party under this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of its rights and obligations under this Agreement to a person who is not currently a Lender,

obliges any Finance Party (or, in the case of paragraph (iii) above, prospective Lender) to comply with “know your customer” or equivalent identification procedures where the information required by it is not otherwise available to it, the Parent must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence which is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Finance Party) to enable a Finance Party or prospective new Finance Party to carry out and be satisfied it has complied with all applicable “know your customer” checks or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Facility Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Facility Agent (for itself) in order for the Facility Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

18.10	Restrictions

Notwithstanding any other term of the Finance Documents, all reporting and other information requirements in the Finance Documents shall be subject to any confidentiality, regulatory or other restrictions relating to the supply of information concerning the Group or otherwise binding on any member of the Group.

19.	FINANCIAL TESTING

19.1	Financial definitions

“Borrowings” means, at any time, Financial Indebtedness excluding any liabilities of the type referred to in paragraph (f) of the definition of Financial Indebtedness (provided that any amount of Financial Indebtedness will be stated so as to take into account the hedging effect of currency hedging entered into in respect thereof).

“Capital Expenditure” means any expenditure or obligation in respect of expenditure which, in accordance with the Original Accounting Principles, is treated as capital expenditure (other than Permitted Acquisitions or Joint Venture Investments (or any other investment in or acquisition of shares, equivalent interests or any business or undertaking), any expenditure arising from operating leases and any non-cash expenditure, and only taking into account the actual cash payment made where assets are replaced and part of the purchase price is paid by way of part exchange).

“Consolidated EBITDA” means, for any Relevant Period, the consolidated profit of the Group from ordinary activities (subject to paragraph (b) of Clause 19.2 (Financial Testing), including any profit or loss from discontinued operations and making the associated adjustments in respect of such operations pursuant to paragraphs (a) to (o) of this definition):

(a)

before deducting Interest Payable, any other interest and any payment-in-kind (or other non-cash) interest (including any PIK Interest)) for which any member of the Group is liable (for the avoidance of doubt, including any costs relating to factoring or discounting arrangements and any cost relating to the issue or maintenance of any bond, letter of credit, guarantee or other assurance against financial loss) and any deemed or other finance charge in respect of any pension liabilities or other provisions;

(b)	before deducting any amount of tax on profits, gains or income deducted in the calculation of consolidated profit of the Group from ordinary activities;

(c)

after adding back (to the extent otherwise deducted) any amount attributable to any amortisation whatsoever (including amortisation of any transaction costs or goodwill and including any impairment charges arising on any Permitted Acquisition or Joint Venture Investment), any depreciation or impairment whatsoever and any costs or provisions relating to any share option or other incentive schemes of the Group existing at the Closing Date and any costs or provisions relating to any management equity programme or other incentive scheme implemented on or after the Closing Date;

(d)	after deducting (to the extent included) Interest Income and/or any other Interest and any payment-in-kind (or other non-cash) interest accruing in favour of any member of the Group;

(e)

excluding, to the extent not otherwise included by virtue of another paragraph of this definition, any items (positive or negative) of a one-off, non-recurring, extraordinary or exceptional nature (including without limitation the costs associated with any restructuring programmes, any Restructuring Costs, items resulting from first consolidation with an impact on EBITDA, refinancing costs, consulting fees and professional advisory fees and costs);

(f)

after deducting the amount of profit (or deducting the loss) of any member of the Group (other than the Parent) which is attributable to any third party (not being a member of the Group) which is a shareholder in such member of the Group (to the extent otherwise included);

(g)

after deducting (to the extent otherwise included) any gain over book value arising in favour of a member of the Group in the disposal of any asset (not being any disposals made in the ordinary course of trading) during such period and any gain arising on any revaluation of any asset during such period;

(h)

after adding back (to the extent otherwise deducted) any loss against book value incurred by a member of the Group on the disposal of any asset (not being any disposals made in the ordinary course of trading) during such period and any loss arising on any revaluation of any asset during such period;

(i)

after adding back (to the extent otherwise deducted) the amount of management, consulting, investor, advisory or other fees paid to Equity Investors and any other amount referred to in paragraphs (a)(iv), (a)(v), (a)(vi) and (f) of the definition of Permitted Payments and paid to a Connected Person during such period;

(j)

after adding back an amount equal to the amount of any reduction, or deducting an amount equal to the amount of any increase, in the consolidated profit of the Group from ordinary activities as a result of a revaluation of assets and liabilities of members of the Group which would not have occurred but for the occurrence of the Transaction, in each case during such period;

(k)	after adding any amounts claimed in respect of such period under business interruption insurance (or its equivalent);

(l)

before taking into account any unrealised gains or losses in respect of any hedging instrument (or otherwise resulting from movements in foreign currency exchange rates) or any ineffectiveness recognised in earnings related to qualifying hedge transactions or the fair value of changes therein recognised in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of any hedging instrument;

(m)

after adding back (to the extent otherwise deducted) any fees, costs or charges of a non-recurring nature related to compensation payments to departing employees or management and any actual or potential equity offering, investment (including any joint venture investment), acquisition, disposal or incurrence of Financial Indebtedness (in each case, whether successful or not);

(n)	before taking account of any expense referable to equity settled share based compensation of employees or management; and

(o)

after deducting the amount of profit (or adding back any loss) to the extent otherwise included of any entity (which is not a member of the Group) in which any member of the Group has an ownership interest, in the case of profit, to the extent that the amount of such profit included in the consolidated profits of the Group exceeds the amount (grossed up for any applicable withholding tax) received in cash by members of the Group through dividends or other distributions by that entity.

“Consolidated Net Debt” means, at any time, the aggregate principal amount of all obligations of the Group for or in respect of Borrowings, but deducting the aggregate amount of Cash and Cash Equivalent Investments of any member of the Group and so that no amount shall be included or excluded more than once.

“Debt Cover” means for any Relevant Period, the ratio of Consolidated Net Debt on the last day of that Relevant Period to Consolidated EBITDA for that Relevant Period.

“Financial Quarter” means each period of approximately three months ending on a Quarter Date.

“Interest” means cash interest and cash amounts in the nature of interest in respect of any Borrowings including, without limitation (in each case to the extent paid or payable in cash):

(a)	the interest element of Capitalised Lease Obligations;

(b)	discount and acceptance fees payable (or deducted) in respect of any Borrowings;

(c)

fees and commissions payable in connection with the maintenance of any bond, letter of credit, guarantee or other assurance against financial loss, in each case which constitutes Borrowings and is issued by a third party on behalf of the relevant person; and

(d)	commitment, utilisation and non-utilisation fees payable or incurred in respect of Borrowings,

but excluding all agency, arrangement, underwriting, amendment, consent or other front end fees, repayment and prepayment premiums, fees or costs, acquisition costs, any capitalised interest or other non-cash return (including pay-in-kind interest (including any PIK Interest) and any interest accrued on shareholder loans), any withholding tax on interest received or paid, any amounts that are payable in respect of any Financial Indebtedness that is repaid as part of any Permitted Acquisition, any original issue discount applied in connection with any Financial Indebtedness and any amortisation thereof, fees, costs and expenses incurred in connection with the raising of any Financial Indebtedness and any amortisation thereof, any dividends on preference shares, any unrealised gains or losses on any financial instrument (other than any derivative instrument which is accounted for on a hedge accounting basis) and any interest cost or expected return on plan assets in relation to any post-employment benefit scheme.

“Interest Income” means, for the Relevant Period, the amount of Interest accrued (whether or not received) due to members of the Group during such period from a person that is not a member of the Group (including, without limitation, interest on cash deposits and cash equivalents).

“Interest Payable” means, for any Relevant Period, the amount of Interest accrued (whether or not paid or capitalised) during that Relevant Period in respect of any Borrowings of any member of the Group from a person that is not a member of the Group but:

(a)	excluding any one-off fees, costs and expenses incurred in connection with the raising of any Financial Indebtedness (and any amortisation thereof); and

(b)	excluding any Interest that is, or is to be, by its terms capitalised or paid in kind, the amount of any discount amortised and other non-cash finance charges during the Relevant Period,

and adjusted to take into account any amount payable or receivable under any derivative instruments (on the same accrued basis) in respect of Interest (including, in so far as they relate to Interest, currency hedging arrangements and with any premium, termination and close-out payments or other one-off non-recurring amounts to be excluded or deemed amortised over the original term of the relevant arrangement).

“Permitted Financial Indebtedness” means any Financial Indebtedness permitted to be incurred by the terms of this Agreement.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December in each year, in each case:

(a)	save as any such date may be adjusted by the Parent to avoid a Quarter Date falling on a day which is not a Business Day and/or to ensure that a Quarter Date falls on a particular day of the week; and

(b)	as otherwise changed from time to time to reflect any change in financial year end. “Relevant Period” means each period of approximately twelve months ending on any Quarter Date.

“Restructuring Costs” means any costs recognised by a member of the Group relating to employee relocation, retraining, severance and termination, reorganisation, decommissioning of equipment and other related or equivalent measures, the rationalisation, reduction or elimination of product lines, the consolidation, relocation or closure of retail, administrative, production and/or client site locations and other related or equivalent items (including, for the avoidance of doubt, all items and measures of a type anticipated by the Business Plan).

19.2	Financial Testing

(a)

Unless a contrary intention appears, the components of each definition set out in Clause 19.1 (Financial definitions) will be calculated in all material respects in accordance with Original Accounting Principles (subject to any adjustments made by or in accordance with this Agreement).

(b)	For the purpose of calculating any definition (including, for the avoidance of doubt, Consolidated EBITDA) or ratio under the Finance Documents:

(i)	when determining (or, as applicable, forecasting) Consolidated EBITDA for any Relevant Period (including the portion thereof occurring prior to any relevant acquisition) the Parent shall:

(A)

include the earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) for the Relevant Period of any person, property, business or material fixed asset acquired (including, without limitation, any Permitted Acquisition) (each such person, property, business or asset acquired an “Acquired Entity or Business”);

(B)

include an adjustment in respect of each Acquired Entity or Business acquired during such period equal to or less than the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period; and/or

(C)	exclude any non-recurring costs and other expenses arising directly or indirectly as a consequence of the acquisition of such Acquired Entity or Business;

(ii)

when determining (or, as applicable, forecasting) Consolidated EBITDA for any Relevant Period (including the portion thereof occurring prior to any relevant sale, transfer or disposition) the Parent shall:

(A)

exclude the earnings before interest, tax, depreciation, amortisation and impairment charges (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) for the Relevant Period of any person, property, business or material fixed asset sold, transferred or otherwise disposed of by any member of the Group during such period (each such person, property, business or asset so sold, transferred or disposed of, a “Sold Entity or Business”);

(B)

include an adjustment in respect of each Sold Entity or Business sold, transferred or otherwise disposed of during such period equal to or less than the amount of the Pro Forma Adjustment with respect to such Sold Entity or Business for such period; and/or

(C)	exclude any non-recurring costs and other expenses arising directly or indirectly as a consequence of the sale, transfer or other disposal of such Sold Entity or Business; and

(iii)	when determining (or, as applicable, forecasting) Consolidated EBITDA for any Relevant Period (including the portion thereof occurring prior to such implementation) the Parent shall be permitted to:

(A)

include an adjustment in respect of each restructuring, cost saving, operating expense reduction, operating improvement or other similar initiative (each a “Group Initiative”) implemented during such period equal to or less than the amount of the Pro Forma Adjustment for such period consequent on the implementation of such Group Initiative; and/or

(B)	exclude any non-recurring costs and other expenses arising directly or indirectly as a consequence of the implementation of such Group Initiative.

For the purpose of this paragraph (b):

“Pro Forma Adjustment” means, for any Relevant Period that includes any of the six Financial Quarters first following the acquisition of or investment in an Acquired Entity or Business, the sale, transfer or other disposal of an Sold Entity or Business or the implementation of a Group Initiative (or, for the avoidance of doubt, the Financial Quarter in which such transaction or implementation occurred), the pro forma increase in Consolidated EBITDA projected by the Parent after taking into account (for the full Relevant Period) the full run rate effect of all savings and other synergies which the Parent (acting reasonably) believes can be obtained in the 18 Month period following such acquisition, investment, sale, transfer, disposal or implementation by combining the operations of such Acquired Entity or Business with the operations of the Group, as a consequence of the sale, transfer or other disposal of such Sold Entity or Business or as a result of implementing such Group Initiative (as the case may be), provided that:

(A)

so long as such savings or synergies will be realisable at any time during such Relevant Period, it may be assumed, for purposes of projecting such pro forma increase to Consolidated EBITDA, that such savings and synergies will be realisable during the entire such Relevant Period; and

(B)

if in relation to any acquisition, restructuring, cost saving, operating expense reduction, operating improvement or other similar initiative, the Parent elects to include a pro forma adjustment increase in Consolidated EBITDA in respect of projected savings and synergies pursuant to and in reliance on paragraph (b)(i) or (b)(iii) of this Clause 19.2 (as applicable) for any period, to the extent that the relevant projected (but not realised) savings or synergies would otherwise exceed 15 per cent. of Consolidated EBITDA for such period (calculated on a pro forma basis taking into account any adjustments to be made by the Parent pursuant to paragraph (b) of this Clause 19.2) (the “Synergies Cap”), the amount of the projected (but not realised) savings and synergies added to Consolidated EBITDA for that period in respect of all such applicable acquisitions, restructurings, cost savings, operating expense reductions, operating improvements and other similar initiatives pursuant to such paragraph may not exceed the Synergies Cap, provided further that any such pro forma increase to Consolidated EBITDA shall be without duplication for savings and synergies actually realised during such Relevant Period and already included in Consolidated EBITDA.

(c)

Exclusions: Notwithstanding anything to the contrary (including anything in the financial definitions set out in Clause 19.1 (Financial definitions)), when calculating any financial definition or ratio under the Finance Documents the Parent shall be permitted to exclude all or any part of any expenditure or other negative item (and/or the impact thereof) directly or indirectly relating to or resulting from:

(i)	any rebranding of the Group (or any part thereof); and/or

(ii)	any Tax referable to any payments, dividends or other distributions made or declared intra-Group.

In addition, the Parent may exclude the impact of any purchase accounting when calculating any financial definition or ratio under the Finance Documents.

(d)	Quarter Date: In the event that:

(i)	any Quarter Date is adjusted by the Parent to avoid a Quarter Date falling on a day which is not a Business Day and/or to ensure that a Quarter Date falls on a particular day of the week; or

(ii)	there is any adjustment to a scheduled payment date to avoid payments becoming due on a day which is not a Business Day,

if that adjustment results in a repayment amount being paid in a Relevant Period in which it would otherwise not have been paid, for the purpose of calculating any financial ratio under the Finance Documents such repayment amount shall be treated as if it was paid in the Relevant Period in which it would have been paid save for any such adjustment.

(e)	Exchange rates: In respect of any Relevant Period, the exchange rates used in relation to Consolidated Net Debt shall be the weighted average exchange rates for that Relevant Period as determined by the Parent (provided that, where applicable, any amount of Financial Indebtedness will be stated so as to take into account the hedging effect of any currency hedging entered into in respect of or by reference to that Financial Indebtedness).

(f)	No double counting: In calculating any financial definition no item shall be included or excluded more than once where to do so would result in double counting of that item.

20.	GENERAL UNDERTAKINGS

The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Authorisations

Subject to the Legal Reservations and the Perfection Requirements, each of Holdco and the Parent will obtain and maintain in full force and effect any material Authorisation required under any law or regulation of its jurisdiction of incorporation to:

(a)	enable it to perform its material obligations under the Finance Documents to which it is a party;

(b)	ensure the legality, validity and enforceability in all material respects and admissibility in evidence of each Finance Document to which it is a party; and

(c)	enable it to own its property and assets and to carry on its business, as currently conducted,

in each case where failure to do so would have, or would reasonably be expected to have, a Material Adverse Effect.

20.2	Compliance

The Parent and Holdco shall, and the Parent shall ensure that each member of the Group will, comply in all respects with all laws and regulations (including all Environmental Laws) to which it is subject, in each case where failure to do so would have, or would reasonably be expected to have, a Material Adverse Effect (provided that no member of the Group or Holdco shall be in breach of this Clause if non-compliance directly or indirectly arises as a consequence of any breach of any provision of Clause 22 (Changes to the Lenders) by a Finance Party).

20.3	Taxation

The Parent shall, and the Parent shall ensure that each member of the Group will, duly and punctually pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties, in each case where failure to do so would have, or would reasonably be expected to have, a Material Adverse Effect, unless (but only to the extent that):

(a)	such payment is being contested in good faith;

(b)

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Facility Agent under Clause 18.1 (Financial statements); and

(c)	such payment can be lawfully withheld.

20.4	Merger

The Parent shall not, and the Parent shall ensure that no other member of the Group which is a Material Company will, enter into any amalgamation, demerger, merger, consolidation or corporate reconstruction, other than pursuant to:

(a)	any acquisition permitted by paragraph (b) of Clause 20.5 (Acquisitions);

(b)	any disposal permitted by paragraph (b) of Clause 20.9 (Disposals); or

(c)	any Permitted Reorganisation.

20.5	Acquisitions

(a)	The Parent shall not, and the Parent shall ensure that no other member of the Group will:

(i)	acquire a company or acquire shares or equity securities;

(ii)	make capital contributions to a company;

(iii)	acquire all or any part of any business or undertaking; or

(iv)	incorporate a company.

(b)	Paragraph (a) above shall not prohibit:

(i)	any acquisition set out in or contemplated by the Structure Memorandum;

(ii)	an acquisition of Cash Equivalent Investments for treasury management purposes;

(iii)	an acquisition of shares, equity securities or other interests in a member of the Group;

(iv)	an acquisition by a member of the Group made pursuant to or in connection with a sale, lease, transfer or other disposal permitted under paragraph (b) of Clause 20.9 (Disposals);

(v)	an acquisition as part of a Permitted Reorganisation;

(vi)	an acquisition or investment permitted pursuant to paragraphs (b) and/or (c) of Clause 20.6 (Joint Ventures);

(vii)

any acquisition of a shelf company (or other special purpose vehicle) or establishment of a new wholly-owned Subsidiary of any member of the Group or establishment or acquisition of a limited liability partnership or other entity which will be, on such establishment or acquisition, owned by one or more members of the Group with no material assets or liabilities at the time of establishment or acquisition;

(viii)	any acquisition by a member of the Group that is a Subsidiary of the Parent of:

(1)

any shares or equivalent ownership interests in any person provided that upon completion of that acquisition the Group will (aa) hold over 50 per cent. of the issued voting share capital or other applicable ownership interests of that person and (bb) have the right to determine the composition of a majority of the board of directors (or equivalent management body) of that person; or

(2)	all or any part of any business or undertaking (but if part, provided that the Group will hold at least a majority of that business or undertaking upon completion of that acquisition),

(each a “Proposed Target”) in each case subject to the following conditions:

(A)	the business of the Proposed Target is similar or complementary to that of the Group;

(B)	no Event of Default is continuing at the time at which that acquisition is contractually committed or would occur as a result of that acquisition (subject to Clause 21.13 (Clean-up period));

(C)	the Proposed Target either:

(aa)

did not have negative earnings from ordinary activities before interest, tax, depreciation, amortisation and exceptional items (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) on a pro forma stand-alone basis for the twelve Month period ended on the most recent month end prior to the Commitment Time (or, if not ascertainable by the Parent, for the twelve Month period covered by the most recent financial statements or management accounts that are available to the Group at the Commitment Time, provided that if no such financial statements or management accounts are available to the Group whether or not this condition has been satisfied shall be determined by the Parent (acting reasonably and based on such other information as is available to it)); or

(bb)	had negative earnings from ordinary activities before interest, tax, depreciation, amortisation and exceptional items (calculated on the same basis as Consolidated EBITDA, mutatis mutandis):

(1)

if LTM EBITDA is less than US$50,000,000, of no greater than US$7,500,000 (or its equivalent in other currencies) when taken together with the negative earnings from ordinary activities before interest, tax, depreciation, amortisation and exceptional items (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) of each other Proposed Target acquired in reliance on this paragraph (bb)(1) in the Relevant Twelve Month Period (as defined below); and

(2)

if LTM EBITDA is equal to or greater than US$50,000,000, of no greater than US$12,000,000 (or its equivalent in other currencies) or, if higher, 25% of LTM EBITDA when taken together with the negative earnings from ordinary activities before interest, tax, depreciation, amortisation and exceptional items (calculated on the same basis as Consolidated EBITDA, mutatis mutandis) of each other Proposed Target acquired in reliance on this paragraph (bb)(2) in the Relevant Twelve Month Period, in each case, on a pro forma stand-alone basis for the twelve Month period ended on the most recent month end prior to the Commitment Time (or, if not ascertainable by the Parent, for the twelve Month period covered by the most recent financial statements or management accounts that are available to the Group at the Commitment Time (the “Relevant Twelve Month Period”), provided that if no such financial statements or management accounts are available to the Group whether or not this condition has been satisfied shall be determined by the Parent (acting reasonably and based on such other information as is available to it)), provided further that, in each case, for the purpose of calculating pro forma compliance with the above the Parent shall be permitted to take into account any adjustments which may be made in relation to that acquisition pursuant to paragraph (b) of Clause 19.2 (Financial Testing);

(D)

if the Acquisition Consideration paid for the acquisition exceeds US$5,000,000 (or its equivalent in other currencies) or, if higher, 20% of LTM EBITDA (excluding any amounts funded directly or indirectly with Permitted Funding), the Parent delivers to the Facility Agent (within ten Business Days of completion of the acquisition) copies of any third party due diligence reports commissioned by the Group for the purpose of the acquisition (subject to the Facility Agent and the other Finance Parties signing any required confidentiality, hold harmless or other similar letters); and

(E)

the Proposed Target does not have any contingent, off-balance sheet environmental, litigation, tax, pension or other liabilities (excluding liabilities arising in the ordinary course of operating activities and contingent liabilities which are not reasonably likely to become actual liabilities) which would be materially adverse to the Group (including such Proposed Target) taken as a whole, in each case excluding any liabilities:

(aa)	in respect of which adequate cash reserves are being maintained as and to the extent required under the Accounting Principles (if any);

(bb)

in respect of which the relevant vendor (or one or more of its Affiliates), an Acceptable Bank or another third party acceptable to the Facility Agent (acting reasonably) has indemnified the relevant member of the Group;

(cc)	which the Group has taken into account when determining the Consideration it has agreed to pay in respect of such Proposed Target; or

(dd)	which are adequately insured against with a reputable insurer;

(ix)

any acquisition by a member of the Group of shares, equity securities or other ownership interests (the “Minority Shares”) in a member of the Group that is a non-wholly-owned Subsidiary from one or more persons that are not members of the Group where:

(A)

the purchase consideration paid (including any deferred consideration that the Parent (acting reasonably) projects at the time the member of the Group contractually commits to making the proposed acquisition will become payable by the Group) for the Minority Shares being acquired, when aggregated with the purchase consideration paid for any other Minority Shares acquired by any member of the Group pursuant to this paragraph (ix), does not exceed US$2,500,000 (or its equivalent in other currencies) or, if higher, 10% of LTM EBITDA during the life of the Facility plus any amount of purchase consideration for Minority Shares funded directly or indirectly with Permitted Funding; and

(B)	no Event of Default is continuing at the time at which that acquisition is contractually committed or would occur as a result of that acquisition (subject to Clause 21.13 (Clean-up period));

(x)	the acquisition of shares, equity securities or other ownership interests held by:

(A)	any current, past or future employees, directors or members of management of any member of the Group; and/or

(B)

any trust or other entity in respect of any management equity plan, incentive scheme or similar arrangement operated by, on behalf of, for the benefit of or in respect of any member of the Group or any Holding Company (and/or any current, past or future employees, directors or members of management of any member of the Group);

(xi)

any acquisition contractually committed as at the Closing Date (or, in the case of any person which becomes a member of the Group after the Closing Date, any acquisition to which that person is contractually committed as at the date on which it becomes a member of the Group), in each case as any such contractual commitment may be replaced, renewed or extended from time to time; and

(xii)

any acquisition provided that the maximum aggregate Consideration (with that term to be construed such that references to the Proposed Target shall be references to the person, business or undertaking the subject of the acquisition to be made pursuant to this sub-paragraph (xii)) paid by members of the Group pursuant to this sub- paragraph (xii) does not exceed US$2,500,000 (or its equivalent in other currencies) or, if higher, 10% of LTM EBITDA in any financial year of the Parent plus any amount of Consideration funded directly or indirectly with Permitted Funding.

(c)	Paragraph (a) above shall not prohibit any capital contribution to any company provided that any cash amounts so paid by a member of the Group:

(i)	could have alternatively been paid for an acquisition of shares or equivalent ownership interests in the relevant company pursuant to paragraph (b) above; or

(ii)	are funded directly or indirectly with Permitted Funding.

20.6	Joint Ventures

(a)	The Parent shall not, and the Parent shall ensure that no member of the Group will:

(i)	acquire any shares, stocks, equity securities or other ownership interest in any Joint Venture;

(ii)	transfer any assets (other than assets transferred on arm’s length or better terms) or lend to or guarantee or indemnify or give Security for the obligations of a Joint Venture; or

(iii)

acquire a minority ownership interest in any company (provided that this paragraph (iii) shall not prevent the acquisition of minority interests in current members of the Group held by third parties or any other acquisition permitted under Clause 20.5 (Acquisitions)).

(b)	Paragraphs (a)(i) and (a)(ii) above (each a “Joint Venture Investment”) shall not prohibit:

(i)

any Joint Venture Investment already existing at the Closing Date (or, in the case of any person which becomes a member of the Group after the Closing Date, any Joint Venture Investment existing as at the date on which it becomes a member of the Group);

(ii)

any Joint Venture Investment contractually required to be made by any member of the Group as at the Closing Date (or, in the case of any person which becomes a member of the Group after the Closing Date, any Joint Venture Investment which that person was contractually bound to enter into or make as at the date on which it becomes a member of the Group), in each case as any such contractual commitment may be replaced, renewed or extended from time to time;

(iii)	ordinary course trading with a Joint Venture on arm’s length or better terms;

(iv)

any acquisition, transfer, loan, guarantee, indemnity or Security which is not prohibited under Clause 20.5 (Acquisitions), Clause 20.8 (Negative pledge), Clause 20.9 (Disposals), Clause 20.11 (Loans or Credit) or Clause 20.12 (No guarantees or indemnities) (as the case may be), assuming for this purpose that the relevant Joint Venture is not a Joint Venture or a member of the Group;

(v)	any Joint Venture Investment acquired as part of a Permitted Acquisition; and

(vi)

any Joint Venture Investment in any Joint Venture which is a limited liability company (or other limited liability entity), or an investment made through a special purpose vehicle which is itself a limited liability company or other entity, where the aggregate outstanding amount or value invested, lent or transferred or for which a continuing guarantee, indemnity or Security is granted by any member of the Group pursuant to this sub-paragraph (b)(vi) (valued at the time of the making or giving thereof and without giving effect to any write-downs or write-offs thereof, excluding any capitalised interest and valuing any outstanding guarantee, indemnity or Security as being the full amount thereby guaranteed, indemnified or secured), less the aggregate of all amounts received by the Group from or in respect of all Joint Ventures after the Closing Date, does not exceed, when aggregated with the amount of purchase consideration paid for minority interests acquired pursuant to the basket provided in paragraph (c) below, US$5,000,000 (or its equivalent in other currencies) or, if higher, 20% of LTM EBITDA during the life of the Facility plus any amount of Joint Venture Investments funded directly or indirectly with Permitted Funding.

For the avoidance of doubt:

(aa)

any reference in this paragraph (b) to a Joint Venture Investment shall be a reference to that Joint Venture Investment as renewed, extended or otherwise replaced from time to time (provided that any increase in the amount of that investment must otherwise be permitted under this paragraph (b)); and

(bb)

this Clause 20.6 shall not prohibit any Joint Venture Investment or minority ownership interest which constitutes or results from a disposal otherwise permitted by this Agreement (including any ownership interest which continues to be held by the Group following a disposal).

(c)

Paragraph (a)(iii) above does not apply to the extent that the aggregate purchase consideration paid for all acquisitions of minority interests (excluding the acquisition of minority interests in current members of the Group held by third parties) pursuant to this paragraph (c) does not exceed, when aggregated with all Joint Venture Investments made pursuant to the basket provided in sub-paragraph (b)(vi) above, US$10,000,000 (or its equivalent in other currencies) or, if higher, 40% of LTM EBITDA during the life of the Facility plus any amount of purchase consideration for minority interests funded directly or indirectly with Permitted Funding.

20.7	Pari passu ranking

The Parent shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party held against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application.

20.8	Negative pledge

(a)	Subject to paragraph (b) below, the Parent shall not, and the Parent shall ensure that no other member of the Group will, create or permit to subsist any Security over any of its assets.

(b)	Paragraph (a) above shall not prohibit:

(i)

any security over bank accounts (and/or any other rights or assets the subject of or related to the relevant arrangements), netting or set-off arrangement entered into by any member of the Group arising in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group or otherwise in connection with cash management, cash pooling or similar or equivalent arrangements;

(ii)	any rights of set-off arising in respect of any member of the Group in the ordinary course of its trading and not securing Financial Indebtedness;

(iii)	any Security arising by operation of law (or by contract to the same extent in the ordinary course of trading);

(iv)

any Security over or affecting any asset acquired by a member of the Group after the Closing Date (together with any replacement, renewal or extension of that Security from time to time), provided that:

(A)	the Security was not created in contemplation of the acquisition of that asset by a member of the Group; and

(B)

the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group (other than as a result of the capitalisation of interest and unless any increase is otherwise permitted under this paragraph (b)); and

(C)	such Security is released within ninety days of the date on which that asset is acquired by a member of the Group unless:

(1)	such Security is otherwise permitted under any other provision of this paragraph (b); or

(2)

the aggregate principal amount of indebtedness secured and outstanding under this sub-paragraph (2) following the relevant ninety day period in respect of all such assets acquired from time to time does not at any time exceed US$1,500,000 (or its equivalent in other currencies) or, if higher, 5% of LTM EBITDA;

(v)

any Security over or affecting any asset of any person which becomes a member of the Group after the Closing Date, where the Security is created prior to the date on which that person becomes a member of the Group (together with any replacement, renewal or extension of that Security from time to time), provided that:

(A)	the Security was not created in contemplation of the acquisition of that person;

(B)

the principal amount secured has not increased in contemplation of or since the acquisition of that person (other than as a result of the capitalisation of interest and unless any increase is otherwise permitted under this paragraph (b)); and

(C)	such Security is released within ninety days of the date on which that person becomes a member of the Group unless:

(1)	such Security is otherwise permitted under any other provision of this paragraph (b); or

(2)

the aggregate principal amount of indebtedness secured and outstanding under this sub-paragraph (2) following the relevant ninety day period in respect of all such assets acquired from time to time does not at any time exceed US$1,500,000 (or its equivalent in other currencies) or, if higher, 5% of LTM EBITDA;

(vi)	any netting or set-off arrangement entered into by any member of the Group under a Treasury Transaction permitted under the terms of this Agreement;

(vii)

any retention of title, hire purchase or conditional sale arrangement, any agreement for the acquisition of assets on deferred payment terms or any arrangements having similar effect, in each case in respect of goods supplied to a member of the Group in the ordinary course of business and (where applicable) on the supplier’s standard or usual terms;

(viii)	any Security over goods or documents of title to goods arising in the ordinary course of letter of credit transactions entered into in the ordinary course of business;

(ix)	the Transaction Security and any other Security arising under the Finance Documents;

(x)	any Security existing as at the Closing Date, together with any relevant replacement, renewal or extension of any such Security from time to time;

(xi)

payments into court or any Security arising under any court order or injunction or security for costs arising in connection with any litigation or court proceedings being contested by any member of the Group in good faith (which do not otherwise constitute or give rise to an Event of Default);

(xii)

Security arising in connection with any unpaid Tax (or any other assessment or charge of any agency of state or other governmental authority or organisation) by any member of the Group where the liability to pay such Tax (or assessment or charge) is being contested in good faith by the member of the Group by appropriate proceedings (which do not otherwise constitute or give rise to an Event of Default) and in respect of which adequate reserves are being maintained in accordance with the Accounting Principles (if applicable);

(xiii)	any Security created with the consent of the Majority Lenders;

(xiv)

Security by way of set-off or other security over bank accounts (or in relation to other ordinary course banking accommodation or services) and/or related rights and assets (in favour of the account-holding bank or other relevant provider) arising by operation of law in the ordinary course of its banking arrangements or under standard banking terms and conditions;

(xv)

Security arising in respect of any Capitalised Lease Obligations permitted under Clause 20.15 (Financial Indebtedness), in each case to the extent relating to assets being utilised or acquired under, or compromised within or constituted by, such arrangements;

(xvi)

any Security arising on rental deposits in connection with the occupation of leasehold premises in the ordinary course of business provided that the aggregate principal amount deposited at any time does not exceed an amount which is customary for such rental deposits;

(xvii)	any Security arising in connection with an acquisition or disposal permitted by the terms of this Agreement (including Security over any cash paid into an escrow account);

(xviii)

any Security granted or arising over any shares or other ownership interests issued (including shares or interests issued prior to the date of this Agreement but excluding any direct shares or ownership interests in the Company) in connection with any employee or management incentive scheme or similar arrangement operated by or on behalf of any member of the Group which is not a member of the Group as at the date of this Agreement;

(xix)	any Security which arises under any sale and leaseback transaction permitted by paragraph (b)(xi) of Clause 20.9 (Disposals);

(xx)	any Security which arises under or in relation to:

(A)	any receivables based financing or other similar transaction;

(B)	any disposal of receivables or other similar transaction (including any factoring, sale or discounting of receivables),

in each to the extent that the relevant financing or disposal is not prohibited by Clause 20.9 (Disposals) or Clause 20.15 (Financial Indebtedness);

(xxi)	any Security granted in the ordinary course of business on arm’s length or better terms relating to office equipment held under operating leases;

(xxii)

any Security over shares or other ownership interests in a Joint Venture Investment (or any minority ownership interest arrangement) and/or related assets (including the shares or other ownership interests in any special purpose vehicle holding any such assets) granted or arising in connection with any arrangements relating to a Joint Venture Investment (or any minority ownership interest) and Security permitted under Clause 20.6 (Joint Ventures);

(xxiii)	any Security arising in connection with any vendor financing or similar arrangements;

(xxiv)

any Security granted by a member of the Opco Group in connection with arrangements to provide indebtedness or other credit or facilities not prohibited by the terms of this Agreement to one or more members of the Opco Group (or otherwise in respect of any obligations or liabilities of any member of the Opco Group which are not prohibited by the terms of this Agreement); and

(xxv)

any Security provided that the aggregate principal amount of indebtedness secured pursuant to this sub-paragraph (xxv) does not at any time exceed US$5,000,000 (or its equivalent in other currencies) or, if higher, 20% of LTM EBITDA.

20.9	Disposals

(a)

Subject to paragraph (b) below, the Parent shall not, and the Parent shall ensure that no other member of the Group will, whether in a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) sell, lease, transfer or otherwise dispose of any asset (including, for the avoidance of doubt, any shares, including a share issue, in any member of the Group (other than the Parent) or any business of any member of the Group).

(b)	Paragraph (a) above shall not prohibit any sale, lease, transfer or other disposal:

(i)	of assets made in the ordinary course of trading of the disposing entity and on arm’s length or better terms;

(ii)	of any asset by a member of the Group to another member of the Group;

(iii)	of obsolete or redundant assets or assets not required for the operation of the business of the Group, in each case, on arm’s length or better terms;

(iv)	of cash or Cash Equivalent Investments where that disposal is not otherwise prohibited by the Finance Documents;

(v)	arising as a result of any Security permitted under Clause 20.8 (Negative pledge);

(vi)

of assets (not including shares in, or the business of, a member of the Group or any interest in any Joint Venture or any material Intellectual Property) in exchange or replacement for or for investment in other assets or where the net cash proceeds of disposal are used to purchase replacement assets which are (in the reasonable opinion of the Parent) comparable or superior as to type, value and/or quality (excluding cash and Cash Equivalent Investments) in the context of the business of the Group or applied in prepayment or other discharge of indebtedness of the Group;

(vii)	of assets with the consent of the Majority Lenders;

(viii)	of assets to a Joint Venture permitted pursuant to Clause 20.6 (Joint Ventures); (ix) forming part of or resulting from a Permitted Reorganisation;

(x)	constituting dealings with trade debtors with respect to book debts in the ordinary course of trading;

(xi)

of assets pursuant to any sale and leaseback transaction entered into on arm’s length or better terms in relation to real property (or real property and related assets) owned by any member of the Group (including any disposal of real property and/or related assets to another member of the Group (or a partnership or other entity owned by members of the Group) in order to facilitate such a transaction and any disposal of a member of the Group (or a partnership or other entity owned by members of the Group) whose only material assets are real property and/or related assets);

(xii)	of receivables on arm’s length or better terms provided that any resulting Financial Indebtedness is permitted under Clause 20.15 (Financial Indebtedness);

(xiii)

constituted by way of a licence or sale of Intellectual Property, provided that (in the case of any exclusive licence or sale to a person which is not a member of the Group) such Intellectual Property is not required for the operation of the business of the Group;

(xiv)

a lease or licence of real property in the ordinary course of business, provided that (in the case of any exclusive lease or licence to a person which is not a member of the Group) such real property is not required for the business of the Group;

(xv)

of any asset pursuant to a contractual arrangement existing at the Closing Date (or, in the case of any person which becomes a member of the Group after the Closing Date, any sale, transfer, lease or other disposal to which that person is contractually committed as at the date on which it becomes a member of the Group), in each case as any such contractual commitment may be replaced, renewed or extended from time to time;

(xvi)	of any interest in any Treasury Transaction;

(xvii)	set out in or contemplated by the Structure Memorandum;

(xviii)	pursuant to any Debt Purchase Transaction not otherwise prohibited by Clause 23 (Debt Purchase Transactions);

(xix)	of a loan permitted under Clause 20.11 (Loans or Credit) in connection with a capitalisation, forgiveness, waiver, release or other discharge of that loan;

(xx)

of any asset in order to comply with an order of any agency of state or other governmental authority or organisation or other regulatory body or any applicable law or regulation (or any disposal of any asset which is seized, expropriated or acquired by compulsory purchase by or by the order of any agency of state or other governmental authority or organisation or other regulatory body);

(xxi)

of assets (where such assets are otherwise permitted to be disposed of under this paragraph (b)) to a special purpose vehicle (and any subsequent disposal of that special purpose vehicle where the assets transferred to the special purpose vehicle are the only material assets thereof);

(xxii)

of assets (other than shares) on arm’s length or better terms where the net cash proceeds (if any) are or will be (1) reinvested in the business of the Group (including, without limitation, by way of financing or refinancing the purchase of assets, a Permitted Acquisition, any acquisition or investment not prohibited by Clause 20.6 (Joint Ventures), any Capital Expenditure and/or any costs, fees and expenses) within 12 months of receipt (such period to be extended to 18 months where reinvestment is contractually committed or designated by the board of directors (or equivalent management body) of the Parent or the relevant member of the Group within that 12 month period) of receipt or (2) applied in or towards prepayment, redemption, reduction, payment, repurchase, defeasance or other discharge of indebtedness;

(xxiii)

arising in connection with any actual, proposed or future payment of Tax relating to the activities of the Group (including as a consequence of any ‘group contributions’ or similar or equivalent arrangements);

(xxiv)

any issue of shares or other ownership interests by a member of the Group provided that the percentage shareholding owned by the Group in that member of the Group does not reduce as a result of that issuance; and

(xxv)

of assets provided that the aggregate net consideration received for all sales, transfers and other disposals made by the Group pursuant to this sub-paragraph (xxv) does not exceed US$2,500,000 (or its equivalent in other currencies) or, if higher, 10% of LTM EBITDA in any financial year of the Parent.

20.10	Arm’s length basis

(a)

Subject to paragraph (b) below, the Parent shall not, and the Parent shall ensure that no other member of the Group will, enter into any material transaction with any Connected Person other than on arm’s length terms or on terms that are more favourable than arm’s length terms to the relevant member of the Group.

(b)	The following transactions shall not be prohibited under this Clause 20.10:

(i)	any transactions pursuant to the Investor Documents or as set out in or contemplated by the Structure Memorandum;

(ii)

payment of reasonable fees and costs for non-executive directors of the Parent who are nominees of Apax or the other Investors if the amount of those fees and costs does not exceed US$2,500,000 (or its equivalent in other currencies) in aggregate in any financial year of the Parent;

(iii)	fees, costs and expenses payable under or in connection with the Transaction Documents;

(iv)

any payment or other transactions or arrangements of a type contemplated or otherwise permitted under paragraph (b) of Clause 20.13 (Dividends and other restricted payments) or paragraph (b) of Clause 20.14 (Subordinated debt, etc.);

(v)	the issuance of shares or other ownership interests (to the extent not otherwise prohibited by the terms of this Agreement) by the Parent to a Connected Person;

(vi)	any transaction which is a Permitted Reorganisation;

(vii)

any transaction existing or contractually committed as at the Closing Date (or, in the case of any person which becomes a member of the Group after the Closing Date, as at the date on which it becomes a member of the Group), in each case as any such transaction or contractual commitment may be replaced, renewed or extended from time to time;

(viii)	any transaction constituting or relating to New Equity or Permitted Subordinated Debt;

(ix)	any transaction pursuant to any management equity plan, incentive scheme or other similar arrangement;

(x)	any arrangement in respect of, or the making of, a Permitted Payment or any transaction to facilitate the making of a Permitted Payment;

(xi)	any transaction made under or pursuant to any Finance Document; and

(xii)

loans to or guarantees of indebtedness of (or in each case for the benefit of) current, past or future members or management, directors or employees of members of the Group to the extent not expressly prohibited under Clause 20.11 (Loans or Credit) or Clause 20.12 (No guarantees or indemnities).

20.11	Loans or Credit

(a)	Subject to paragraph (b) below, the Parent shall not, and the Parent shall ensure that no other member of the Group will, make any loans or grant any credit representing Financial Indebtedness.

(b)	Paragraph (a) above shall not prohibit:

(i)	any loan made or credit granted in the ordinary course of trading;

(ii)	advance payments made in the ordinary course of business;

(iii)

any loan or credit outstanding or contractually committed as at the Closing Date (or, in the case of any person which becomes a member of the Group after the Closing Date, any loan or credit outstanding or contractually committed as at the date on which it becomes a member of the Group), in each case as any such loan, credit or contractual commitment may be replaced, renewed or extended from time to time;

(iv)	any loan or credit set out in or contemplated by the Structure Memorandum;

(v)	a Joint Venture Investment by a member of the Group, to the extent permitted under Clause 20.6 (Joint Ventures);

(vi)

a loan made or credit granted by a member of the Group to or for the benefit of any actual or potential employee or director of any member of the Group (or any person who was an actual or potential employee or director at the time the loan was made or credit granted) provided that the maximum aggregate principal amount of Financial Indebtedness outstanding under all loans made and credit granted pursuant to this sub-paragraph (vi) (excluding capitalised interest), together with the aggregate amount of all actual and contingent liabilities in respect of Financial Indebtedness under all guarantees issued by members of the Group pursuant to (b)(ix) of Clause 20.12 (No guarantees or indemnities), does not at any time exceed an amount equal to US$2,500,000 (or its equivalent in other currencies) plus the aggregate amount of all such loans, credit and guarantees in existence as at the Closing Date (the “Employee Support Amount”);

(vii)	any loan made or credit granted by a member of the Group to a member of the Group;

(viii)	any arrangement in respect of, or the making of, a Permitted Payment or any transaction to facilitate the making of a Permitted Payment;

(ix)	any credit balances held with banks or other financial institutions;

(x)	any deferred consideration arising in connection with a disposal permitted by the terms of this Agreement;

(xi)

any loan to a trust or other entity to fund the acquisition of shares or other ownership interests held by or for the benefit of current, past or future members or management, directors or other employees (or otherwise pursuant to any management equity plan, incentive scheme or other similar arrangement), as such loan may be replaced, renewed or extended from time to time;

(xii)

any loan made by any member of the Group to or for the benefit of any current, past or future member of management, director or other employee (or any relevant trust or other entity) in connection with the purchase of shares, options, warrants or any other instrument convertible into shares or share capital (including pursuant to any management equity plan, incentive scheme or other similar arrangement), or any loan to refinance other indebtedness used to finance such a purchase, in each case as any such loan may be replaced, renewed or extended from time to time;

(xiii)

any loan made or credit granted in connection with any actual, proposed or future payment of Tax relating to the activities of the Group (including as a consequence of any ‘group contributions’ or similar or equivalent arrangements);

(xiv)

any loan made or credit granted to the extent that the amount of the loan or credit would be permitted under Clause 20.12 (No guarantees or indemnities) if such loan or credit were made by a third party under the guarantee of a member of the Group; and

(xv)

any loan or credit (other than any loan or credit to a Connected Person) provided that the maximum aggregate principal amount of Financial Indebtedness outstanding under all loans made and credit granted pursuant to this sub-paragraph (xv) (excluding capitalised interest) does not at any time exceed US$2,500,000 (or its equivalent in other currencies) plus the amount of any loan or credit funded directly or indirect with Permitted Funding.

20.12	No guarantees or indemnities

(a)	Subject to paragraph (b) below, the Parent shall not, and the Parent shall ensure that no other member of the Group will, give any guarantee in respect of Financial Indebtedness of any other person.

(b)	Paragraph (a) shall not prohibit a guarantee which is:

(i)	given pursuant to the Finance Documents;

(ii)	a Joint Venture Investment by a member of the Group, to the extent permitted under Clause 20.6 (Joint Ventures);

(iii)

guaranteeing performance by a member of the Group (other than the Parent) under any contract entered into in the ordinary course of business (including, without limitation, any lessor of any real estate leased under an operating lease by a member of the Group on arm’s length or better terms and in the ordinary course of business);

(iv)

given by a member of the Group in favour of a purchaser of assets from a member of the Group which has disposed of such assets pursuant to paragraph (b) of Clause 20.9 (Disposals), provided that the maximum amount of any such guarantee given under this paragraph (iv) may not exceed an amount equal to the consideration received by the Group in respect of the asset disposed plus an amount equal to 25 per cent. of the amount of such consideration;

(v)	given to any liquidator or similar officer in connection with a liquidation, winding up, dissolution or similar step occurring as part of a Permitted Reorganisation;

(vi)	given by a member of the Group (other than the Parent) in respect of obligations of another member of the Group;

(vii)

given in respect of the obligations of any actual or potential employee or director of any member of the Group (or any person who was an actual or potential employee or director at the time the guarantee was given) provided that the maximum aggregate principal amount of actual and contingent liabilities in respect of Financial Indebtedness under guarantees given pursuant to this sub-paragraph (vii), together with the aggregate principal amount of Financial Indebtedness outstanding under all loans made and credit granted pursuant to sub-paragraph (b)(vi) of Clause 20.11 (Loans or Credit) (excluding capitalised interest), does not at any time exceed an amount equal to the Employee Support Amount;

(viii)	the endorsement of negotiable instruments in the ordinary course of trade;

(ix)

a guarantee in respect of a netting or set-off arrangement entered into by a member of the Group in the ordinary course of its banking arrangements for the purpose of netting debt and credit balances of members of the Group or otherwise in connection with cash management, cash pooling or similar or equivalent arrangements;

(x)

a guarantee given or contractually committed as at the Closing Date (or, in the case of any person which becomes a member of the Group after the Closing Date, any guarantee outstanding or contractually committed as at the date on which it becomes a member of the Group), in each case as any such guarantee or contractual commitment may be replaced, renewed or extended from time to time;

(xi)	which constitutes an arrangement in respect of, or the making of, a Permitted Payment or any transaction to facilitate the making of a Permitted Payment;

(xii)

a guarantee where the relevant issuer of the guarantee would have been entitled to alternatively make a loan or extend credit in an amount equal to the aggregate principal amount of Financial Indebtedness guaranteed to the person whose obligations are being guaranteed;

(xiii)	a guarantee permitted under Clause 20.15 (Financial Indebtedness); and

(xiv)

(not being in respect of any liability or obligation of any Connected Person) any guarantee provided that the maximum aggregate principal amount of all Financial Indebtedness guaranteed pursuant to this sub-paragraph (xiv) does not at any time exceed US$2,500,000 (or its equivalent in other currencies).

20.13	Dividends and other restricted payments

(a)	Subject to paragraph (b) below, the Parent may not (and, in the case of paragraphs (iii) and (iv) below only, shall ensure that no other member of the Group will):

(i)

declare, make or pay, or pay interest on any unpaid amount of, any dividend, charge, fee or other distribution (whether in cash or in kind) on or in respect of its shares or share capital (or any class of its share capital) (other than any such declaration or other step which does not result in any cash payment by the Parent);

(ii)	repay or distribute any share premium account;

(iii)

pay, prepay, redeem, purchase or defease any Permitted Subordinated Debt or pay any interest thereon (provided that, for the avoidance of doubt, nothing in the Finance Documents shall prohibit any roll-up or capitalisation of any amount due in respect of Permitted Subordinated Debt); or

(iv)	pay any advisory, monitoring, management or other fees or expenses to any Connected Person.

(b)	Paragraph (a) above shall not prohibit any payment or transaction which is a Permitted Payment or any payment made or transaction entered into to facilitate a Permitted Payment.

20.14	Subordinated debt, etc.

(a)	Subject to paragraph (b) below, the Parent may not, and shall ensure that no other member of the Group will:

(i)

repay or prepay any amount (whether of principal, fee, interest, premium or other charge) outstanding under any Investor Document (provided that, for the avoidance of doubt, nothing in the Finance Documents shall prohibit any roll-up or capitalisation of any amount outstanding under any Investor Document); or

(ii)	purchase, redeem, defease or discharge or provide any guarantee or security for or sub-participate in any Investor Document or any amount outstanding under any Investor Document.

(b)	Paragraph (a) above shall not prohibit any payment or transaction which is a Permitted Payment or any payment made or transaction entered into to facilitate a Permitted Payment.

20.15	Financial Indebtedness

(a)

Except as permitted under paragraph (b) below, the Parent shall not, and the Parent shall ensure that no other member of the Group will, incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above shall not prohibit:

(i)	Financial Indebtedness which is incurred under the Finance Documents;

(ii)

Capitalised Lease Obligations of any member of the Group provided that the aggregate amount of the principal element of such Capitalised Lease Obligations incurred pursuant this paragraph (ii) (calculated in accordance with the Original Accounting Principles) does not exceed US$5,000,000 (or its equivalent in other currencies) or, if higher, 20% of LTM EBITDA at any time;

(iii)

any loan or credit from another member of the Group which is permitted under Clause 20.11 (Loans or Credit) and any guarantee given by a member of the Group which is permitted under Clause 20.12 (No guarantees or indemnities);

(iv)	Financial Indebtedness in respect of any transaction or arrangement which is a Treasury Transaction permitted by Clause 20.19 (Hedging arrangements and Treasury Transactions);

(v)

any Financial Indebtedness arising under any cash management or cash pooling arrangement to the extent entered into in the ordinary course of its banking arrangements for the purpose of netting balances of members of the Opco Group (or any similar or equivalent arrangement);

(vi)

the factoring, sale or discounting on arm’s length or better terms of receivables (or other receivables based financing arrangements) raising Financial Indebtedness not exceeding US$5,000,000 (or its equivalent in other currencies) or, if higher, 20% of LTM EBITDA outstanding at any time;

(vii)	any Financial Indebtedness incurred by any member of the Group as a result or part of the implementation or completion of any step set out in or contemplated by the Structure Memorandum;

(viii)

any Financial Indebtedness of the Opco Group incurred or otherwise outstanding under or pursuant to the Opco Revolving Facility Agreement and/or any Opco Alternative Financing, provided that the maximum aggregate principal amount of Financial Indebtedness outstanding under this paragraph (viii) does not exceed US$50,000,000 (or its equivalent in other currencies) at any time;

(ix)

any Financial Indebtedness which falls under paragraph (g) of the definition of Financial Indebtedness provided that the maximum aggregate principal amount of Financial Indebtedness outstanding under this paragraph (ix) does not exceed US$1,000,000 (or its equivalent in other currencies) at any time;

(x)

Financial Indebtedness of any person acquired by a member of the Group after the Closing Date which is outstanding under arrangements in existence at the date of that acquisition (together with any replacement, renewal or extension of all or any part of that Financial Indebtedness from time to time), provided that:

(A)	the Financial Indebtedness was not incurred in contemplation of the acquisition of that entity by a member of the Group; and

(B)

the principal amount of such Financial Indebtedness is not increased in contemplation of, or after the date of, the acquisition (otherwise than by the capitalisation of interest and unless such increase is otherwise permitted under this paragraph (b)); and

(C)	such Financial Indebtedness is discharged within ninety days of the date on which that person becomes a member of the Group unless:

(1)	such Financial Indebtedness is otherwise permitted under any other provision of this paragraph (b); or

(2)

the aggregate principal amount of Financial Indebtedness outstanding under this sub-paragraph (2) following the relevant ninety day period does not at any time exceed US$5,000,000 (or its equivalent in other currencies);

(xi)	any Financial Indebtedness arising in connection with sale and leaseback arrangements permitted under Clause 20.8 (Negative pledge);

(xii)	any Financial Indebtedness arising as a result of daylight exposures in respect of banking arrangements entered into in the ordinary course of its treasury activities;

(xiii)	any Financial Indebtedness arising in connection with any vendor financing, insurance premium financing or similar arrangements;

(xiv)

Financial Indebtedness under overdraft, working capital, bilateral financing lines and other similar facilities provided that the maximum aggregate principal amount of all Financial Indebtedness outstanding under this sub-paragraph (xiv) shall not exceed US$5,000,000 (or its equivalent in other currencies) or, if higher, 20% of LTM EBITDA at any time;

(xv)

any Financial Indebtedness of any member of the Group provided that the maximum aggregate principal amount of all Financial Indebtedness outstanding under this sub-paragraph (xv) shall not exceed US$5,000,000 (or its equivalent in other currencies) or, if higher, 20% of LTM EBITDA at any time; and

(xvi)	any Financial Indebtedness with the consent of the Majority Lenders.

20.16	Insurance

(a)

Subject to paragraph (c) below, the Parent will ensure that each member of the Opco Group will maintain insurances (whether under any group policy or otherwise) on and in relation to its business and material assets against those risks and to the extent as is usual in all material respects for companies carrying on the same or substantially similar business, in each case where failure to do so would have, or would reasonably be expected to have, a Material Adverse Effect.

(b)

Subject to paragraph (c) below, all required insurances must be with reputable independent insurance companies or underwriters (provided that if an insurer ceases to be a reputable independent insurance company or underwriter no breach of this provision shall arise if the Group uses commercially reasonable endeavours to replace such insurer promptly upon becoming aware of the relevant circumstances).

(c)

Notwithstanding paragraphs (a) and (b) above, any member of the Group may self-insure with respect to those risks (other than in respect of third party claims for which it is not legally able to self-insure) which it, in all material respects, considers prudent and commercially reasonable to self-insure against having regard to all relevant circumstances at that time (including any reserves of the Group to enable it to meet any liabilities in respect of such risks being self-insured).

20.17	Intellectual Property

The Parent shall, and the Parent shall ensure that each other member of the Group will:

(a)

take all reasonable action to obtain, safeguard, maintain in full force and effect and preserve its ability to enforce all Intellectual Property necessary for the conduct of its business as conducted from time to time (the “Business IP”), and not discontinue the use of any such Intellectual Property, including:

(i)

paying all applicable renewal fees, licence fees and other outgoings (except, save in relation to material Intellectual Property, where failure to do so would not reasonably be expected to be material to the Group); and

(ii)

performing and complying with all material laws and material obligations to which it is subject as registered proprietor, beneficial owner, user, licensor or licensee of any such necessary Intellectual Property;

in each case where failure to do so would have, or would reasonably be expected to have, a Material Adverse Effect;

(b)

promptly upon becoming aware notify the Facility Agent of any material infringement or threatened or suspected material infringement of or any challenge to the validity of any Business IP owned by or licensed to it which has come to its notice and which, in each case, has, or is reasonably likely to have, a Material Adverse Effect (and, subject to any confidentiality or other applicable restrictions, supply the Facility Agent, if reasonably requested, with all material information in its possession relating thereto); and

(c)

take all necessary steps (including the institution of legal proceedings where appropriate) to prevent third parties infringing any Business IP, in each case where failure to do so would have, or would reasonably be expected to have, a Material Adverse Effect.

20.18	Further assurance

(a)

Subject to the terms of the Transaction Security Documents, each of the Parent and Holdco shall promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices, registrations and instructions) as the Security Agent may reasonably specify in accordance with the terms of the Transaction Security Documents (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)

to perfect the Security over the shares in the Parent and/or over any assets of the Parent created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the shares in the Parent which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(ii)	to facilitate the realisation of the shares in the Parent or other assets of the Parent which are, or are intended to be, the subject of the Transaction Security.

(b)

Subject to the terms of the relevant Transaction Security Documents, each of the Parent and Holdco shall take all such action as is reasonably requested of it by the Security Agent in accordance with the terms of the Transaction Security Documents (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Transaction Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

20.19	Hedging arrangements and Treasury Transactions

No member of the Group may enter into any Treasury Transaction, other than:

(i)

Treasury Transactions in existence or contractually committed on the Closing Date (or, in the case of any person that becomes a member of the Group after the Closing Date, at the date on which such person becomes a member of the Group), together with any replacement, renewal or extension of any such Treasury Transaction;

(ii)	spot and forward delivery foreign exchange contracts entered into in the ordinary course of business of the Group; and

(iii)

any Treasury Transaction entered into for or allocated to the hedging or managing of actual or projected exposures arising in the ordinary course of business of the Group or in respect of indebtedness permitted under Clause 20.15 (Financial Indebtedness), and in each case any extensions, renewals or options thereof.

20.20	The Parent

The Parent shall not trade, carry on any business, own any material assets or incur any material liabilities other than:

(i)	carrying on business as a holding company;

(ii)	the ownership of shares or other ownership interests in any member of the Group;

(iii)

having rights and liabilities under or in connection with the Transaction Documents (including the entry into and performance of its obligations under or in connection with the Transaction Documents) and in respect of professional fees and administration costs in the ordinary course of business as a holding company of the Group and providing administrative services to the other members of the Group;

(iv)	having rights and liabilities under any Treasury Transactions which are permitted under Clause 20.19 (Hedging arrangements and Treasury Transactions);

(v)	incurring liabilities for or in connection with Taxes;

(vi)	incurring liabilities arising by operation of law;

(vii)

the provision of any management and administrative services, marketing and secondment of employees and any liabilities in respect of any employment contracts for any employee of the Parent or any Holding Company;

(viii)

in connection with any management equity plan, incentive plan or other similar scheme operated by, for the benefit of, on behalf of or in respect of any member of the Group or any Holding Company (and/or any current, past or future employees, directors or members of management of any member of the Group);

(ix)	any Structure Memorandum Steps (including making loans, acquiring shares or other assets and incurring liabilities in each case as referred to in any step set out in the Structure Memorandum);

(x)	any arrangement in respect of, or the making of, a Permitted Payment or the making of a payment or entering into a transaction to facilitate a Permitted Payment;

(xi)

making or receiving loans or giving or benefiting from guarantees or exercising rights and incurring liabilities otherwise permitted by this Agreement, making or receiving any loan or credit permitted by this Agreement, in respect of any Permitted Payment or Joint Venture permitted by this Agreement, or giving or benefiting from guarantees permitted by this Agreement and incurring any indebtedness permitted by this Agreement;

(xii)

incurring or having assets, rights and/or liabilities under the Permitted Subordinated Debt Documents (or other documents entered into pursuant to (or assets, rights and liabilities incurred in connection with) any New Equity or Permitted Subordinated Debt, or to facilitate the making of any such investment);

(xiii)	holding cash or cash equivalents (including Cash Equivalent Investments);

(xiv)	pursuant to a Permitted Reorganisation;

(xv)	the taking of any administrative actions necessary to maintain its existence;

(xvi)	in connection with any litigation or court or other similar proceedings that are, in each case, being contested in good faith;

(xvii)	normal holding company activities, including those set out in the Structure Memorandum or referred to in the definition of Permitted Payments as carried out at that level;

(xviii)	in connection with any actual or potential Listing;

(xix)

any payment or other transactions or arrangements of a type contemplated or otherwise permitted under paragraph (b) of Clause 20.13 (Dividends and other restricted payments) or paragraph (b) of Clause 20.14 (Subordinated debt, etc.);

(xx)	the entry into, and performance of its obligations and the exercise of its rights under, any shareholder related arrangement not prohibited by the terms of this Agreement; and

(xxi)	making claims (and receipt of related proceeds) from rebates or indemnification with respect of Taxes and the benefit of a Permitted Payment.

20.21	Sanctions

(a)	No member of the Group may:

(i)	apply the proceeds of any Loan:

(A)

for the purpose of financing any trade or business with any Restricted Party (to the extent that to do so would result in it being in breach of applicable Sanctions binding on that member of the Group); or

(B)	in any other manner that would result in a member of the Group being in breach of any applicable Sanctions binding on it,

in each case, to the best of its knowledge after due and careful enquiry at the time such proceeds are applied for the relevant purpose by a member of the Group;

(iii)

to the best of its knowledge after due and careful enquiry at the time the relevant payment is made by a member of the Group, fund all or any part of a payment to a Finance Party under a Finance Document out of proceeds received directly from a Restricted Party to the extent that receipt of such proceeds would result in it being in breach of applicable Sanctions binding on it; or

(iv)	engage in any transaction that, to the best of its knowledge after due and careful enquiry at the time the transaction was entered into, would breach any applicable Sanctions binding on it.

(b)

Each member of the Group shall ensure that appropriate controls and safeguards are in place designed to prevent any action being taken that would be contrary to paragraph (i) above and the Parent shall ensure that the Group maintains policies and procedures designed to promote and achieve compliance with applicable Sanctions binding on it.

(c)

This Clause 20 shall not, and nothing in the Finance Documents shall, (i) apply to the extent that this Clause 20 and/or any obligations of any person under or in relation to this Clause 20 would violate or expose any such person or any Equity Investor, the Parent, member of the Group or Finance Party (or any directors, officers, employees, agents, management, advisers or (in each case) Affiliates thereof) to any liability under any Blocking Law that is in force from time to time in any jurisdiction or (ii) create or establish an obligation or right for any person to the extent that, by agreeing to it, complying with it, exercising it, having such obligation or right, or otherwise, such person or any Equity Investor, the Parent, member of the Group or Finance Party (or any directors, officers, employees, agents, management, advisers or (in each case) Affiliates thereof) would be in violation of any foreign trade law or anti-boycott law or Blocking Law (or similar), and any representation or undertaking made in or pursuant to this Clause 20 shall be so limited in relation to such person and to that extent shall not be made by nor apply to any such person.

20.22	Anti-Corruption Laws

Subject to paragraph (c) of Clause 20.21 (Sanctions), the Parent shall ensure that:

(a)

no member of the Group will, to the best of its knowledge after due and careful enquiry at the time such proceeds are applied for the relevant purpose by that member of the Group, apply the proceeds of any Loan for any purpose which would breach the Anti-Corruption Laws in any material respect;

(b)	the business of the Group is conducted, in all material respects, in compliance with the Anti- Corruption Laws;

(c)	the Group maintains policies and procedures designed to promote and achieve compliance with the Anti-Corruption Laws; and

(d)

to the best of its knowledge after due and careful enquiry at the time the relevant payment is made, the Parent will not fund all or any part of a payment to a Finance Party under a Finance Document out of proceeds received by it in breach of the Anti-Corruption Laws by it or any other member of the Group.

20.23	Change of Business

The Parent shall procure that no substantial change is made to the general nature of the business of the Group (taken as a whole) from that carried on at the Closing Date (other than pursuant to any acquisition or disposal permitted by the terms of this Agreement).

20.24	Access

While an Event of Default is continuing (or where the Facility Agent reasonably suspects an Event of Default is continuing), the Parent shall permit the Facility Agent, the Security Agent and/or accountants or other professional advisers and contractors engaged by the Facility Agent or Security Agent free access at all reasonable times and on reasonable notice to:

(a)	inspect and take copies and extracts from the books, accounts and records of the Parent;

(b)	view the premises of the Parent; and

(c)	meet and discuss matters with Senior Management,

in each case only to the extent the Facility Agent (acting reasonably) considers to be necessary to investigate and plan any action in connection with the Event of Default referred to above. If an Event of Default was continuing at that time such accountants or other professional advisers or contractors were appointed the costs of such persons shall be for the account of the Parent, otherwise it shall be for the account of the Lenders.

20.25	Opco Revolving Facility Agreement / Opco Alternative Financing

(a)	The Parent shall provide copies of the following documents to the Facility Agent promptly once available to the Parent in executed form:

(i)	each agreement documenting an amendment or waiver of one or more material terms of the Opco Revolving Facility Agreement that takes effect after the Closing Date; and

(ii)	each principal financing agreement in respect of an Opco Alternative Financing and each agreement documentating an amendment or waiver of one or more material terms of any Opco Alternative Financing.

(b)	The Parent shall not and shall ensure that no member of the Group shall:

(i)

enter into any amendment or waiver of the terms of the Opco Revolving Facility Agreement that has the effect of increasing the Effective Yield in respect of the Opco Revolving Facility to be greater than 9.00 per cent. per annum; or

(ii)

enter into any agreement relating to an Opco Alternative Financing that has the effect of providing the providers of that Opco Alterantive Financing with an Effective Yield of greater than 9.00 per cent. per annum.

(c)	As soon as reasonably practicable following the Closing Date, the Parent shall confirm in writing to the Facility Agent that the Opco Revolving Facility has been paid down in full.

20.26	Connected Persons

(a)	Subject to paragraph (b) below, the Parent shall not and shall ensure that no member of the Group shall:

(i)	enter into a transaction where a Connected Person acquires an equity interest in any member of the Group or is a creditor in respect of any Financial Indebtedness owed by any member of the Group; or

(ii)

whether in a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) sell, lease, transfer or otherwise dispose of any asset (including, for the avoidance of doubt, any shares, including a share issue, in any member of the Group or any business of any member of the Group) to any Connected Person.

(b)	The following transactions shall not be prohibited by this Clause 20.26:

(i)	the issuance of shares or other ownership interests by the Parent to a Connected Person;

(ii)	any transaction constituting or relating to New Equity or Permitted Subordinated Debt;

(iii)	any arrangement or transaction entered into by a member of the Group with another member of the Group to facilitate the making of a Permitted Payment by the Parent;

(iv)	any transaction required by the terms of the Finance Documents; and

(v)

any Debt Purchase Transaction in relation to the Facility and/or any similar or equivalent transaction in relation to any Opco Alternative Financing, in each case, entered into by any Connected Person and provided that such Connected Person is subject to ‘disenfranchisement provisions’ under the terms of such Opco Alternative Financing that are no more favourable to such Connected Person than the provisions (to the extent applicable to such Connected Person) of paragraph (c), (d) and (e) of Clause 23 (Debt Purchase Transactions) and Clause 35.6 (Disenfranchisement of Defaulting Lenders).

21.	EVENTS OF DEFAULT

Each of the events or circumstances set out in this Clause 21 is an Event of Default.

21.1	Non-payment

The Parent does not pay on the due date any amount payable by it to a Finance Party under a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	in the case of principal or interest, payment is made within 5 Business Days of its due date; and

(b)	in the case of other amounts not constituting principal or interest, payment is made within 10 Business Days of its due date.

21.2	Other obligations

(a)	Subject to paragraph (b) below, the Parent or Holdco does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment)).

(b)

No Event of Default will occur under paragraph (a) above if the failure to comply is capable of remedy and is remedied within 20 Business Days of the earlier of the Facility Agent giving notice to the Parent of the failure to comply and the Parent becoming aware of the failure to comply and that it constitutes a default.

21.3	Misrepresentation

Any representation or statement made or deemed to be made by the Parent or Holdco in the Finance Documents or in any other document delivered by or on behalf of the Parent or Holdco under or pursuant to the terms of any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made, in each case:

(a)	to an extent which is materially prejudicial to the interests of the Lenders taken as a whole under the Finance Documents; and

(b)

if the circumstances giving rise to that misrepresentation are capable of remedy, to the extent that they are not remedied within 20 Business Days of the earlier of the Facility Agent giving notice to the Parent of the failure to comply and the Parent becoming aware of the failure to comply and that it constitutes a default.

21.4	Cross default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due (after the expiry of any originally applicable grace period).

(b)

Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity, in each case as a result of an event of default (however described).

(c)

An Event of Default under and as defined in the Opco Revolving Facility Agreement (or any equivalent event of default under any other agreement evidencing Financial Indebtedness which is outstanding under and in reliance on paragraph (b)(viii) of Clause 20.15 (Financial Indebtedness) has occurred and is continuing.

(d)

Unless relating to an event or circumstance equivalent to those described in paragraph (a) or (b) above, paragraph (c) above shall not apply to any event or circumstance which is remedied within 20 Business Days of the earlier of the Facility Agent giving notice to the Parent of the failure to comply and the Parent or the Opco Parent becoming aware of the failure to comply and that it constitutes a default.

For the purpose of this Clause 21.4, no Event of Default will occur under paragraphs (a) or (b) above if the aggregate amount of Financial Indebtedness falling within paragraphs (a) or (b) above is less than or equal to US$5,000,000 (or its equivalent in any other currency or currencies).

21.5	Insolvency

(a)

Holdco or any Material Company is unable or admits in writing its inability to pay its debts as they fall due or suspends or publicly announces its intention to suspend making payments on any of its debts (or any class of them), in each case to the extent that the relevant debts of any Material Company (other than the Parent) exceed US$5,000,000 (or its currency equivalent) in aggregate.

(b)

A moratorium is declared in respect of any Financial Indebtedness of Holdco or any Material Company, in the case of any Material Company (other than the Parent) in excess of US$5,000,000 (or its currency equivalent) in aggregate.

(c)

Any event analogous to those described in paragraphs (a) and/or (b) above occurs with respect to Holdco or any Material Company in any other applicable jurisdiction in which the Group conducts a material part of its principal business and has material assets (in each case subject to the exceptions set out in paragraph (a) and/or (b) above).

(d)

No Event of Default will occur under this Clause 21.5 if the relevant event or circumstance is remedied within 60 days of the Parent or the relevant Material Company becoming aware of that event or circumstance and that it constitutes a default.

21.6	Insolvency proceedings

(a)	In the case of any Material Company (other than a US Material Company):

(i)

any internal formal corporate action or formal legal proceeding is taken or a shareholders’ resolution is passed, or an order is made, for the winding-up, administration, dissolution or reorganisation of, or a liquidator, administrator, compulsory manager or other similar officer is appointed in respect of, a Material Company;

(ii)

any internal formal corporate action or formal legal proceeding is taken or a shareholders’ resolution is passed, or an order is made, or an agreement is entered into or formally proposed by a Material Company, for the suspension of payments by, a moratorium of any Financial Indebtedness of, or a general composition or assignment for the benefit of the creditors of, or any similar arrangement with the creditors generally of or any class of the creditors of, a Material Company (in each case for reasons of financial difficulty and excluding any arrangements or negotiations with any of the Finance Parties);

(iii)	the directors of any Material Company pass a resolution for that Material Company’s administration or otherwise formally request the appointment of an administrator for that Material Company;

(iv)	a liquidator, receiver, administrator, administrative receiver, compulsory manager or other similar officer is appointed in respect of a Material Company or any of its material assets; or

(v)

in each case any analogous procedure or step is taken in respect of a Material Company in any jurisdiction in which the Group conducts a material part of its principal business and has material assets.

(b)	Any of the following occurs in respect of Holdco or a US Material Company:

(i)	it makes a general assignment for the benefit of creditors;

(ii)	it commences a voluntary case or proceeding under any US Bankruptcy Code;

(iii)	an involuntary proceeding under the US Bankruptcy Code is commenced against it; or

(iv)

a custodian, conservator, receiver, liquidator, assignee, trustee, sequestrator or other similar official is appointed under the US Bankruptcy Code for, or takes charge of, all of a substantial part of the property of Holdco or a US Material Company.

(c)	Paragraphs (a) and (b) above shall not apply to:

(i)	any action, proceedings, procedure, step or other matter which is, or is part of or arises in connection with, a Permitted Reorganisation;

(ii)

any winding-up petition, proceeding or other step, action or matter which is discharged, stayed, dismissed or otherwise remedied within 60 days of the Parent or the relevant Material Company becoming aware of that winding-up petition, proceeding or other step, action or matter; or

(iii)

any Material Company (other than the Parent), asset, proceeding, step, action or other matter (in each case not involving the Parent) with a value (as determined by the Parent in good faith) not exceeding US$5,000,000 (or its currency equivalent) in aggregate.

21.7	Creditors’ process

(a)

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction in which the Group conducts a material part of its principal business and has material assets is levied or enforced upon or sued out against any asset or assets of Holdco or any Material Company and that process has, or is reasonably expected to have, a Material Adverse Effect.

(b)

No Event of Default will occur under this Clause 21.7 if the relevant event or circumstance is capable of remedy and is remedied within 20 Business Days of the Parent or the relevant Material Company becoming aware of the relevant event or circumstance and that it constitutes a default.

21.8	Unlawfulness, invalidity, rescission and repudiation

(a)	Subject to paragraph (c) below and the Legal Reservations and Perfection Requirements, following the date of execution of the relevant Finance Document:

(i)	it is or becomes unlawful for the Parent or Holdco to perform any of its obligations under the Finance Documents; or

(ii)	any obligation or obligations of the Parent or Holdco under any Finance Documents are not or cease to be legal, valid, binding or enforceable,

in each case:

(A)

as a result of an event occurring after the date of execution of the relevant Finance Document (excluding any action, step or matter taken, procured or approved in writing by any Finance Party or, as the case may be, the requisite Finance Parties); and

(B)	to an extent which is materially prejudicial to the interests of the Lenders taken as a whole under the Finance Documents.

(b)

Subject to paragraph (c) below, the Parent or Holdco rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document to which it is party or evidences in writing an intention to rescind or repudiate a Finance Document to which it is party.

(c)

No Event of Default will occur under this Clause 21.8 if the relevant event or circumstance is capable of remedy and is remedied within 20 Business Days of the earlier of the Facility Agent giving notice to the Parent of the failure to comply and the Parent becoming aware of the failure to comply and that it constitutes a default.

21.9	Cessation of business

The Group (taken as a whole) or a Material Company ceases (or threatens in writing to cease) to carry on all or a substantial part of its business (other than as a result of a disposal, transfer, merger or other transaction not prohibited under this Agreement or a Permitted Reorganisation) and that cessation (or threat to cease) has a Material Adverse Effect.

21.10	Audit qualification

The auditors of the Parent qualify their report on any audited consolidated financial statement of the Parent on the basis of non-disclosure or an inability to prepare accounts on a going concern basis (other than in relation to the repayment of the Facility or compliance with the terms of the Finance Documents) and that qualification is materially prejudicial to the interests of the Lenders taken as a whole under the Finance Documents.

21.11	Expropriation

The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets which limitation or curtailment (taking into consideration any compensation or payment received in respect thereof) has, or is reasonably be expected to have, a Material Adverse Effect.

21.12	Acceleration

(a)	On and at any time after the occurrence of an Event of Default which is continuing, the Facility Agent shall, if so directed by the Majority Lenders, by notice to the Parent:

(i)	cancel the Total Commitments whereupon they shall immediately be cancelled and any fees payable under the Finance Documents in connection with those Commitments shall be immediately due and payable;

(ii)

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

(iii)

declare that all or part of the Loans and any other amounts accrued under the Finance Documents be payable on demand, whereupon they shall immediately become payable on demand by the Facility Agent on the instructions of the Majority Lenders; and/or

(iv)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

(b)

Unless otherwise agreed by the Majority Lenders, if an Event of Default occurs and is continuing under paragraph (b) of Clause 21.6 (Insolvency proceedings) in relation to the Parent, all of the Loans made to the Parent, together with accrued interest thereon and any other sum then payable by the Parent under any of the Finance Documents shall be immediately due and payable, in each case automatically and without any direction, notice, declaration or other act.

21.13	Clean-up period

(a)

Notwithstanding any other term of this Agreement, during the period (the “Clean-up Period”) commencing, in respect of an acquisition not prohibited by the terms of this Agreement (an “Approved Acquisition”) and made after the Closing Date, from the date of closing of that acquisition to the date falling ninety days thereafter:

(i)

any intercompany debt between members of the Group arising out of the Approved Acquisition or owed by any person acquired as part of that Approved Acquisition shall be permitted without restriction; and

(ii)

if any matter or circumstance that exists in respect of any person, undertaking or business which is the direct or indirect subject of the relevant acquisition would constitute a breach of a representation, undertaking or any other term or condition or a Default or an Event of Default (a “Relevant Default”) then subject to paragraph (b) below, during the Clean-up Period that Relevant Default shall not constitute a breach of a representation, undertaking or any other term or condition or a Default or an Event of Default and the Facility Agent shall not be entitled to give any notice under Clause 21.12 (Acceleration) with respect to that Relevant Default until (if that Relevant Default is then continuing) the date immediately after the end of the Clean-up Period.

(b)	Paragraph (a)(ii) above shall not apply with respect to any Relevant Default to the extent that it:

(i)	has, or is reasonably expected to have, a Material Adverse Effect;

(ii)	has been procured by or approved by the Parent (provided that knowledge of the Relevant Default does not equate to procurement or approval by the Parent);

(iii)	is not capable of being cured or, if the Parent is aware of the relevant circumstances at the time, reasonable steps are not being used to cure the same;

(iv)

is continuing at the end of the Clean-up Period (and, for the avoidance of doubt, if the Relevant Default is continuing at the end of the Clean-up Period, the Lenders shall then be entitled to exercise any available rights in relation to that continuing Relevant Default).

(c)

For the avoidance of doubt, paragraph (a) above shall not restrict the Facility Agent’s right to give any notice under Clause 21.12 (Acceleration) with respect to any Default or Event of Default which is not a Relevant Default.

(d)

Promptly upon becoming aware of its occurrence, the Parent shall notify the Facility Agent of any Event of Default that is continuing at the end of a Clean-up Period (together with the related event or circumstance and the steps, if any, being taken to remedy it).

21.14	Excluded matters

Notwithstanding any other term of the Finance Documents:

(a)	none of the Structure Memorandum Steps;

(b)

prior to the end of the Certain Funds Period, no breach of any representation, warranty, undertaking or other term of (or default or event of default under) any document relating to existing financing arrangements of any member of the Group arising as a direct or indirect result of any person entering into and/or performing its obligations under any Finance Document (or carrying out the transactions contemplated by the Finance Documents); and

(c)	no Excluded Event,

shall be deemed to constitute, or result in, a breach of any representation, warranty, undertaking or other term in the Finance Documents or a Default or an Event of Default.

22.	CHANGES TO THE LENDERS

22.1	Assignments and transfers by the Lenders

Subject to this Clause 22, a Lender (the “Existing Lender”) may:

(a)	assign any of its rights and benefits; or

(b)	transfer by novation any of its rights, benefits and obligations,

under the Finance Documents to:

(i)

another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets; or

(ii)	any other person approved in writing by the Parent,

(the “New Lender”).

22.2	Conditions of assignment or transfer

(a)

Up to and including the end of the Certain Funds Period, the prior written consent of the Parent is required for any assignment, transfer or other Debt Purchase Transaction (provided that, in the event that the Parent provides any such consent to a Lender during the Certain Funds Period, unless otherwise expressly agreed by the Parent in writing (i) that Lender shall remain liable to fund the relevant Commitment(s) if the relevant New Lender or other counterparty fails to fund (or indicates that it will not, or will not be able to, fund that Commitment as required by the terms of this Agreement) and (ii) that Lender shall retain exclusive control over all rights and obligations in relation to the relevant Commitment(s), including all rights in relation to waivers, consents and amendments and confirmations as to satisfaction of conditions precedent (for the avoidance of doubt, free of any agreement or understanding pursuant to which it is required to or will consult with any other person in relation to the exercise of any such rights and/or obligations).

(b)

(i)

Subject to paragraphs (a) above and (ii) below, after the Closing Date, unless an Event of Default is continuing under Clause 21.1 (Non-payment), Clause 21.5 (Insolvency) or Clause 21.6 (Insolvency proceedings), the prior written consent of the Parent (not to be unreasonably withheld or delayed) is required prior to any assignment, transfer or other Debt Purchase Transaction by any person to, with, involving or in favour of any person that is not at the time of such assignment, transfer or Debt Purchase Transaction a Lender or an Affiliate or Related Fund of a Lender or an Approved Lender.

(ii)	In all cases the prior written consent of the Parent (in its sole discretion) is required prior to any assignment, transfer or other Debt Purchase Transaction:

(A)

unless an Event of Default is continuing under Clause 21.1 (Non-payment), Clause 21.5 (Insolvency) or Clause 21.6 (Insolvency proceedings), to, with, involving or in favour of any person that is an Industrial Competitor or a Loan To Own Investor (or, in each case, any person that is an Affiliate of or is acting, in relation to the Facility and/or this Agreement, on behalf of such a person) (provided that, in relation to any specific Debt Purchase Transaction and unless an Existing Lender has knowledge or is advised to the contrary, an Existing Lender shall be entitled to request and rely on a written statement from the Parent provided in relation to that Debt Purchase Transaction that the relevant New Lender is not an Industrial Competitor); or

(B)

to, with, involving or in favour of any person that is (or would, upon becoming a Lender, be) a Defaulting Lender at the time of such assignment, transfer or Debt Purchase Transaction (provided that, unless an Existing Lender has knowledge or is advised to the contrary, it shall be entitled to rely on a written statement from a New Lender in a Transfer Certificate that it is not, and will not become, a Defaulting Lender).

(iii)

To the extent that the consent of the Parent is required for any assignment, transfer or other Debt Purchase Transaction, for all purposes under the Finance Documents that assignment, transfer or other Debt Purchase Transaction shall only become effective if the prior written consent of the Parent has been granted.

(iv)

Without prejudice to sub-paragraph (iii) above, in the event that any assignment, transfer or other Debt Purchase Transaction is carried out in breach of this paragraph (b), paragraphs (c) and (e) of Clause 23 (Debt Purchase Transactions) shall apply.

For the purpose of this Agreement:

(1)

“Approved Lender” means any person that is on the list of “approved lenders” agreed in writing by the Parent and the Arrangers prior to the date of this Agreement (the “Transfer White List”). The Facility Agent is authorised to disclose the list of Approved Lenders to the other Finance Parties and shall disclose such list to a Lender at the request of such Lender. The Facility Agent may add additional persons to the list of Approved Lenders with the prior written consent of the Parent. Persons may be removed from the list of Approved Lenders with the consent of the Parent and the Facility Agent (it being acknowledged that neither the Parent nor the Facility Agent is required to provide any such consent and the Facility Agent may (but shall not be obliged to) seek the instructions of the Majority Lenders before providing any such consent) provided that the Parent may require that any person that (i) is or becomes a competitor, supplier or sub-contractor of the Group in any of the material activities of the Group (or any person that is an Affiliate of or is acting, in relation to the Facility, on behalf of such a person) or (ii) is or becomes a Defaulting Lender (or would, upon becoming a Lender, be a Defaulting Lender) be removed from the list of Approved Lenders and any such person shall automatically be deemed removed from the list of Approved Lenders (provided that such removal shall not affect the validity of any Debt Purchase Transaction which was completed prior to the date of removal in accordance with the terms of this Agreement); and

(2)

“Loan To Own Investor” means any person who as the primary purpose of its business (or a material activity thereof) is engaged, or which has a related entity (whether a local branch, Affiliate, Related Fund or otherwise) that as the primary purpose of its business (or a material activity thereof) engages, in the purchase of distressed debt or loan to own activities (including, for the avoidance of doubt, engaging in investment strategies that include the purchase of loans or other debt securities with the intention of, or view to, owning the equity or gaining control of a business, directly or indirectly, and/or investing in equity and/or acquiring control of, or an equity stake in, a business, directly or indirectly), but excluding (i) any related entity of such a person which is a deposit taking financial institution authorised by a financial services regulator to carry out the business of banking which holds a minimum rating of BBB- or Baa3 (as applicable) according to at least two of Moody’s, S&P or Fitch and which is managed and controlled independently from any such Loan To Own Investor (including a requirement that no information made available under the Finance Documents will be disclosed or made available to any of its related entities) and (ii) any person which has a related entity (whether a local branch, Affiliate, Related Fund or otherwise) where the primary purpose of such related entity’s business (or a material activity thereof) is to engage in such purchases or activities where such person is managed and controlled independently from any such related entity (including a requirement that no information made available under the Finance Documents will be disclosed or made available to any of its related entities) provided that, for the avoidance of doubt and notwithstanding this sub-clause (ii), any Debt Purchase Transaction involving such related entity that engages in such purchases or activities shall be subject to the requirements of paragraph (b)(ii) above.

(3)	“Industrial Competitor” means a competitor, supplier or sub-contractor of the Group in any of the material activities of the Group.

(c)

Unless the Parent and the Facility Agent otherwise agree and except as provided below, if an Existing Lender assigns or transfers all or any part of its share of the Facility or of its rights and obligations under this Agreement to a person (other than one of its Affiliates, another Lender or a Related Fund), such transfer or assignment must be:

(i)

in a minimum amount of US$1,000,000 (net of any re-assignment or re-transfer) or if it is a transfer or assignment of all of the Existing Lender’s existing share in such Facility, in an amount equal to such existing share; and

(ii)

in an amount such that each of the Existing Lender and the New Lender has, after the transfer or assignment (and net of any re-transfer or re-assignment), a share in the Facility in a minimum amount of US$1,000,000, or, if it is a transfer or assignment of all of the Existing Lender’s existing share in such Facility, in an amount equal to such existing share.

(d)

If on the same date two or more Existing Lenders are transferring part of their share in the Facility to the same transferee or assignee, the minimum amount so transferred by any Existing Lender to the transferee or assignee may be less than the minimum amounts referred to in paragraph (c)(i) above if the aggregate amount transferred or assigned to that transferee or assignee on that date satisfies the requirements of paragraph (c)(i) above (net of any re-assignment or re-transfer) and provided that each of the Existing Lenders and the New Lender has, after the transfer or assignment (and net of any re-transfer or re-assignment), a share in the Facility in a minimum amount which satisfies the requirements of paragraph (c)(ii) above, or, if it is a transfer or assignment of all of the Existing Lender’s existing share in the Facility, in an amount equal to such existing share.

(e)

In determining compliance with paragraph (c) or (d) above, any amount transferred or assigned by or to a Related Fund shall be aggregated with any amounts transferred or assigned by or to a Related Fund, and any amount held by any New Lender or Related Funds in different currencies shall be aggregated as at the time of the relevant transfer or assignment by reference to the Agent’s Spot Rate of Exchange for such currencies at the time of such transfer or assignment.

(f)	An assignment will only be effective on:

(i)

receipt by the Facility Agent of a written confirmation from the New Lender (in form and substance satisfactory to the Facility Agent and the Parent, each acting reasonably) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

(ii)

the performance by the Facility Agent of all “know your customer” or other similar checks relating to any person that it is required to carry out under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Facility Agent shall promptly notify to the Existing Lender and the New Lender.

As soon as reasonably practical following any Assignment Date, the Facility Agent shall notify the Parent of the details of the relevant New Lender. A transfer may not be effected if it would cause a breach of this Clause 22.

(g)	If:

(i)	a Lender assigns or transfers any of its rights, benefits or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date the assignment, transfer or change occurs, the Parent would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross-Up and Indemnities) or Clause 13 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

(h)

A copy of each Confidentiality Undertaking required pursuant to any term of this Agreement shall, unless otherwise agreed by the Parent (or unless no information is disclosed to any person under or in reliance on that Confidentiality Undertaking), be provided to the Parent within ten Business Days of it being agreed (and in any event before any information is disclosed under or in reliance on that Confidentiality Undertaking and before any agreement or documentation is entered into in relation to any assignment, transfer or other Debt Purchase Transaction).

(i)

The Parent shall be entitled to require the Finance Parties to provide information in reasonable detail regarding the identities and participations of each of the Lenders and any sub-participants and the relevant Finance Parties shall provide such information as soon as reasonably practical after receipt of such a request, provided that a Lender shall not be required to disclose the identity of a sub-participant if that Lender retains exclusive control over all rights and obligations in relation to the Commitments that are the subject of the relevant sub-participation, including all voting rights (for the avoidance of doubt, free of any agreement or understanding pursuant to which it is required to or will consult with any other person in relation to the exercise of any such rights and/or obligations).

(j)	Any condition or restriction in this Clause 22 may be waived with the prior written consent of the Parent and the Facility Agent.

22.3	Assignment or transfer fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Facility Agent (for its own account) a fee of US$3,000 (in each case unless otherwise agreed by the Facility Agent) provided that:

(a)	no such fee shall be payable in connection with an assignment or transfer by a Lender to an Affiliate or a Related Fund of that Lender; and

(b)	in the case of related simultaneous assignments or transfers by or to any fund and/or its Affiliates or Related Funds, only one such fee shall be payable.

22.4	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of the Parent;

(iii)	the performance and observance by the Parent or any other member of the Group of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Parent and its related entities in connection with its participation in the Finance Documents and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of the Parent and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Parent of its obligations under the Finance Documents or otherwise.

22.5	Procedure for transfer

(a)	A transfer is effected in accordance with paragraph (c) below if:

(i)	the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and

(ii)	the Facility Agent executes the Transfer Certificate.

The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order. The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(b)	Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.

(c)	On the Transfer Date:

(i)	the Existing Lender will assign absolutely to the New Lender the Existing Lender’s rights expressed to be the subject of the assignment in the Transfer Certificate;

(ii)	the Existing Lender will be released from the obligations expressed to be the subject of the release in the Transfer Certificate; and

(iii)	the New Lender will be bound by obligations equivalent to those from which the Existing Lender is released under paragraph (ii) above.

(d)	As soon as reasonably practical following the Transfer Date, the Facility Agent shall notify the Parent of the details of the New Lender.

(e)	A transfer may not be effected if it would cause a breach of this Clause 22.

22.6	Sub-participations

Any Lender may, to the extent not prohibited by the other provisions of this Clause 22 (including Clause 22.2 (Conditions of assignment or transfer)), at any time sub-participate or sub-contract any of its rights or obligations under the Finance Documents by way of a Debt Purchase Transaction provided that:

(a)	such Lender remains liable under the Finance Documents for any such obligation;

(b)

such Lender retains exclusive control over all rights and obligations in relation to the participations and Commitments that are the subject of the relevant agreement or arrangement, including all voting rights (for the avoidance of doubt, free of any agreement or understanding pursuant to which it is required to or will consult with any other person in relation to the exercise of any such rights and/or obligations), unless the proposed sub-participant or sub-contractor is a person to whom the relevant rights and obligations could have been assigned or transferred in accordance with the terms of this Clause 22 and, prior to entering into the relevant agreement or arrangement, the relevant Lender provides the Parent with full details of that proposed sub-participant or sub-contractor and any voting, consultation or other rights to be granted to the sub-participant or sub-contractor;

(c)

the relationship between the Lender and the proposed sub-participant or sub-contractor is that of a contractual debtor and creditor (including in the bankruptcy or similar event of the Lender or the Parent);

(d)

the proposed sub-participant or sub-contractor will have no proprietary interest in the benefit of this Agreement or in any monies received by the relevant Lender under or in relation to this Agreement (in its capacity as sub-participant or sub-contractor under that arrangement); and

(e)	the proposed sub-participant or sub-contractor will under no circumstances:

(i)	be subrogated to, or be substituted in respect of, the relevant Lender’s claims under this Agreement; or

(ii)	otherwise have any contractual relationship with, or rights against, the Parent under or in relation to this Agreement (in its capacity as sub-participant or sub-contractor under that arrangement).

Each Lender that sells a sub-participation shall, acting solely for this purpose as a non-fiduciary agent of the Parent, maintain a register on which it enters the name and address of each sub-participant and the principal amounts (and stated interest amounts) of each sub-participant’s interest in the Loans or other obligations under the Finance Documents (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes under this Agreement notwithstanding any notice to the contrary. Without prejudice to the other provisions of this Clause 22.6, no Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any sub-participant or any information relating to a sub-participant’s interest in any Loans, Commitments or other obligations under any Finance Documents) except to the extent that such disclosure is necessary to establish that such Loan, Commitment or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

22.7	Assignment by way of Security

In addition to the other rights provided in this Clause 22, each Lender may, without the consent of the Parent, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure the obligations of that Lender, including:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank or any other authorised government body; and

(b)

in the case of any Lender which is a fund, any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as Security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by the Parent or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

22.8	Changes to Reference Banks

If a Base Reference Bank or Alternative Reference Bank (or, if a Base Reference Bank or Alternative Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent shall (in agreement with the Parent) appoint another Lender or an Affiliate of a Lender to replace that Base Reference Bank or Alternative Reference Bank.

22.9	Maintenance of Register and provision of New Lender Certificates and Increase Confirmations

(a)

The Facility Agent shall, as soon as reasonably practicable after it has executed a New Lender Certificate or an Increase Confirmation, deliver to the Parent a copy of that New Lender Certificate or an Increase Confirmation.

(b)

The Parent designates the Facility Agent to act as the Parent’s non-fiduciary agent to maintain and make available upon reasonable prior notice at reasonable times for inspection by each Lender in respect of its own Commitments and Loans (solely for the purposes of this Clause 22.9) a register (the “Register”) on which it will record the names and addresses of each Lender and the Commitments of and the outstanding amount of the Loans (and stated interest amounts) owing to each Lender. The entries in the Register shall, in the absence of manifest error, be conclusive and the Parent and the Finance Parties shall treat each person whose name is recorded in the Register as a Lender pursuant to and in accordance with the terms of this Agreement as a Lender for all purposes under the Finance Documents.

(c)	Any failure to make or update the Register, or any error in the Register, will not affect the Parent’s obligations in respect of the Loans.

(d)	The Facility Agent will promptly update the Register on the relevant Transfer Date or, as the case may be, Assignment Date.

(e)	The Facility Agent will provide a copy of the Register to the Parent on request and in any event at 6 monthly intervals from the date of this Agreement.

22.10	Pro rata interest settlement

If the Facility Agent has notified the Lenders and the Parent that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any assignment or transfer made pursuant to and in accordance with this Clause 22 the Assignment Date or, as the case may be, Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(a)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Assignment Date or, as the case may be, Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(b)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(i)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(ii)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 22.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

23.	DEBT PURCHASE TRANSACTIONS

(a)

Notwithstanding any other term of this Agreement or the other Finance Documents, any member of the Group may purchase by way of a Debt Purchase Transaction a participation in any Loan and/or any Commitment where the consideration for such purchase is funded from New Equity, Permitted Subordinated Debt and/or any Available Shareholder Amount.

(b)	Notwithstanding any other term of this Agreement or the other Finance Documents, in relation to any Debt Purchase Transaction entered into by any member of the Group pursuant to this Clause 23:

(i)	on completion of the relevant Debt Purchase Transaction, the portions of the Loans to which it relates may (at the option of the Parent) be extinguished;

(ii)	for the avoidance of doubt, such Debt Purchase Transaction and the related extinguishment referred to in paragraph (i) above shall not constitute a prepayment of the Facility;

(iii)

the relevant member of the Group shall be deemed to be an entity which fulfils the requirements of Clause 22.1 (Assignments and transfers by the Lenders) to be a New Lender (as defined in that Clause);

(iv)	no member of the Group shall be deemed to be in breach of any provision of the Finance Documents solely by reason of such Debt Purchase Transaction;

(v)	for the avoidance of doubt, Clause 27 (Sharing among the Finance Parties) shall not be applicable to the consideration paid under such Debt Purchase Transaction; and

(vi)

for the avoidance of doubt, any extinguishment of any part of the Loans shall not affect any amendment or waiver which prior to such extinguishment had been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement.

(c)

Unless otherwise agreed by the Facility Agent (acting on instructions of the Majority Lenders) and the Parent (A) for so long as a member of the Group, a Connected Person or a person that is not an Approved Lender (unless the relevant person was otherwise permitted to become a Lender in accordance with Clause 22 (Changes to the Lenders)) (1) beneficially owns a Commitment or (2) has entered into a sub-participation agreement relating to a Commitment or another agreement or arrangement having a substantially similar economic effect (and such agreement or arrangement has not been terminated) or (B) in the event that a Commitment is the subject of a Debt Purchase Transaction not permitted by the terms of Clause 22 (Changes to the Lenders) or (in the case of a member of the Group) this Clause 23:

(i)

in ascertaining the Majority Lenders, the Super-Majority Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the relevant Commitments has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents (each a “Lender Request”), such Commitment shall be deemed to be zero; and

(ii)

for the purposes of Clause 35.2 (Exceptions), such member of the Group, Connected Person or person that is not an Approved Lender, or the person with whom that person or entity has entered into such sub-participation or other agreement or arrangement, or the person holding the relevant Commitment, shall be deemed not to be a Lender (unless in the case of a person not being a member of the Group it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment), provided that each Connected Person shall be entitled to exercise any such voting rights in any manner whatsoever to the extent:

(A)	the relevant Lender Request would require the consent of:

(1)	that Connected Person under paragraph (d) of Clause 35.2 (Exceptions);

(2)	the Super Majority Lenders; and/or

(3)	all Lenders; or

(B)

the relevant Lender Request results or is intended to result in any Commitment of that Connected Person under a particular Facility being treated in any manner inconsistent with the treatment proposed to be applied to any other Commitment under such Facility (for this purpose taking into account any other related transactions or arrangements, including any direct or indirect compensation or other rights or benefits provided to other Lenders under such Facility).

(d)

Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Facility Agent and the Parent in writing if it knowingly enters into a Debt Purchase Transaction with a member of the Group, a Connected Person or a person that is not an Approved Lender or is not a person to whom an assignment, transfer or other Debt Purchase Transaction may be made in accordance with the terms of Clause 22 (Changes to the Lenders) (a “Notifiable Debt Purchase Transaction”), such notification to be substantially in the form set out in Schedule 9 (Form of Notifiable Debt Purchase Transaction Notice).

(e)	Each member of the Group, each Connected Person and each person that is not an Approved Lender that, in each case, is a Lender agrees that:

(i)

in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Facility Agent or, unless the Facility Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and

(ii)

in its capacity as Lender, unless the Facility Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Facility Agent or one or more of the Lenders.

(f)	A Debt Purchase Transaction entered into by a member of the Group may be entered into pursuant to a solicitation process (a “Solicitation Process”) which is carried out as follows:

(i)

Prior to 11.00 am on a given Business Day (the “Solicitation Day”) the Parent or another person acting on its behalf (the “Purchase Agent”) will approach at the same time each Lender which participates in the Facility to enable them to offer to sell to the specified member(s) of the Group an amount of their participation in the Facility. Any Lender wishing to make such an offer shall, by 11.00 am on the second Business Day following such Solicitation Day, communicate to the Purchase Agent details of the amount of its participations it is offering to sell and the price at which it is offering to sell such participations. Any such offer shall be irrevocable until 11.00 am on the third Business Day following such Solicitation Day and shall be capable of acceptance by the Parent on behalf of the relevant member of the Group on or before such time by communicating its acceptance in writing to the Purchase Agent or, if it is the Purchase Agent, the relevant Lenders. The Purchase Agent (if someone other than the Parent) will communicate to the relevant Lenders which offers have been accepted by 12 noon on the third Business Day following such Solicitation Day. In any event by 11.00 am on the fourth Business Day following such Solicitation Day, the Parent shall notify the Facility Agent of the amounts of the participations purchased through the relevant Solicitation Process and the average price paid for the purchase of participations in the Facility. The Facility Agent shall disclose such information to any Lender that requests such disclosure.

(ii)	Any purchase of participations in the Facility pursuant to a Solicitation Process shall be completed and settled on or before the fifth Business Day after the relevant Solicitation Day.

(iii)

In accepting any offers made pursuant to a Solicitation Process the Parent shall be free to select which offers and in which amounts it accepts but on the basis that in relation to a participation in a particular Facility it accepts offers in inverse order of the price offered (with the offer or offers at the lowest price being accepted first) and that if in respect of participations in a particular Facility it receives two or more offers at the same price it shall only accept such offers on a pro rata basis. For the avoidance of doubt and notwithstanding the foregoing, the Parent shall be entitled to disregard any offers which come with conditions or terms that are not satisfactory to it.

(g)	A Debt Purchase Transaction entered into by a member of the Group may be entered into pursuant to an open order process (an “Open Order Process”) which is carried out as follows:

(i)

The Parent (on behalf of the relevant member of the Group) may by itself or through another Purchase Agent place an open order (an “Open Order”) to purchase participations in the Facility up to a set aggregate amount at a set price by notifying at the same time all the Lenders participating in the Facility of the same. Any Lender wishing to sell pursuant to an Open Order will, by 11.00 am on any Business Day following the date on which the Open Order is placed but no earlier than the first Business Day, and no later than the fifth Business Day, following the date on which the Open Order is placed, communicate to the Purchase Agent details of the amount of its participations it is offering to sell. Any such offer to sell shall be irrevocable until 11.00 am on the Business Day following the date of such offer from the Lender and shall be capable of acceptance by the Parent on or before such time by it communicating such acceptance in writing to the relevant Lender.

(ii)

Any purchase of participations in the Facility pursuant to an Open Order Process shall be completed and settled by the Parent on or before the fourth Business Day after the date of the relevant offer by a Lender to sell under the relevant Open Order.

(iii)

If in respect of participations in the Facility the Purchase Agent receives on the same Business Day two or more offers at the set price such that the maximum amount of such Facility to which an Open Order relates would be exceeded, the Parent shall only accept such offers on a pro rata basis. For the avoidance of doubt and notwithstanding the foregoing, the Parent shall be entitled to disregard any offers which come with conditions or terms that are not satisfactory to it.

(iv)

The Parent shall, by 11.00 am on the sixth Business Day following the date on which an Open Order is placed, notify the Facility Agent of the amounts of the participations purchased through such Open Order Process. The Facility Agent shall disclose such information to any Lender that requests the same.

(h)	A Debt Purchase Transaction entered into by a member of the Group may be entered into pursuant to a bilateral process (a “Bilateral Process”) which is carried out as follows:

(i)

Any member of the Group (or the Parent on behalf of the relevant member of Group) may by itself or through the same or another Purchase Agent, at any time during the period commencing on the expiry of the relevant Solicitation Process or Open Order Process and ending thirty days thereafter, purchase participations and/or Commitments from Lenders pursuant to secondary market purchases and/or pursuant to such other bilateral arrangements with any Lenders as the Parent shall see fit.

(ii)

Any purchase of participations or Commitments in the Facility pursuant to a Bilateral Process shall be completed and settled by the relevant member of the Group on or before the second Business Day after the expiry of the Bilateral Process period referred to in paragraph (i) above.

(iii)

The Parent (on behalf of the relevant member of Group) shall promptly notify the Facility Agent of the amounts of each participation purchased through such Bilateral Process. The Facility Agent shall disclose such information to any Lender that requests the same.

(i)	For the avoidance of doubt:

(i)	there is no requirement for any Debt Purchase Transaction by a member of the Group to be entered into pursuant to a Solicitation Process, Open Order Process or a Bilateral Process;

(ii)

nothing in the Finance Documents shall prohibit a non-cash contribution of any Commitment or other any rights, benefits and/or obligations in respect of the Facility to the Parent (and subsequently any other members of the Group) provided that no such contribution shall qualify for the purposes of any term of this Agreement providing for the adjustment of baskets or other thresholds by reference to the amount of any New Equity or Permitted Subordinated Debt; and

(iii)	there is no limit on the number of occasions a Solicitation Process, an Open Order Process or a Bilateral Process may be implemented.

(j)	Nothing in this Clause 23 shall apply to a Dedicated Entity that is not a member of the Group.

24.	ASSIGNMENT AND TRANSFERS BY THE PARENT

The Parent may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

25.	ROLE OF THE FACILITY AGENT, THE ARRANGERS AND OTHERS

25.1	Appointment of the Facility Agent

(a)	Each of the other Finance Parties appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the other Finance Parties authorises the Facility Agent to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents (including, without limitation, executing any public or private documents required for the purposes of formalising, amending, restating, extending, ratifying or releasing any Finance Document) together with any other incidental rights, powers, authorities and discretions, even if it involves multiple-representation, self-contracting or conflict of interest.

(c)	Each of the other Finance Parties hereby releases the Facility Agent (to the extent legally possible) from any restrictions on representing several persons and self-dealing under any applicable law to make use of any authorisation granted under this Agreement and to perform its duties and obligations as Facility Agent hereunder and under or in connection with the Finance Documents. Any of the Finance Parties which cannot release the Facility Agent from any such restriction shall inform the Facility Agent as soon as practicable.

25.2	Duties of the Facility Agent

(a)	Subject to paragraph (b) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.

(b)

Without prejudice to Clause 22.9 (Maintenance of Register and provision of New Lender Certificates and Increase Confirmations) above, paragraph (a) above shall not apply to any New Lender Certificate or any Increase Confirmation.

(c)

Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)

If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(e)

If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent, the Arrangers or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

(f)	The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

25.3	Role of the Arrangers

Except as specifically provided in the Finance Documents, the Arrangers have no obligations of any kind to any other Party under or in connection with any Finance Document.

25.4	No fiduciary duties

(a)	Nothing in this Agreement constitutes the Facility Agent, the Security Agent or the Arrangers as a trustee or fiduciary of any other person.

(b)	None of the Facility Agent, the Security Agent or the Arrangers shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

25.5	Business with the Group

The Facility Agent, the Security Agent and the Arrangers may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

25.6	Rights and discretions

(a)	The Facility Agent, the Security Agent and the Arrangers may rely on:

(i)	any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b)	The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.1 (Non-payment)); and

(ii)	any right, power, authority or discretion vested in any Party or any group of the Lenders has not been exercised.

(c)	The Facility Agent and each Lender may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Facility Agent and each Lender may act in relation to the Finance Documents through its personnel and agents and shall not be liable for the negligence or misconduct of such agents.

(e)	The Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f)

Without prejudice to the generality of paragraph (e) above, the Facility Agent may disclose the identity of an Increased Costs Lender, a Non-Consenting Lender and/or a Non-Funding Lender to the other Finance Parties and/or the Parent and shall disclose the same upon the written request of the Parent or the Majority Lenders.

(g)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Facility Agent or the Arrangers is obliged to do or omit to do anything if it would or is reasonably likely in its reasonable opinion constitute a breach of any applicable law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(h)

The Facility Agent is not obliged to disclose to any Finance Party any details of the rate notified to the Facility Agent by any Lender or Alternative Reference Bank for the purpose of paragraph (a)(ii) of Clause 10.2 (Market disruption).

25.7	Majority Lenders’ instructions

(a)

Unless a contrary indication appears in a Finance Document, the Facility Agent shall (i) exercise any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from acting or exercising any right, power, authority or discretion vested in it as Facility Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with such an instruction of the Majority Lenders.

(b)	Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c)

The Facility Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders or relevant class or number of Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

(d)

In the absence of instructions from the Majority Lenders, (or, if appropriate, the Lenders or relevant class or number of Lenders) the Facility Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e)

The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

(f)	Each New Lender irrevocably and unconditionally agrees and confirms that:

(i)

it has approved each request for a consent, amendment, release or waiver made by any member of the Group (or the Facility Agent on behalf of any member of the Group) and approved by the requisite Lenders in accordance with Clause 35 (Amendments and Waivers) on or prior to the date which any assignment or transfer to which it is a party becomes effective pursuant to Clause 22 (Changes to the Lenders) (each an “Approved Amendment”); and

(ii)	the Facility Agent has authority to execute on its behalf any agreement or other document relating to an Approved Amendment.

25.8	Responsibility for documentation

None of the Facility Agent, the Security Agent nor the Arrangers:

(a)

is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Facility Agent, an Arranger, the Security Agent, the Parent or any other person given in or in connection with any Finance Document or the Information Memorandum or the Reports or the transactions contemplated in the Finance Documents;

(b)

is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security; or

(c)

is responsible for any determination as to whether any information provided (or to be provided) to any Finance Party is or may be non-public or price-sensitive information the use of which may be regulated or prohibited by applicable legislation relating to insider dealing or otherwise (provided that if any Party has received notice from another Party stating that any such information is non-public or price-sensitive it shall treat that information accordingly).

25.9	Exclusion of liability

(a)

Without limiting paragraph (b) below, the Facility Agent will not be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its negligence, wilful misconduct or breach of the Finance Documents.

(b)

No Party (other than the Facility Agent) may take any proceedings against any officer, employee or agent of the Facility Agent in respect of any claim it might have against the Facility Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and each officer, employee or agent of the Facility Agent may rely on this Clause 25.9 subject to Clause 1.4 (Third party rights) and the provisions of the Contracts (Rights of Third Parties) Act 1999.

(c)

The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.

(d)

Nothing in this Agreement shall oblige the Facility Agent or the Arrangers to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Facility Agent and the Arrangers that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arrangers.

(e)

Each Lender acknowledges that in the event that the Facility Agent is required by law or any contractual arrangement with a Tax authority to make a deduction or withholding for or on account of Tax from a payment made by the Facility Agent under a Finance Document, the Facility Agent shall be authorised and entitled to make such deduction or withholding (and no Lender will have any claim or recourse to the Facility Agent on account of any such deduction or withholding).

25.10	Lenders’ indemnity to the Facility Agent

(a)

Subject to paragraph (b) below, each Lender shall (in the proportion that its Commitment bears to the Total Commitments) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability including without limitation for negligence or any other category of liability whatsoever incurred by the Facility Agent (otherwise than by reason of its negligence, wilful misconduct or wilful default) or in the case of any cost, loss or liability pursuant to Clause 28.12 (Disruption to Payment Systems etc.) notwithstanding the Facility Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent in acting as Facility Agent under the Finance Documents (unless it has been reimbursed by the Parent pursuant to a Finance Document).

(b)	If the Commitments are then zero, each Lender’s indemnity under paragraph (a) above shall be in proportion to its Commitments to the Total Commitments immediately prior to their reduction to zero.

25.11	Resignation of the Facility Agent

(a)

The Facility Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom or such other jurisdiction as the Parent may agree as successor by giving notice not less than ten Business Days to the other Finance Parties and the Parent.

(b)

Alternatively the Facility Agent may resign by giving not less than thirty days’ notice to the other Finance Parties and the Parent, in which case the Majority Lenders (after consultation with the Parent) may appoint a successor Facility Agent (unless otherwise agreed by the Parent, acting through an office in the United Kingdom).

(c)

If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within thirty days after notice of resignation was given, the Facility Agent (after consultation with the Parent) may appoint a successor Facility Agent (unless otherwise agreed by the Parent, acting through an office in the United Kingdom).

(d)

The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(e)	The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.

(f)

Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g)

After consultation with the Parent, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.

(h)

If at any time the Parent reasonably believes that the Facility Agent may not be entitled to receive payments free from any Tax Deduction for or on account of FATCA, it may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above (with a successor Facility Agent to be appointed by the Majority Lenders in accordance with paragraph (b) above within 30 days of notice by the Parent requiring the Facility Agent to resign).

25.12	Replacement of the Facility Agent

(a)

After consultation with the Parent, the Majority Lenders may, by giving thirty days’ notice to the Facility Agent (or, at any time the Facility Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Facility Agent by appointing a successor Facility Agent (unless otherwise agreed by the Parent, acting through an office in the United Kingdom).

(b)

The retiring Facility Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Facility Agent under the Finance Documents.

(c)

The appointment of the successor Facility Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Facility Agent. As from this date, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 25 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Facility Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

25.13	Confidentiality

(a)

In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)

If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Facility Agent and the Arrangers are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or is reasonably likely to in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

(d)

The Facility Agent may forward any document that it is required to forward to a Lender to a professional advisor of that Lender where such professional advisor has been appointed by such Lender (and notified to the Facility Agent as such) in order to ensure that such Lender does not receive any information relating to the Group that in accordance with any law or regulation it should not be in receipt of and in doing so the Facility Agent will be deemed to have fulfilled its obligation to forward such document to such Lender.

25.14	Relationship with the Lenders

The Facility Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

25.15	Credit appraisal by the Finance Parties

Without affecting the responsibility of the Parent for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Facility Agent and the Arrangers that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, Security, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(d)

the adequacy, accuracy and/or completeness of the Information Memorandum, the Reports and any other information provided by the Facility Agent, the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of, the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

25.16	Deduction from amounts payable by the Facility Agent or the Security Agent

If any Party owes an amount to the Facility Agent or the Security Agent under the Finance Documents, the Facility Agent or, as the case may be, the Security Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent or, as the case may be, the Security Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

25.17	Reliance and engagement letters

Each Finance Party confirms that each of the Arrangers and/or the Facility Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters, certificates or reports already accepted by the Arrangers or the Facility Agent) the terms of any reliance, hold harmless, engagement or similar letters relating to the Reports or any reports, certificates or letters provided by accountants, auditors or other persons in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those Reports, reports, certificates or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

26.	THE SECURITY AGENT

26.1	Appointment of Security Agent

(a)

Each Secured Party (other than the Security Agent) appoints the Security Agent to act as security agent, trustee, joint and several creditor or beneficiary of parallel debt (as the case may be) under and in connection with the Finance Documents.

(b)	Each Secured Party confirms its approval of this Agreement and each Transaction Security Document.

(c)	The Security Agent declares that it holds the Transaction Security on trust for the Secured Parties on the terms contained in this Agreement.

(d)

Each of the Secured Parties authorises the Security Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Security Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions (including, without limitation, authority to execute each Transaction Security Document expressed to be executed by the Security Agent on its behalf).

(e)	Each Secured Party hereby ratifies and approves all acts and declarations previously done by the Security Agent on such Secured Party’s behalf.

26.2	Parallel Debt (Covenant to pay the Security Agent)

(a)

Notwithstanding any other provision of this Agreement, the Parent hereby irrevocably and unconditionally undertakes to pay to the Security Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by the Parent to the Secured Parties under each of the Finance Documents as and when that amount falls due for payment under the relevant Finance Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting the Parent, to preserve its entitlement to be paid that amount.

(b)

The Security Agent shall have its own independent right to demand payment of the amounts payable by the Parent under this Clause 26.2 irrespective of any discharge of the Parent’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting the Parent, to preserve their entitlement to be paid those amounts.

(c)

Any amount due and payable by the Parent to the Security Agent under this Clause 26.2 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents and any amount due and payable by the Parent to the other Finance Parties under those provisions shall be decreased to the extent that the Security Agent has received (and is able to retain) payment in full of the corresponding amount under this Clause 26.2.

(d)

The rights of the Secured Parties (other than the Security Agent) to receive payment of amounts payable by the Parent under the Finance Documents are several and are separate and independent from, and without prejudice to, the rights of the Security Agent to receive payment under this Clause 26.2.

26.3	Instructions

(a)	The Security Agent shall:

(i)

subject to paragraphs (c) and (d) below, exercise or refrain from exercising any right, power, authority or discretion vested in it as Security Agent in accordance with any instructions given to it by the Facility Agent (acting on behalf of the Majority Lenders or, as the case may be, all the Lenders) and shall be entitled to assume that (i) any instructions received by it from the Facility Agent, the Majority Lenders or, as the case may be, all Lenders are duly given in accordance with the terms of this Agreement and (ii) unless it has received actual notice of revocation, that those instructions or directions have not been revoked; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Security Agent shall be entitled to request instructions, or clarification of any instruction, from the Facility Agent as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Security Agent may refrain from acting unless and until it receives those instructions or that clarification.

(c)	Paragraph (a) above shall not apply:

(i)	where a contrary indication appears in this Agreement;

(ii)	where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

(iii)

in respect of any provision which protects the Security Agent’s own position in its personal capacity as opposed to its role of Security Agent for the Secured Parties including, without limitation, Clause 26.6 (No duty to account) to Clause 26.11 (Exclusion of liability), Clause 26.14 (Confidentiality) to Clause 26.19 (Custodians and nominees) and Clause 26.22 (Acceptance of title) to Clause 26.26 (Disapplication of Trustee Acts);

(iv)	in respect of the exercise of the Security Agent’s discretion to exercise a right, power or authority under any of:

(A)	Clause 29.1 (Order of Application); and

(B)	Clause 29.4 (Permitted Deductions).

(d)	In exercising any discretion to exercise a right, power or authority under the Finance Documents where either:

(i)	it has not received any instructions as to the exercise of that discretion; or

(ii)	the exercise of that discretion is subject to paragraph (c)(iv) above,

the Security Agent shall do so having regard to the interests of all the Secured Parties.

(e)

The Security Agent may refrain from acting in accordance with any instructions of the Facility Agent, the Majority Lenders or any other group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability (together with any applicable VAT) which it may incur in complying with those instructions.

(f)

Without prejudice to the provisions of the remainder of this Clause 26.3, in the absence of instructions, the Security Agent may (but shall not be obliged to) act (or refrain from acting) as it considers in its discretion to be appropriate.

(g)

The Secured Parties shall not have any independent power to enforce or have recourse to, any of the Transaction Security or to exercise any right, power, authority or discretion arising under the Transaction Security Documents except through the Security Agent.

26.4	Duties of the Security Agent

(a)	The Security Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	The Security Agent shall promptly forward to the Facility Agent a copy of any document received by the Security Agent from the Parent under any Finance Document.

(c)

Except where a Finance Document specifically provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(d)

If the Security Agent receives notice from a Party referring to any Finance Document, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Facility Agent.

(e)	The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

26.5	No fiduciary duties to the Parent

Nothing in this Agreement constitutes the Security Agent as an agent, trustee or fiduciary of the Parent.

26.6	No duty to account

The Security Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

26.7	Business with the Parent

The Security Agent may accept deposits from, lend money to and generally engage in any kind of banking or other business with the Parent.

26.8	Rights and discretions

(a)	The Security Agent may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Facility Agent, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents;

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(C)	if it receives any instructions to act in relation to the Transaction Security, that all applicable conditions under the Finance Documents for so acting have been satisfied; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)

The Security Agent shall be entitled to carry out all dealings with the Lenders through the Facility Agent and may give to the Facility Agent any notice or other communication required to be given by the Security Agent to the Lenders.

(c)	The Security Agent may assume (unless it has received notice to the contrary in its capacity as security trustee for the Secured Parties) that:

(i)	no Default has occurred;

(ii)	the Discharge Date has not occurred; and

(iii)	any right, power, authority or discretion vested in any Party, any Lenders or any group of Lenders has not been exercised.

(d)	The Security Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(e)

The Security Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Security Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Security Agent, any Receiver and any Delegate may act in relation to the Finance Documents and the Transaction Security through its officers, employees and agents and shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was caused by the Security Agent’s, Receiver’s or Delegate’s negligence, wilful misconduct or wilful default.

(g)	Unless this Agreement expressly specifies otherwise, the Security Agent may disclose to any other Party any information it reasonably believes it has received as security trustee under this Agreement.

(h)

Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or may constitute a breach of any law or regulation or a breach of any fiduciary duty or duty of confidentiality.

(i)

Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

26.9	Responsibility for documentation

None of the Security Agent, any Receiver nor any Delegate is responsible or liable for:

(a)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent, the Parent or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(c)

any determination as to whether any information provided or to be provided to any Secured Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

26.10	No duty to monitor

The Security Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred,

and until it has received notice of such Default, non performance, default or breach shall be entitled to assume that no such event has occurred.

26.11	Exclusion of liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Security Agent, any Receiver or Delegate), none of the Security Agent, any Receiver nor any Delegate will be liable for:

(i)

any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security unless caused by its negligence, wilful misconduct or wilful default;

(ii)

exercising or not exercising any right, power, authority or discretion given to it by or in connection with any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(iii)	any shortfall which arises on the enforcement or realisation of the Transaction Security.

(b)

No Party (other than the Security Agent, that Receiver or that Delegate (as applicable)) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Security and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

26.12	Lenders’ indemnity to the Security Agent

Each Lender shall in proportion to its share of the Total Commitments (or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero), indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent’s, Receiver’s or Delegate’s negligence, wilful misconduct or wilful default) in acting as Security Agent, Receiver or Delegate under, or exercising any authority conferred under, the Finance Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by the Parent pursuant to a Finance Document).

26.13	Resignation of the Security Agent

(a)

The Security Agent may resign (with the consent of the Parent not to be unreasonably withheld or delayed) and appoint one of its Affiliates as successor by giving notice to the Parent and to the Facility Agent on behalf of the Lenders provided that the Security Agent shall appoint one of its Affiliates acting through an office in the United Kingdom (or any other jurisdiction approved by the Parent) being a reputable bank experienced in transactions of this type as a successor.

(b)

Alternatively the Security Agent may, after consultation with the Parent for not less than 30 days, resign by giving notice to the other Parties (or the Facility Agent on behalf of the Lenders), in which case the Majority Lenders (with the prior written consent of the Parent) may appoint a successor Security Agent provided that such successor Security Agent is acting through an office in the United Kingdom (or any other jurisdiction approved by the Parent) being a reputable bank experienced in transactions of this type.

(c)

If the Majority Lenders have not appointed a successor Security Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Security Agent (after consultation with the Facility Agent and with the prior written consent of the Parent) may appoint a successor Security Agent.

(d)

The retiring Security Agent shall, at its own cost, make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Finance Documents.

(e)	The Security Agent’s resignation notice shall only take effect upon:

(i)	the appointment of a successor; and

(ii)	the transfer of all the Transaction Security to that successor.

(f)

Upon the appointment of a successor, the retiring Security Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) of Clause 26.23 (Winding up of trust) and paragraph (d) above) but shall remain entitled to the benefit of this Clause 26 and Clause 14.4 (Indemnity to the Security Agent) (and any Security Agent fees for the account of the retiring Security Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g)

The Majority Lenders (with the prior written consent of the Parent) may, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above.

26.14	Confidentiality

(a)

In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b)

If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

(c)

Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of any fiduciary duty.

26.15	Information from the Lenders

Each Lender shall supply the Security Agent with any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent.

26.16	Credit appraisal by the Secured Parties

Without affecting the responsibility of the Parent for information supplied by it or on its behalf in connection with any Finance Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of the Parent;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)

the adequacy, accuracy or completeness of any information provided by the Security Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

26.17	No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a)	require the deposit with it of any deed or document certifying, representing or constituting the title of the Parent to any of the Charged Property;

(b)	obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any Finance Document or the Transaction Security;

(c)

register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any law or regulation or to give notice to any person of the execution of any Finance Document or of the Transaction Security;

(d)

take, or to require the Parent to take, any step to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under any law or regulation; or

(e)	require any further assurance in relation to any Transaction Security Document.

26.18	Insurance by Security Agent

(a)	The Security Agent shall not be obliged:

(i)	to insure any of the Charged Property;

(ii)	to require any other person to maintain any insurance; or

(iii)	to verify any obligation to arrange or maintain insurance contained in any Finance Document,

and the Security Agent shall not be liable for any damages, costs or losses to any person as a result of the lack of, or inadequacy of, any such insurance.

(b)

Where the Security Agent is named on any insurance policy as an insured party, it shall not be liable for any damages, costs or losses to any person as a result of its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Facility Agent requests it to do so in writing and the Security Agent fails to do so within fourteen days after receipt of that request.

26.19	Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

26.20	Delegation by the Security Agent

(a)

Each of the Security Agent, any Receiver and any Delegate may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(b)

That delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties.

(c)

No Security Agent, Receiver or Delegate shall be bound to supervise, or be in any way responsible for any damages, costs or losses incurred by reason of any misconduct, omission or default on the part of, any such delegate or sub-delegate.

26.21	Additional Security Agents

(a)

The Security Agent may (at the expense of the Lenders, in proportions determined in a manner consistent with Clause 26.12 (Lenders’ Indemnity to the Security Agent)) at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Parent and the Facility Agent of that appointment.

(b)

Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment.

26.22	Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that the Parent may have to any of the Charged Property and shall not be liable for, or bound to require the Parent to remedy, any defect in its right or title.

26.23	Winding up of trust

If the Security Agent, with the approval of the Majority Lenders, determines that:

(a)	all of the Secured Obligations and all other obligations secured by the Transaction Security Documents have been fully and finally discharged; and

(b)	no Secured Party is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to the Parent pursuant to the Finance Documents,

then:

(i)

the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Transaction Security Documents; and

(ii)

any Security Agent which has resigned pursuant to Clause 26.13 (Resignation of the Security Agent) shall release, without recourse or warranty, all of its rights under each Transaction Security Document.

26.24	Releases

If:

(a)	any asset comprising any of the Charged Property is the subject of a disposal:

(i)	pursuant to the enforcement of the Transaction Security by a Receiver or the Security Agent; or

(ii)	if that disposal is not expressly prohibited under the Finance Documents and the Parent confirms the same in writing to the Facility Agent and the Security Agent; or

(b)

the Parent is entering into or has entered into any other transaction not prohibited by the terms of this Agreement pursuant to which an asset will cease to be held or owned by a member of the Group; or

(c)	the Discharge Date has occurred,

the Security Agent shall (at the cost of the Parent) release that property from the Transaction Security or the Transaction Security given by the Parent and is authorised to execute, without the need for any further authority from the Secured Parties, any release of the Transaction Security or other claim over that asset and to issue any certificates of non-crystallisation of floating charges that may be required or desirable.

26.25	Powers supplemental to Trustee Acts

The rights, powers, authorities and discretions given to the Security Agent under or in connection with the Finance Documents shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by law or regulation or otherwise.

26.26	Disapplication of Trustee Acts

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law and regulation, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

27.	SHARING AMONG THE FINANCE PARTIES

27.1	Payments to Finance Parties

If a Lender, Facility Agent or Security Agent (a “Recovering Finance Party”) receives or recovers any amount from the Parent other than in accordance with Clause 28 (Payment Mechanics) and applies that amount to a payment due under the Finance Documents then:

(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Facility Agent;

(b)

the Facility Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Facility Agent and distributed in accordance with Clause 28 (Payment mechanics), without taking account of any Tax which would be imposed on the Facility Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Facility Agent, pay to the Facility Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Facility Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 28.6 (Partial payments).

27.2	Redistribution of payments

The Facility Agent shall treat the Sharing Payment as if it had been paid by the Parent and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 28.6 (Partial payments).

27.3	Recovering Finance Party’s rights

(a)

On a distribution by the Facility Agent under Clause 27.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b)

If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Parent shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

27.4	Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 27.2 (Redistribution of payments) shall, upon request of the Facility Agent, pay to the Facility Agent for account of that Recovering Finance Party an amount equal to its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

(b)	that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the Parent will be liable to the reimbursing Finance Party for the amount so reimbursed.

27.5	Exceptions

(a)	This Clause 27 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 27, have a valid and enforceable claim against the Parent.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice or did not take separate legal or arbitration proceedings.

28.	PAYMENT MECHANICS

28.1	Payments to the Facility Agent

(a)

On each date on which the Parent or a Lender is required to make a payment under a Finance Document, the Parent or Lender shall make the same available to the Facility Agent for the account of the relevant Party (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Facility Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to Euro, in a principal financial centre in a Participating Member State or London) with such bank as the Facility Agent specifies by not less than five Business Days’ notice.

28.2	Distributions by the Facility Agent

Each payment received by the Facility Agent under the Finance Documents for another Party shall, subject to Clause 28.3 (Distributions to the Parent) and Clause 28.4 (Clawback) be made available by the Facility Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Facility Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to Euro, in the principal financial centre of a Participating Member State or London).

28.3	Distributions to the Parent

The Facility Agent may with the consent of the Parent (or in accordance with Clause 30 (Set-off)) apply any amount received by it for the Parent in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Parent under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

28.4	Clawback

Where a sum is to be paid to the Facility Agent under the Finance Documents for another Party, the Facility Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

28.5	Refunding of Payments

The Facility Agent shall not be obliged to make available to any person any sum which it is expecting to receive for the account of that person until it has been able to establish that it has received that sum. However it may do so if it wishes. If and to the extent that it does so but it transpires that it had not then received the sum which it paid out:

(a)	the person to whom the Facility Agent made that sum available shall on request refund it to the Facility Agent; and

(b)

the person by whom that sum should have been made available or, if that person fails to do so the person to whom that sum should have been made available, shall on request pay to the Facility Agent the amount (as certified by the Facility Agent) which will indemnify the Facility Agent against any funding cost incurred by it as a result of paying out that sum before receiving it.

28.6	Partial payments

(a)

If the Facility Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Parent under the Finance Documents, the Facility Agent shall apply that payment towards the obligations of the Parent under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Facility Agent, the Arrangers and the Security Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement; and

(iii)	thirdly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Facility Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(i)(ii) to (a)(iii) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by the Parent.

28.7	No set-off by the Parent

All payments to be made by the Parent under the Finance Documents shall be calculated and be made, save to the extent contemplated in Clause 12 (Tax Gross-Up and Indemnities), without (and free and clear of any deduction for) set-off or counterclaim (provided that nothing in the Finance Documents shall prevent, or shall be construed so as to prevent, any member of the Group (a) setting-off any amount or payment due from a Defaulting Lender against any amount or payment owed by a member of the Group and provided further that in the event of any such set-off by a member of the Group, for the purposes of the Finance Documents, the Facility Agent or, as the case may be, the Security Agent shall treat such set-off as reducing only payments due to the relevant Defaulting Lender and/or (b) exercising any right of counterclaim against a Defaulting Lender or any amount or payment due from a Defaulting Lender).

28.8	Business Days

(a)

Any payment or reduction which is due to be made, or an Interest Period which would otherwise end, on a day that is not a Business Day shall be made or will end, as the case may be, on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or an Unpaid Sum under this Agreement interest is payable on the principal at the rate payable on the original due date.

28.9	Currency of account

(a)

Subject to paragraphs (b) to (e) below and unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is the Base Currency.

(b)	Interest is payable in the currency in which the relevant amount in respect of which it is payable was denominated when that interest accrued.

(c)	A repayment or prepayment of any principal amount or Unpaid Sum is payable in the currency in which that principal amount or Unpaid Sum is denominated on its due date.

(d)

Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred (unless otherwise agreed with the Party to which such payment is to be made).

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

28.10	Change of currency

(a)

Unless otherwise prohibited by law, if a single currency or currency unit becomes the lawful currency of two or more countries, if a single currency or currency unit ceases to be the lawful currency of one or more country, if any other change occurs in a currency or currency unit of any country or if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country (or, as the case may be, the relevant single currency) shall be translated into, or paid in, the currency or currency units as designated by the Facility Agent (after consultation with the affected Lenders and the Parent and provided that, unless otherwise agreed by the Parent, the Facility Agent shall promptly and in good faith make any such designation (so far as is reasonably practicable) so as to put the Parent in no worse a position than that which it would have been had such change or event not taken place and provided further that, notwithstanding anything to the contrary, the Parent shall automatically and without any requirement for further consent be entitled to act and proceed in any manner as may be necessary to comply with any applicable law or regulation which relates to or otherwise results from that change or event); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Facility Agent (acting reasonably), or at such other rate as may be agreed by the Parent and the Facility Agent (each acting reasonably, in good faith and in accordance with the provisions of sub-paragraph (i) above).

(b)

Without prejudice to paragraph (a) above, if a change in any currency of any relevant country occurs (or if a single currency or currency unit ceases to be the lawful currency of one or more country) after the date of this Agreement, the Finance Documents will be amended to the extent to which the Facility Agent, in good faith and after consultation with the Parent, determines to be necessary to satisfy the requirements of, and reflect the matters contemplated by, paragraph (a) above, to reflect the change in currency or any financial market practices relating to dealing in any new currency and, in each case, so far as is reasonably practicable, to put the Parent in no worse a position than that which it would have been had such change or event not taken place. Any such changes agreed upon by the Facility Agent and the Parent shall be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 35 (Amendments and waivers).

28.11	Impaired Agent

(a)

If, at any time, the Facility Agent becomes an Impaired Agent, the Parent or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with Clause 28.1 (Payments to the Facility Agent) may instead either pay that amount direct to the required recipient or pay that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Parent or the Lender making the payment and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents. In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)

A Party which has made a payment in accordance with this Clause 28.11 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Facility Agent in accordance with Clause 25.12 (Replacement of the Facility Agent), each Party which has made a payment to a trust account in accordance with this Clause 28.11 shall give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution in accordance with Clause 28.2 (Distributions by the Facility Agent).

28.12	Disruption to Payment Systems etc.

If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Parent that a Disruption Event has occurred:

(a)

the Facility Agent may, and shall if requested to do so by the Parent, consult with the Parent with a view to agreeing with the Parent such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;

(b)

the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(c)

any such changes agreed upon by the Facility Agent and the Parent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 35 (Amendments and waivers);

(d)

the Facility Agent shall not be liable for any damages, costs or losses whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 28.12; and

(e)	the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (c) above.

29.	APPLICATION OF PROCEEDS

29.1	Order of Application

(a)	All amounts from time to time received or recovered by the Security Agent under Clause 26.2 (Parallel Debt (Covenant to pay the Security Agent)) and/or in connection with the realisation or enforcement of all or any part of the Transaction Security shall be held by the Security Agent on trust to apply them at such times as the Security Agent sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 29 (Application of Proceeds)), in the following order of priority:

(i)	in discharging any sums owing to the Security Agent (in its capacity as security agent for the Secured Parties), any Receiver or any Delegate;

(ii)

in payment to the Facility Agent, on behalf of the Secured Parties, for application towards the discharge of all sums due and payable by the Parent under any of the Finance Documents in accordance with Clause 28.6 (Partial payments);

(iii)	if the Parent is not under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Agent is obliged to pay in priority to the Parent; and

(iv)	the balance, if any, in payment to the Parent.

29.2	Investment of Proceeds

Prior to the application of the proceeds of the Transaction Security in accordance with Clause 29.1 (Order of Application) the Security Agent may, at its discretion, hold all or part of those proceeds in an interest bearing suspense or impersonal account(s) in the name of the Security Agent or Agent with any financial institution (including itself) and for so long as the Security Agent thinks fit (the interest being credited to the relevant account) pending the application from time to time of those monies at the Security Agent’s discretion in accordance with the provisions of this Clause 29.

29.3	Currency Conversion

(a)

For the purpose of or pending the discharge of any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the spot rate at which the Security Agent is able to purchase the currency in which the Secured Obligations are due with the amount received.

(b)	The obligations of the Parent to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

29.4	Permitted Deductions

(a)

The Security Agent shall be entitled (a) to set aside by way of reserve amounts required to meet and (b) to make and pay, any deductions and withholdings (on account of Tax or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Tax which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Finance Documents or otherwise (except in connection with its remuneration for performing its duties under this Agreement).

29.5	Discharge of Secured Obligations

(a)

Any payment to be made in respect of the Secured Obligations by the Security Agent may be made to the Facility Agent on behalf of the Lenders and that payment shall be a good discharge to the extent of that payment, to the Security Agent.

(b)	The Security Agent is under no obligation to make payment to the Facility Agent under paragraph (a) above in the same currency as that in which any Unpaid Sum is denominated.

29.6	Sums received by the Parent

If the Parent receives any sum which, pursuant to any of the Finance Documents, should have been paid to the Security Agent, that sum shall promptly be paid to the Security Agent for application in accordance with this Clause.

29.7	Application and consideration

In consideration for the covenants given to the Security Agent by the Parent in Clause 26.2 (Parallel Debt (Covenant to pay the Security Agent)), the Security Agent agrees with the Parent to apply all moneys from time to time paid by the Parent to the Security Agent in accordance with the provisions of Clause 29.1 (Order of Application).

30.	SET-OFF

A Finance Party may, if an Acceleration Date has occurred and is continuing, set off any matured obligation due from the Parent under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Parent (, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

31.	NOTICES

31.1	Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

31.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Parent, that provided to the Facility Agent prior to the Closing Date;

(b)	in the case of each Lender, that notified in writing to the Facility Agent on or prior to the date on which it becomes a Party; and

(c)

in the case of the address of the Facility Agent or the Security Agent, as set out below its signature to this Agreement, in the case of the fax number and department or officer of the Facility Agent or the Security Agent (to the extent not included with its signature to this Agreement), as notified to the other Parties within five Business Days of the date of this Agreement, or any substitute address, fax number or department or officer as the Party may notify to the Facility Agent (or the Facility Agent may notify to the other Parties, if a change is made by the Facility Agent) by not less than five Business Days’ notice.

31.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 31.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Facility Agent will be effective only when actually received by the Facility Agent and then only if it is expressly marked for the attention of the department or officer identified with the Facility Agent’s signature below (or any substitute department or officer as the Facility Agent shall specify for this purpose).

(c)	All notices from or to the Parent shall be sent through the Facility Agent.

31.4	Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 31.2 (Addresses) or changing its own address or fax number, the Facility Agent shall notify the other Parties.

31.5	Electronic communication

(a)

Any communication to be made between the Facility Agent or the Security Agent and a Lender or the Parent under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the Facility Agent, the Security Agent, the relevant Lender and the Parent (as applicable):

(i)

agree that, unless and until notified to the contrary, this is to be an accepted form of communication (with such agreement to be deemed given by each person which is a Party at the date of this Agreement);

(ii)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii)	notify each other of any change to their address or any other such information supplied by them.

(b)

Any electronic communication made between the Parties will be effective only when actually received in readable form and in the case of any electronic communication made by a Party to the Facility Agent or the Security Agent only if it is addressed in such a manner as the Facility Agent or, as the case may be, the Security Agent shall specify for this purpose.

31.6	English language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents (other than the constitutional documents of the Parent) provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so reasonably requested by the Facility Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

31.7	Communication when Facility Agent is Impaired Agent

If the Facility Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not operate after a replacement Facility Agent has been appointed.

31.8	USA Patriot Act

Each Lender that is subject to the requirements of the USA Patriot Act hereby notifies the Parent that, pursuant to the requirements of the USA Patriot Act, the Parent is required to obtain, verify and record information that identifies the Parent, which information includes the name and address of the Parent and other information that will allow such Lender to identify the Parent in accordance with the USA Patriot Act.

32.	CALCULATIONS AND CERTIFICATES

32.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

32.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount payable under any Finance Document is, in the absence of manifest error, prima facie evidence of the matters to which it relates.

32.3	Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days (in the case of amounts denominated in Euro or US Dollars) or 365 days (in the case of amounts denominated in Sterling) or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

33.	PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

34.	REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

35.	AMENDMENTS AND WAIVERS

35.1	Required consents

(a)

Subject to Clause 35.2 (Exceptions) any term of the Finance Documents may be amended or waived with the consent of the Majority Lenders and the Parent and any such amendment or waiver will be binding on all Parties.

(b)	The Facility Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 35.

35.2	Exceptions

(a)	Other than as provided in the following paragraphs of this Clause 35.2:

(i)	an amendment or waiver to:

(A)	the definitions of “Facility Change”, “Majority Lenders” or “Super Majority Lenders” in Clause 1.1 (Definitions);

(B)	this paragraph (a) or paragraph (d) below;

(C)	any provision which expressly requires the consent of all the Lenders;

(D)	Clause 2.2 (Finance Parties’ rights and obligations); or

(E)	Clause 27 (Sharing among the Finance Parties),

shall require the consent of all Lenders; and

(ii)

an amendment or waiver to Clause 22 (Changes to the Lenders) making the provisions of that Clause more restrictive for any of the Lenders shall require only the consent of each Lender who will be subject to any such additional restrictions, except in any such case amendments or waivers consequential on, incidental to or required to implement or reflect a Facility Change (where in each case no Lender consent shall be required).

(b)

Any release of all or substantially all of the Transaction Security shall require the consent of the Super Majority Lenders, other than in the case of any release of all or any part of any Transaction Security where:

(A)	that release is to become effective on or following repayment in full of the Facility;

(B)	that release is otherwise contemplated under this Agreement and/or made in accordance with another provision of the Finance Documents; or

(C)

that release is required to implement a Facility Change or an increase in the Facility pursuant to Clause 2.3 (Increase – General), provided that any such release shall be accompanied by an immediate retaking of the Transaction Security on substantially similar terms and the Parent certifies in writing to the Facility Agent no later than the date of such release that it is projected to be a going concern for the twelve month period immediately following such release and retake, in which case no consent for that release shall be required and the Secured Parties shall (on the request and at the cost of the Parent) execute any release documents required by the Parent.

(c)

An amendment or waiver which relates to the recovery and application of proceeds under, or any waiver of prepayments required under or amendment of the terms of, Clause 7 (Prepayment and Cancellation) shall only require the consent of the Majority Lenders, provided that if any amount has become due and payable to a Lender under:

(i)	Clause 7.1 (Illegality of a Lender) as a consequence of any relevant obligations becoming unlawful; or

(ii)	Clause 7.7 (Exit) as a consequence of the occurrence of a Change of Control or Sale,

the right of that Lender to that prepayment may only be waived with the consent of that Lender.

(d)

Without prejudice to paragraph (c) above or paragraphs (l) and (n) below, a Facility Change may be approved with the consent of each Lender (or, as the case may be, other person) that is assuming an additional Commitment or an increased Commitment in the Facility (or, as the case may be, participating in the relevant additional loan, commitment or facility) or whose Commitment is being extended or redenominated or to whom any amount is due and payable under the Finance Documents which is being reduced, deferred or redenominated (as the case may be).

(e)	For the purposes of this Agreement, “Facility Change” means an amendment or waiver of the terms of some or all of the Finance Documents that results in or is intended to result in:

(i)

the introduction of an additional loan, commitment or facility into this Agreement (provided that any such additional loan, commitment or facility does not rank on an enforcement or in an insolvency situation ahead of other Loans by virtue of the terms of this Agreement, in each case subject to customary exceptions for fees, costs, expenses and other similar items, and provided that such additional loan, commitment or facility is otherwise permitted under Clause 20.15 (Financial Indebtedness));

(ii)	any increase in or addition of any Commitment of any Lender where such increase or addition is otherwise permitted under Clause 20.15 (Financial Indebtedness);

(iii)	any extension of the Availability Period in respect of any Commitment of any Lender;

(iv)	any redenomination into another currency of any Commitment of any Lender;

(v)

a reduction in the Margin (other than in accordance with the definition of Margin) or a reduction in the amount of any payment of principal, interest, fees or commission or other amount payable to a Lender under the Finance Documents;

(vi)	any extension to the date of payment of any amount to a Lender under the Finance Documents;

(vii)	any change in the currency of any payment of any principal, interest, fees, commission or other amount payable to a Lender under the Finance Documents; or

(viii)

any change (including changes to, the taking of or the release coupled with the retaking of Security and/or guarantees and changes to and/or additional intercreditor arrangements), consequential or incidental to or required to implement or effect or reflect any of paragraphs (i) to (vii) above (inclusive).

(f)

An amendment or waiver which relates to the rights or obligations of the Facility Agent, the Arrangers or the Security Agent (in each case in such capacity) may not be effected without the consent of the Facility Agent, the Arrangers or the Security Agent (as the case may be) at such time.

(g)

Any amendment or waiver which relates only to the rights or obligations applicable to a particular Loan or class of Lenders and which does not materially and adversely affect the rights or interests of Lenders in respect of other Loans or another class of Lender may be approved with only the consent of the Majority Lenders (as if references to “Lenders” in the definition of Majority Lenders were only to Lenders participating in that Loan or forming part of that affected class). For the avoidance of doubt, this paragraph (g) is without prejudice to the ability to effect, make or grant any amendment, waiver or consent pursuant to or in accordance with paragraph (a) of Clause 35.1 (Required consents) or any other provision of this Clause 35.

(h)

An Event of Default or Default may be waived with the consent of the Majority Lenders, provided that no payment Event of Default may be waived without the consent of each Lender to which the relevant overdue payment is still owing. Any notice, demand, declaration or other step or action taken under or pursuant to Clause 21.12 (Acceleration) (including any event constituting the Acceleration Date) may be revoked with the consent of the Majority Lenders.

(i)

Notwithstanding anything to the contrary in the Finance Documents, a Finance Party may unilaterally waive, relinquish or otherwise irrevocably give up all or any of its rights under any Finance Document with the consent of the Parent.

(j)

Any prepayment, termination or other discharge of any indebtedness by a member of the Group in whole or in part (to the extent otherwise prohibited under the Finance Documents) shall only require the consent of the Majority Lenders.

(k)	No amendment or waiver of a term of any Fee Letter shall require the consent of any Finance Party other than any such person which is party to such Finance Document.

(l)

Notwithstanding anything to the contrary, any amendment or waiver of any Finance Document made or effected in accordance with Clause 2.3 (Increase – General), Clause 2.6 (Increase – Opco Funding) or any other provision of any Finance Document shall be binding on all Parties.

(m)

Any term of the Finance Documents may be amended or waived by the Parent and the Facility Agent (or, if applicable, the Security Agent) without the consent of any other Party if that amendment or waiver is:

(i)	to cure defects or omissions, resolve ambiguities or inconsistencies or reflect changes of a minor, technical or administrative nature; or

(ii)	otherwise for the benefit of all or any of the Lenders.

(n)

Notwithstanding anything to the contrary in the Finance Documents, any redesignation or transfer of all or any part of a Commitment and/or a participation in any Loan to a new tranche or facility established pursuant to a Facility Change or any other term of any of the Finance Documents (or any other similar or equivalent transaction) may be approved with the consent of the Lender holding that Commitment and/or, as the case may be, participation (or part thereof) and the Parent (without any requirement for any consent or approval from any other person).

Any amendment or waiver made or effected in accordance with any of paragraphs (a) to (n) above, or in accordance with any other term of any of the Finance Documents, shall be binding on all Parties. For the avoidance of doubt, each of paragraphs (a) to (n) above is without prejudice to the ability to effect, make or grant any amendment, waiver or consent pursuant to or in accordance with any other of the paragraphs (a) to (n) above, paragraph (a) of Clause 35.1 (Required Consents) or any other provision of this Clause 35. Each Secured Party irrevocably and unconditionally authorises and instructs the Facility Agent (for the benefit of the Facility Agent and the Parent) to execute any documentation relating to a proposed amendment or waiver as soon as the requisite Lender consent is received (or on such later date as may be agreed by the Facility Agent and Parent).

35.3	Replacement of Lenders

(a)	If at any time any Lender becomes a:

(i)	Non-Consenting Lender;

(ii)	Non-Funding Lender; or

(iii)	an Increased Costs Lender,

then the Parent may, on not less than five Business Days’ prior notice to the Facility Agent and that Lender:

(A)

replace that Lender by causing it to (and that Lender shall) transfer all or any part of its rights and obligations under this Agreement to one or more Lenders or other persons selected by the Parent (in each case which confirms its willingness to assume the relevant rights and obligations) for a purchase price equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans to be transferred and all accrued interest and fees and other amounts payable to it under this Agreement in respect of such participation (the “Replacement Amount”); and/or

(B)

prepay (or procure that another member of the Group prepays) all or any part of that Lender’s participation in the outstanding Loans and all accrued interest and fees and other amounts payable to it under this Agreement in respect of such participation; and/or

(C)	cancel all or any Commitments of that Lender.

Any notice delivered under this paragraph (a) exercising any rights under (a)(A) above shall be accompanied by a Transfer Certificate complying with Clause 22.5 (Procedure for transfer), which Transfer Certificate shall be immediately executed by the relevant Non- Consenting Lender, Non-Funding Lender or, as the case may be, Increased Costs Lender and returned to the Parent. Notwithstanding the requirements of Clause 22 (Changes to the Lenders) or any other provisions of the Finance Documents, if a Lender does not execute and/or return a Transfer Certificate as required by this paragraph (a) within two Business Days of delivery by the Parent, the relevant transfer or transfers shall automatically and immediately be effected for all purposes under the Finance Documents on payment of the Replacement Amount to the Facility Agent (for the account of the relevant Lender).

(b)	Unless otherwise agreed by the Majority Lenders, the replacement or prepayment of a Lender pursuant to this Clause 35.3 shall be subject to the following:

(i)	the Parent shall have no right to replace the Facility Agent or the Security Agent (in each case in such capacity) pursuant to paragraph (a) above;

(ii)

the Parent may only exercise its replacement or prepayment rights pursuant to paragraph (a)(A) or (a)(B) above in respect of any relevant Lender within 180 days of becoming entitled to do so (or, if later, on or prior to the date 180 days after the date on which the Parent receives notice in writing that such Lender has become a Non- Consenting Lender, a Non-Funding Lender or an Increased Costs Lender, as the case may be) on each occasion such Lender is a Non-Consenting Lender, a Non-Funding Lender or an Increased Costs Lender; and

(iii)	Apax may not be prepaid as a Non-Consenting Lender or a Non-Funding Lender pursuant to paragraph (a)(B) above.

(c)	No Lender shall have any obligation to the Parent to find a replacement Lender for the purposes of paragraph (a)(A) above.

(d)

In no event shall a Lender being replaced pursuant to paragraph (a)(A) above be required to pay or surrender to the relevant replacement Lender (or any other person) any of the fees received by it pursuant to this Agreement.

(e)	For the purposes of this Clause 35.3:

(i)	“Non-Consenting Lender” means:

(A)

any Lender which does not agree to consent to a departure from, or waiver or amendment of, any provision of the Finance Documents which has been requested by the Parent (or the Facility Agent on its behalf) where the requested consent, waiver or amendment is one which requires greater than Majority Lender consent pursuant to this Agreement and has been agreed to by the Majority Lenders; and/or

(B)	any Lender whose Commitment has been excluded in relation to any request pursuant to Clause 35.5 (Excluded Commitments) on more than one occasion;

(ii)	“Non-Funding Lender” means any Lender which:

(A)	has refused or failed to participate in an Loan it is obliged to make under this Agreement; and/or

(B)

has given notice to the Parent or the Facility Agent that it will not make, or has disaffirmed or repudiated an obligation to participate in, any Loan it is obliged to make under this Agreement; and/or

(C)	has otherwise rescinded or repudiated a Finance Document or any term of the Finance Documents; and/or

(D)	is otherwise a Defaulting Lender; and

(iii)

“Increased Costs Lender” is a Lender to whom the Parent becomes obligated (or would become obligated if that Lender remained a Lender) to pay any amount pursuant to Clause 7.1 (Illegality of a Lender), Clause 10.2 (Market disruption), Clause 12 (Tax Gross-Up and Indemnities) or Clause 13 (Increased Costs).

35.4	Amendments by Security Agent

Unless the provisions of any Finance Document expressly provide otherwise, the Security Agent may, if authorised by the Majority Lenders and with the consent of the Parent, amend the terms of, waive any of the requirements of, or grant consents under, any of the Transaction Security Documents, any such amendment, waiver or consent being binding on all the parties to this Agreement.

35.5	Excluded Commitments

The Commitments of any Lender which has been requested by any member of the Group (or the Facility Agent on behalf of any member of the Group) to agree to a consent to a departure from, or waiver or amendment of, any provision of the Finance Documents but has not accepted or rejected such request before 5.00 p.m. London time on the date falling 10 Business Days’ from the date of that request being made (or such other time and date as the Parent may specify, with the consent of the Facility Agent if less than 10 Business Days from the date of such request being made) shall be disregarded when calculating whether the level of consent required under this Agreement has been obtained (with a corresponding reduction in all relevant Commitments for the purposes of calculating the required level of Lenders).

35.6	Disenfranchisement of Defaulting Lenders

(a)

For so long as a Lender is a Defaulting Lender, unless otherwise agreed by the Parent (and the Facility Agent where the Defaulting Lender is a member of the Group or a Connected Person), that Lender’s participations and Commitments shall not be included when considering whether the approval of the Majority Lenders, the Super-Majority Lenders, all Lenders or any other class of Lenders (as applicable) has been obtained in respect of any request from any member of the Group (or the Facility Agent on behalf of any member of the Group) for any consent, amendment, release or waiver under the Finance Documents.

(b)	For the purposes of this Clause 35.6, the Facility Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Facility Agent that it has become a Defaulting Lender; or

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Facility Agent) or the Facility Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

36.	COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

37.	CONFIDENTIALITY

37.1	Confidential Information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone (save to the extent permitted by Clause 37.2 (Disclosure of Confidential Information) or Clause 37.3 (Disclosure to number service providers)) and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

37.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers and auditors such Confidential Information as is required on a need to know basis if any such person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information and agrees to keep that information confidential on the same terms as set out herein (except that there shall be no such requirement to obtain such agreement if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information on which the Parent can rely);

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents and to any of that person’s Affiliates, Related Funds and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Parent and to any of that person’s Affiliates, Related Funds and professional advisers;

(iii)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraphs (b)(i) or (b)(ii) above;

(iv)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(v)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 22.7 (Assignment by way of Security);

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	who is a Party; or

(viii)	with the consent of the Parent;

in each case, such Confidential Information as is required on a need to know basis if:

(A)

in relation to paragraphs (b)(i), (b)(ii), (b)(iii), (b)(v) and (b)(vii) above, the person to whom the Confidential Information is to be given has first entered into a confidentiality undertaking substantially in the form set out in Schedule 7 (Confidentiality Undertaking) (provided that any amendment thereto shall require the consent of the Parent) on which the Parent can rely (a “Confidentiality Undertaking”) except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraphs (b)(iv) and (b)(vi) above, the person to whom the Confidential Information is to be given has first entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive on which the Parent can rely and is informed that some or all of such Confidential Information may be price-sensitive information (except that there shall be no requirement to so inform if it is not practicable so to do in the circumstances, in which case the relevant Finance Party shall notify the Parent accordingly prior to making any disclosure); and

(C)

in relation to paragraphs (b)(i), (b)(ii), (b)(iii) and (b)(v) above, the relevant assignment, transfer, sub-participation or other transaction or step is (or, in the case of a potential assignment, transfer, sub-participation or other transaction or step, would be) permitted by the terms of this Agreement;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (a), (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking; and

(d)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Parent if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

Save as set out in (1) and (2) below, nothing in this Clause 37 shall permit a Finance Party to disclose any Confidential Information to an entity that is not an Approved Lender unless, at the time of any such disclosure, the Finance Party (acting reasonably) considered that such person was an Approved Lender. A Finance Party may disclose Confidential Information to a person that is not an Approved Lender in the circumstances set out in:

(1)	paragraph (b)(iv) if that Finance Party notifies the Parent of such disclosure prior to making such disclosure; and

(2)	paragraph (b)(vi) if the consent of the Parent has been obtained prior to such disclosure or (if not practicable in the circumstances) the Finance Party notifies the Parent prior to such disclosure.

37.3	Disclosure to number service providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or the Parent the following information:

(i)	name of the Parent;

(ii)	country of domicile of the Parent;

(iii)	place of incorporation of the Parent;

(iv)	date of this Agreement;

(v)	the names of the Facility Agent and the Arrangers;

(vi)	date of each amendment and restatement of this Agreement;

(vii)	amount of Total Commitments;

(viii)	currencies of the Facility;

(ix)	type of Facility;

(x)	ranking of Facility;

(xi)	Termination Date for the Facility;

(xii)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xi) above; and

(xiii)	such other information agreed between such Finance Party and the Parent,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or the Parent by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)

The Parent represents that so far as it is aware none of the information set out in paragraphs (i) to (xiii) of paragraph (a) above is, nor will at any time be, unpublished price sensitive information.

(d)	The Facility Agent shall promptly notify the Parent and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or the Parent; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or the Parent by such numbering service provider.

38.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

39.	ENFORCEMENT

39.1	Jurisdiction of English Courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with the Finance Documents (including a dispute regarding the existence, validity or termination of the Finance Documents and any dispute relating to non-contractual obligations and any preliminary injunctions within the meaning of article 35 of Regulation (EU) No. 1215/2012 of the European Parliament and of the Council of 12 December 2012 on jurisdiction and the recognition of judgments in civil and commercial matters) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

This Clause 39.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

39.2	Service of process

Without prejudice to any other mode of service allowed under any relevant law the Parent:

(a)

irrevocably appoints Law Debenture Corporate Services Limited (Address: Fifth Floor, 100 Wood Street, London EC2V 7EX, Telephone: 0207 606 5451, Fax: 0207 606 6643, Email: sop@lawdeb.com) as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

(b)	agrees that failure by a process agent to notify the Parent of the process will not invalidate the proceedings concerned.

The Parent may irrevocably appoint another person as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document, subject to notifying the Facility Agent accordingly. In the case of any replacement of an existing agent for service of process, following the new process agent’s appointment and notification to the Facility Agent of such new appointment, the existing process agent may resign.

39.3	Waiver of immunity

The Parent irrevocably and unconditionally:

(a)	agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;

(b)	consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and

(c)	waives all rights of immunity in respect of it or its assets.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL LENDERS

Name of Original Lender	Commitment
CCOF Main SPV, L.P.	US$	106,500,000
Total	US$	106,500,000

SCHEDULE 2

CONDITIONS PRECEDENT

1.	The Parent and Holdco

(a)	A copy of the constitutional documents of the Parent and Holdco.

(b)	A copy of a resolution of the board of directors and/or the shareholders of each of the Parent and Holdco (in each case to the extent required by law):

(i)	approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

(c)

A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above (or otherwise being generally authorised to represent the Parent or, as the case may be, Holdco), in each case to the extent such person will execute a Finance Document.

(d)

A certificate of an authorised signatory of each of the Parent and Holdco certifying that each copy document relating to it and specified in this Part I as being delivered by it is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(e)

A customary certificate as to the existence and good standing (or equivalent) of each of the Parent and Holdco from the appropriate governmental authorities in the Parent’s or, as the case may be, Holdco’s jurisdiction of incorporation (provided that such certificate shall not be required to be in form and substance satisfactory to the Facility Agent).

2.	Finance Documents

A copy of each of the following:

(a)	each Fee Letter; and

(b)	each Transaction Security Document referred to in Schedule 8 (Transaction Security Documents).

3.	Legal Opinions

A legal opinion of:

(a)	Shearman & Sterling (London) LLP, counsel to the Finance Parties as to English law, in relation to the Finance Documents governed by English law;

(b)	Shearman & Sterling LLP, counsel to the Finance Parties as to New York law, in relation to the Finance Documents governed by New York law; and

(c)	Shearman & Sterling LLP, counsel to the Finance Parties as to Delaware law, in relation to the capacity of the Parent and Holdco to enter into the Finance Documents to which they are a party,

each such legal opinion to be in substantially the form distributed to the Arrangers prior to the date of this Agreement.

4.	Other Documents

(a)

Any information and documents reasonably requested in writing no later than ten days prior to the date of this Agreement in order to comply with “know your customer” and anti-money laundering requirements under applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

A copy of the Group Structure Chart (only if not included in the Structure Memorandum and provided that such structure chart shall not be required to be in a form and substance satisfactory to the Facility Agent provided that it satisfies the requirements of Clause 17.19 (Group structure)).

(c)	The Business Plan.

SCHEDULE 3

REQUESTS

PART I

UTILISATION REQUEST

From:	[Parent]*

To:	[Facility Agent]

Dated:

Dear Sirs

[             ] – Senior Facilities Agreement

dated [             ] (as amended) (the “Facilities Agreement”)

1.	We wish a Loan to be made on the following terms:

(a) Borrower:	[ ]

(b) Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

(c) Currency:	[ ]

(d) Amount:	[ ] or, if less, the Available Facility

(e) Interest Period:	[ ]

2.

We confirm that each condition specified in Clause 4.2 (Further conditions precedent – all Utilisations) has been satisfied [(to the extent applicable during [the Certain Funds Period] [and] [the current Clean-up Period])].

3.	The proceeds of this Loan should be [credited to [account]/[applied as follows]*

4.	This Utilisation Request is irrevocable.

5.

Terms used in this Utilisation Request which are not defined in this Utilisation Request but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement.

Yours faithfully

authorised signatory for

[the Parent]

PART II

SELECTION NOTICE

From:	[Parent]

To:	[Facility Agent]

Dated:

Dear Sirs

[            ] – Senior Facilities Agreement

dated [            ] (as amended) (the “Facilities Agreement”)

1.	We refer to the following Loan[s] with an Interest Period ending on [ ]:*

[insert details]

2.	We request that the next Interest Period for the above Loan[s] is [ ].

3.	This Selection Notice is irrevocable.

4.	Terms used in this Selection Notice which are not defined in this Selection Notice but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement.

Yours faithfully

authorised signatory for

[the Parent on behalf of]

*	Insert details of all Loans which have an Interest Period ending on the same date.

SCHEDULE 4

FORM OF TRANSFER CERTIFICATE

To:	[ ] as Facility Agent and Security Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Dear Sirs

[            ] – Senior Facilities Agreement

dated [            ] (as amended) (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This agreement shall take effect as a Transfer Certificate for the purpose of the Facilities Agreement.

2.

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facilities Agreement and the Transaction Security Documents which correspond to that portion of the Existing Lender’s Commitments and participations in Loans under the Facilities Agreement specified in the schedule to this Transfer Certificate (the “Schedule”).

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitments and participations in Loans under the Facilities Agreement specified in the Schedule.

(c)	The New Lender becomes a Lender under the Facilities Agreement and assumes and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [ ].

4.	The New Lender confirms, for the benefit of the Facility Agent and the Parent, that:*

(a)	[it is not a Qualifying Lender;]

(b)	[it is a Qualifying Lender (other than a Treaty Lender;]

(c)	[it is a Treaty Lender;]

(d)	[it will become a Qualifying Lender on completion of certain procedural formalities;] and

(e)	it satisfies all applicable legal and regulatory requirements for lending to the Parent.

5.	The New Lender confirms:*

(a)	it [is]/[is not] a Defaulting Lender;

(b)	it is not an Industrial Competitor;

*	Delete as applicable – each New Lender is required to confirm.

(c)	it is not a Loan To Own Investor; and

(d)	any information provided by it to the Parent in accordance with Clause 22 (Changes to the Lenders) of the Facilities Agreement is complete and accurate.

6.	On the Transfer Date the New Lender becomes party to the Facilities Agreement as a Lender.

7.	The New Lender confirms that its entry into this Transfer Certificate is permitted by the terms of Clause 22.2 (Conditions of assignment or transfer) of the Facilities Agreement.

8.	The administrative details of the New Lender for the purposes of the Facilities Agreement are set out in the Schedule.

9.

The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 22.4 (Limitation of responsibility of Existing Lenders) of the Facilities Agreement.

10.	This Transfer Certificate takes effect as a deed notwithstanding that a party may execute it under hand.

11.

This Transfer Certificate has been executed and delivered as a deed on the date stated at the beginning of this Transfer Certificate. This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by English law.

12.

Terms which are used in this Transfer Certificate which are not defined in this Transfer Certificate but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement. Clauses 36 (Counterparts) and 39 (Enforcement) of the Facilities Agreement are incorporated in this Transfer Certificate mutatis mutandis.

13.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

Note:

The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in security in all jurisdictions. It is the responsibility of each individual New Lender to ascertain whether any other documents or other formalities are required to perfect transfer of such share in the Existing Lender’s security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

[Insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the Facility Agent and the Security Agent and the Transfer Date is confirmed as [                ].

[Facility Agent]

By:

[Security Agent]

By:

SCHEDULE 5

FORM OF COMPLIANCE CERTIFICATE

To:	[ ] as Facility Agent

From:	[Parent]

Dated:

Dear Sirs

[            ] – Senior Facilities Agreement

dated [            ] (as amended) (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Compliance Certificate.

We confirm that on the last day of the Relevant Period ending on [            ], Consolidated Net Debt was [            ] and Consolidated EBITDA for such Relevant Period was [            ]. Therefore the Debt Cover ratio for such Relevant Period was [            ] to 1.

2.	[So far as we are aware, no Default is continuing.]**

3.	[We confirm that the following companies constitute Material Companies for the purposes of the Facilities Agreement: [ ].]*

4.	This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

5.

Terms which are used in this Compliance Certificate which are not defined in this letter but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement.

For and on behalf of [the Parent]***

[Director/Senior Management]	[Director]

By:	By:

*	Required only for the Compliance Certificate delivered with the Annual Financial Statements.
**	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.
***	Each Compliance Certificate to be signed by two directors of the Parent or a member of Senior Management.

SCHEDULE 6

TIMETABLE

LOANS

“D - X” refers to the number of Business Days before the relevant Utilisation Date/the first day of the relevant Interest Period.

“D*” refers to the Closing Date.

Loans in US$ and Euro
Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) or a Selection Notice (Clause 9.1 (Selection of Interest Periods))	D - 14 11:00 a.m.

Facility Agent notifies each Lender of its share of the Loan in accordance with Clause 5.4 (Lenders’ participation)	D - 14 4:00 p.m.

LIBOR is fixed	Rate Fixing Day as of 11:00 a.m.

SCHEDULE 7

CONFIDENTIALITY UNDERTAKING

To:	[Transferring Lender]

Re:	[ ] – Senior Facilities Agreement dated [ ] (as amended) (the “Facilities Agreement”)

Amount:

Agent:

Dear Sirs

We are considering [acquiring]/[arranging the acquisition of] an interest in the Facilities Agreement (the “Acquisition”). In consideration of you agreeing to make available to us certain information, by our signature of this letter we agree as follows (acknowledged and agreed by you by your signature of a copy of this letter):

1.	Confidentiality Undertaking

We undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to our own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom we pass any Confidential Information (unless disclosed under paragraph 2[(c)/(d)] below) acknowledges and complies with the provisions of this letter as if that person were also a party to it and (d) not to make enquiries of any member of the Group or any of their officers, directors, employees or professional advisers relating directly or indirectly to the Acquisition.

2.	Permitted Disclosure

You agree that we may disclose Confidential Information:

(a)

to members of the Purchaser Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the Purchaser Group;

[(b)]	subject to the requirements of the Agreement, in accordance with the Permitted Purpose, so long as any prospective purchaser has delivered a letter to us in equivalent form to this letter;]

[(b/c)]

subject to the requirements of the Agreement, to any person to (or through) whom we assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which we may acquire under the Agreement or with (or through) whom we enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Agreement or any member of the Group in each case so long as that person has delivered a letter to us in equivalent form to this letter; and

[(c/d)]

subject to the requirements of the Agreement (i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the Purchaser Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the Purchaser Group.

3.	Notification of Required or Unauthorised Disclosure

We agree (to the extent permitted by law) to inform you of the full circumstances of any disclosure under paragraph 2[(c)/(d)] above or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.	Return of Copies

If you so request in writing, we shall return all Confidential Information supplied by you to us and destroy or permanently erase all copies of Confidential Information made by us and use all reasonable endeavours to ensure that anyone to whom we have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that we or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2[(c)/(d)] above.

5.	Continuing Obligations

The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if we become a party to the Agreement as a Lender or (b) twelve months after we have returned all Confidential Information supplied to us by you and destroyed or permanently erased all copies of Confidential Information made by us (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.	No Representation; Consequences of Breach, etc

We acknowledge and agree that:

(a)

neither you, [nor your principal] nor any member of the Group nor any of your or their respective officers, employees or advisers (each a “Relevant Person”) (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by you or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by you or be otherwise liable to us or any other person in respect to the Confidential Information or any such information; and

(b)

you [or your principal] or members of the Group may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by us.

7.	No Waiver; Amendments, etc

This letter sets out the full extent of our obligations of confidentiality owed to you in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and our obligations hereunder may only be amended or modified by written agreement between us.

8.	Inside Information

We acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and we undertake not to use any Confidential Information for any unlawful purpose.

9.	Nature of Undertakings

The undertakings given by us under this letter are given to you and (without implying any fiduciary obligations on your part) are also given for the benefit of [your principal,] the Parent and each other member of the Group.

10.	Third Party Rights

(a)

Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this letter.

(b)	The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

(c)	Subject to the terms of the Agreement, the parties to this letter do not require the consent of the Relevant Persons (other than parties to this letter) to rescind or vary this letter at any time.

11.	Governing Law and Jurisdiction

(a)	This letter (including the agreement constituted by your acknowledgement of its terms) and any non-contractual obligations arising out of or in connection with it are governed by English law.

(b)	The parties submit to the non-exclusive jurisdiction of the English courts.

12.	Definitions

In this letter (including the acknowledgement set out below) terms defined in the Agreement shall, unless the context otherwise requires, have the same meaning and:

“Confidential Information” means any information relating to the Parent, the Group, the Agreement, the Finance Documents, the Transaction Documents and/or the Acquisition provided to us by you or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by us before the date the information is disclosed to us by you or any of your affiliates or advisers or is lawfully obtained by us thereafter, other than from a source which is connected with the Group and which, in either case, as far as we are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality;

“Group” means the Parent and each of its holding companies and subsidiaries and each subsidiary of each of its holding companies (as each such term is defined in the Companies Act 2006);

“Permitted Purpose” means [subject to the terms of this letter, passing on information to a prospective purchaser for the purpose of] considering and evaluating whether to enter into the Acquisition; and

“Purchaser Group” means us, each of our holding companies and subsidiaries and each subsidiary of each of our holding companies (as each such term is defined in the Companies Act 2006).

Please acknowledge your agreement to the above by signing and returning the enclosed copy.

Yours faithfully

For and on behalf of

[Potential Purchaser/Purchaser’s agent/broker]

To:	[Potential Purchaser/Purchaser’s agent/broker]

We acknowledge and agree to the above:

For and on behalf of

[Seller/Seller’s agent/broker]

SCHEDULE 8

TRANSACTION SECURITY DOCUMENTS

Name of Security Provider	Transaction Security Document
The Parent	New York law governed bank account security agreement

Holdco	Limited recourse share pledge in relation to the issued share capital of the Parent.

SCHEDULE 9

FORM OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE

To:	[ ] as Facility Agent and [ ] as the Parent

From:	[The Lender]

Dated:

[            ] – Senior Facilities Agreement

dated [            ] (as amended) (the “Facilities Agreement”)

1.

We refer to Clause 23 (Debt Purchase Transactions) of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this notice unless given a different meaning in this notice.

2.	We have entered into a Notifiable Debt Purchase Transaction.

3.	The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to the amount of our
Commitment(s)	as set out below.

Commitment	Amount of our Commitment to which Notifiable Debt Purchase Transaction relates (Base Currency)

[Commitment	[insert amount (of that Commitment) to which the relevant Debt Purchase Transaction applies]

[Lender]

By:

* Delete as applicable

SCHEDULE 10

FORM OF INCREASE CONFIRMATION

To: [                    ] as Facility Agent, [                    ] as Security Agent and [                    ] as the Parent

From: [the Increase Lender] (the “Increase Lender”)

Dated:

[            ] – Senior Facilities Agreement

dated [            ] (as amended) (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is an Increase Confirmation for the purpose of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 2.3 (Increase - General) of the Facilities Agreement.

3.

The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment specified in the schedule (the “Schedule”) to this Increase Confirmation (the “Relevant Commitment”) as if it was an Original Lender under the Facilities Agreement.

4.	The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment is to take effect (the “Increase Date”) is [ ].

5.	On the Increase Date, the Increase Lender becomes party to the Facilities Agreement as a Lender.

6.	The Increase Lender confirms, for the benefit of the Facility Agent and the Parent, that:**

(a)	[it is not a Qualifying Lender;]

(b)	[it is a Qualifying Lender (other than a Treaty Lender;]

(c)	[it is a Treaty Lender;]

(d)	[it will become a Qualifying Lender on completion of certain procedural formalities;] and

(e)	it satisfies all applicable legal and regulatory requirements for lending to the Parent.

7.	The Increase Lender confirms: it [is]/[is not] a Defaulting Lender.

8.	The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (e) of Clause 2.3 (Increase - General).

9.	The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 31.2 (Addresses) are set out in the Schedule.

10.	This Agreement takes effect as a deed notwithstanding that a party may execute it under hand.

11.

This Agreement has been executed and delivered as a deed on the date stated at the beginning of this Agreement. This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

12.

Terms which are used in this Agreement which are not defined in this Agreement but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement. Clause 36 (Counterparts) and Clause 39 (Enforcement) of the Facilities Agreement are incorporated in this Agreement mutatis mutandis.

Note:	The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

SCHEDULE

Relevant Commitment/rights and obligations to be assumed by the Increase Lender

[insert relevant details]

[Facility office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Facilities Agreement by the Facility Agent and the Increase Date is confirmed as [                    ].

Facility Agent

By:

Security Agent

By:

SCHEDULE 11

FORM OF NON-BANK TAX CERTIFICATES

Part 1

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

To:	[●] as Facility Agent and the Parent as borrower (the “Borrower”)

From:	[Lender]

Dated:	[ ]

Dear Sirs,

[            ] - Senior Facilities Agreement

dated [            ] (as amended) (the “Facilities Agreement”)

Reference is made to the Facilities Agreement. Terms which are used in this letter which are not defined in this letter but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement.

Pursuant to the provisions of Clause 12.8 (Filings) of the Facilities Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the US Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of US Internal Revenue Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the US Internal Revenue Code, and (v) no payments in connection with any Finance Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Facility Agent with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Facility Agent in writing and (2) the undersigned shall furnish the Borrower and the Facility Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Borrower or the Facility Agent to the undersigned, or in either of the two calendar years preceding such payment.

Sincerely yours,

[Lender]

By:

Name:

Title:

[Address]

Part 2

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

To:	[●] as Facility Agent and the Parent as borrower (the “Borrower”)

From:	[Lender]

Dated:	[ ]

Dear Sirs,

[            ] – Senior Facilities Agreement

dated [            ] (as amended) (the “Facilities Agreement”)

Reference is made to the Facilities Agreement. Terms which are used in this letter which are not defined in this letter but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement.

Pursuant to the provisions of Clause 12.8 (Filings) of the Facilities Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the US Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of US Internal Revenue Code Section 871(h)(3)(B), (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the US Internal Revenue Code, and (vi) no payments in connection with any Finance Document are effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished the Facility Agent and the Borrower with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Facility Agent and (2) the undersigned shall have at all times furnished the Borrower and the Facility Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Sincerely yours,

[Lender]

By:

Name:

Title:

[Address]

Part 3

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

To:	[●] as Facility Agent and the Parent as the borrower (the “Borrower”)

From:	[Participant]

Dated:	[ ]

Dear Sirs,

[            ] – Senior Facilities Agreement

dated [            ] (as amended) (the “Facilities Agreement”)

Reference is made to the Facilities Agreement. Terms which are used in this letter which are not defined in this letter but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement.

Pursuant to provision of Clause 12.8 (Filings) of the Facilities Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the US Internal Revenue Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of US Internal Revenue Code Section 871(h)(3)(B), (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the US Internal Revenue Code, and (v) no payments in connection with any Finance Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished its participating Non-U.S. Lender with Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such Non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the under-signed, or in either of the two calendar years preceding such payments.

Sincerely yours,

[Participant]

By:

Name:

Title:

[Address]

Part 4

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

To: [●] as Facility Agent and the Parent as the borrower (the “Borrower”)

From: [Participant]

Dated: [            ]

Dear Sirs,

[            ] – Senior Facilities Agreement

dated [            ] (as amended) (the “Facilities Agreement”)

Reference is made to the Facilities Agreement. Terms which are used in this letter which are not defined in this letter but are defined in the Facilities Agreement shall have the meaning given to those terms in the Facilities Agreement.

Pursuant to the provisions of Clause 12.8 (Filings) of the Facilities Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its direct or indirect partners/members is a bank within the meaning of Section 881(c)(3)(A) of the US Internal Revenue Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of US Internal Revenue Code Section 871(h)(3)(B), (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the US Internal Revenue Code, and (vi) no payments in connection with any Finance Document are effectively connected with the undersigned’s or its direct or indirect partners/members’ conduct of a U.S. trade or business.

The undersigned has furnished its participating Non-U.S. Lender with Internal Revenue Service Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an Internal Revenue Service Form W-8BEN or W-8BEN-E , as applicable, or (ii) an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such Non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the under-signed, or in either of the two calendar years preceding such payments.

Sincerely yours,

[Participant]

By:

Name:

Title:

[Address]

SIGNATORIES

Parent

CANDELA MIDCO LLC

By:	/s/ Andrew Shact Andrew Shact	By:	/s/ Rob Blood Rob Blood

Title:	Treasurer	Title:	Secretary

[Candela – Facility Agreement – Signature Page]

Holdco

CANDELA MEDICAL HOLDINGS LLC

By:	/s/ Andrew Shact Andrew Shact	By:	/s/ Rob Blood Rob Blood

Title:	Treasurer	Title:	Secretary

[Candela – Facility Agreement – Signature Page]

Arrangers

CARLYLE GLOBAL CREDIT INVESTMENT MANAGEMENT LLC

By:	/s/ Joshua Lefkowitz Joshua Lefkowitz

Title:	Managing Director

[Candela – Facility Agreement – Signature Page]

Original Lenders

CCOF MAIN SPV, L.P.

By:	CCOF SPV GP, L.L.C.

By:	/s/ Alexander Popov

Name:	Alexander Popov

Title:	Managing Director

[Candela – Facility Agreement – Signature Page]

Facility Agent

LUCID AGENCY SERVICES LIMITED

/s/ Christopher Eastlake

By:	Christopher Eastlake

Title:	Authorised Signatory

Notice Details: 6th Floor, No 1 Building 1-5 London Wall Buildings, London Wall, London, United Kingdom, EC2M 5PG

Attention: Transaction Management (deals@lucid-ats.com)

[Candela – Facility Agreement – Signature Page]

Security Agent

LUCID TRUSTEE SERVICES LIMITED

/s/ Christopher Eastlake

Christopher Eastlake

Title:	Authorised Signatory

Notice Details: 6th Floor, No 1 Building 1-5 London Wall Buildings, London Wall, London, United Kingdom, EC2M 5PG

Attention: Transaction Management (deals@lucid-ats.com)

[Candela – Facility Agreement – Signature Page]